FRANCHISE DISCLOSURE DOCUMENT

The Joint Corp. 9383 East Bahia Drive, Suite 100 Scottsdale, Arizona 85260 Telephone (480) 245-5960 www.thejoint.com

We offer two types of franchises: 1) a single location franchise (referred hereto hereafter individually as a “Location” or collectively as “Locations”); and 2) a regional developer franchise (referred to hereafter individually as a “Regional Developer” or collectively as “Regional Developers”). Each Location will conduct business under the name of “The Joint…The Chiropractic Place™”, and will provide chiropractic services to the general public. Regional Developers will recruit prospective Location franchises in a designated development area, and provide certain sales and support services to Location franchises located within a defined development area (“Development Area”). We are offering the right to operate a Regional Developer franchise under this Disclosure Document. Location franchises are offered under our separate disclosure document (“FDD for Locations”).

The estimated total initial investment necessary to begin operations of your Regional Developer franchise will range from $160,000 to $326,450. This amount includes a Development Fee ranging from $150,000 to $300,000 that must be paid to the franchisor or an affiliate.

This disclosure document (“Disclosure Document”) summarizes certain provisions of your franchise agreement and other information in plain English. Read this Disclosure Document and all accompanying agreements carefully. You must receive this Disclosure Document at least fourteen (14) calendar days before you sign a binding agreement with, or make any payment to, us or an affiliate in connection with the proposed franchise sale. Note, however, that no government agency has verified the information contained in this document.

You may wish to receive your Disclosure Document in another format that is more convenient for you. To discuss the availability of disclosures in different formats, contact Chad Everts, The Joint Corp., 9383 E. Bahia Drive, Suite 100, Scottsdale, AZ 85260, (480) 245-5960.

The terms of your contract will govern your franchise relationship. Don’t rely on the Disclosure Document alone to understand your contract. Read your entire contract carefully. Show your contract and this Disclosure Document to an advisor, like a lawyer or accountant.

Buying a franchise is a complex investment. The information in this Disclosure Document can help you make up your mind. More information on franchising, such as “A Consumer’s Guide to Buying a Franchise,” which can help you understand how to use this disclosure document is available from the Federal Trade Commission. You can contact the FTC at 1-877-FTC-HELP or by writing to the FTC at 600 Pennsylvania Avenue NW, Washington, DC 20580. You can also visit the FTC’s home page at www.ftc.gov for additional information on franchising. Call your state agency or visit your public library for other sources of information on franchising. There may be laws on franchising in your state. Ask your state agencies about them.

Issuance Date: May 1, 2013

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STATE COVER PAGE

Your state may have a franchise law that requires a franchisor to register or file with a state franchise administrator before offering or selling in your state. REGISTRATION OF A FRANCHISE BY A STATE DOES NOT MEAN THAT THE STATE RECOMMENDS THE FRANCHISE OR HAS VERIFIED THE INFORMATION IN THIS DISCLOSURE DOCUMENT.

Call the state franchise administrator listed in Exhibit A for information about the franchisor, or about franchising in your state.

MANY FRANCHISE AGREEMENTS DO NOT ALLOW YOU TO RENEW UNCONDITIONALLY AFTER THE INITIAL TERM EXPIRES. YOU MAY HAVE TO SIGN A NEW AGREEMENT WITH DIFFERENT TERMS AND CONDITIONS IN ORDER TO CONTINUE TO OPERATE YOUR BUSINESS. BEFORE YOU BUY, CONSIDER WHAT RIGHTS YOU HAVE TO RENEW YOUR FRANCHISE, IF ANY, AND WHAT TERMS YOU MIGHT HAVE TO ACCEPT IN ORDER TO RENEW.

Please consider the following RISK FACTORS before you buy this franchise:

1.          THE FRANCHISE AGREEMENT REQUIRES YOU TO RESOLVE DISPUTES WITH US BY ARBITRATION ONLY IN ARIZONA. OUT-OF-STATE ARBITRATION MAY FORCE YOU TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. IT MAY ALSO COST YOU MORE TO ARBITRATE WITH US IN ARIZONA THAN IN YOUR OWN STATE.

2.          THE FRANCHISE AGREEMENT STATES THAT ARIZONA LAW GOVERNS THE AGREEMENT, AND THIS LAW MAY NOT PROVIDE THE SAME PROTECTION AND BENEFITS AS LOCAL LAW. YOU MANY WANT TO COMPARE THESE LAWS.

3.          THERE MAY BE OTHER RISKS CONCERNING THIS FRANCHISE.

We use the services of one or more franchise brokers or referral sources to assist us in selling our franchise. A franchise broker or referral source is our agent and represents us, not you. We pay this person a fee for selling our franchise or referring you to us. You should be sure to do your own investigation of the franchise.

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Effective Date: May 1, 2012, except for the States listed below.

The effective dates of registration of this Disclosure Document in these states are:

State	Effective Date

California	Not Registered

Hawaii	Not Registered

Illinois	Not Registered

Indiana	Not Registered

Maryland	Not Registered

Michigan	April 18, 2013

Minnesota	Not Registered

New York	Not Registered

North Dakota	Not Registered

Rhode Island	Not Registered

South Dakota	Not Registered

Virginia	Not Registered

Washington	Not Registered

Wisconsin	Not Registered

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MICHIGAN SPECIFIC-NOTICE

The state of Michigan prohibits certain unfair provisions that are sometimes in franchise documents. If any of the following provisions are in these franchise documents, the provisions are void and cannot be enforced against you.

(a)          A prohibition of the right of a franchisee to join an association of franchisees.

(b)          A requirement that a franchisee assent to a release, assignment, novation, waiver, or estoppel which deprives a franchisee of rights and protections provided in this act. This shall not preclude a franchisee, after entering into a franchise agreement, from settling any and all claims.

(c)          A provision that permits a franchisor to terminate a franchise prior to the expiration of its term except for good cause. Good cause shall include the failure of the franchisee to comply with any lawful provision of the franchise agreement and to cure such failure after being given written notice thereof and a reasonable opportunity, which in no event need be more than 30 days, to cure each failure.

(d)          A provision that permits a franchisor to refuse to renew a franchise without fairly compensating the franchisee by repurchase or other means for the fair market value at the time of expiration of the franchisee’s inventory, supplies, equipment, fixtures, and furnishings. Personalized materials which have no value to the franchisor and inventory, supplies, equipment, fixtures, and furnishings not reasonably required in the conduct of the franchised business are not subject to compensation. This subsection applies only if (i) the term of the franchise is less than 5 years and (ii) the franchisee is prohibited by the franchise or other agreement from continuing to conduct substantially the same business under another trademark, service mark, trade name, logotype, advertising, or other commercial symbol in the same area subsequent to the expiration of the franchise or the franchisee does not receive at least 6 months’ notice of franchisor’s intent not to renew the franchise.

(e)          A provision that permits the franchisor to refuse to renew a franchise on terms generally available to other franchisees of the same class or type under similar circumstances. This section does not require a renewal provision.

(f)           A provision requiring that arbitration or litigation be conducted outside this state. This shall not preclude the franchisee from entering into an agreement, at the time of arbitration, to conduct arbitration at a location outside this state.

(g)           A provision which permits a franchisor to refuse to permit a transfer of ownership of a franchise, except for good cause. This subdivision does not prevent a franchisor from exercising a right of first refusal to purchase the franchise. Good cause shall include, but is not limited to:

(i)          The failure of the proposed transferee to meet the franchisor’s then current reasonable qualification or standards.

(ii)         The fact that the proposed transferee is a competitor of the franchisor or sub-franchisor.

(iii)        The unwillingness of the proposed transferee to agree in writing to comply with all lawful obligations.

(iv)        The failure of the franchisee or proposed transferee to pay any sums owing to the franchisor or to cure any default in the franchise agreement existing at the time of the proposed transfer.

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(v)         A provision that requires the franchisee to resell to the franchisor items that are not uniquely identified with the franchisor. This subdivision does not prohibit a provision that grants to a franchisor a right of first refusal to purchase the assets of a franchise on the same terms and conditions as a bona fide third party willing and able to purchase those assets, nor does this subdivision prohibit a provision that grants the franchisor the right to acquire the assets of a franchise for the market or appraised value of such assets if the franchisee has breached the lawful provisions of the franchise agreement and has failed to cure the breach in the manner provided in subdivision

(h)           A provision which permits the franchisor to directly or indirectly convey, assign, or otherwise transfer its obligations to fulfill contractual obligations to the franchisee unless provision has been made for providing the required contractual services.

The fact that there is a notice of this offering on file with the attorney general does not constitute approval, recommendation, or endorsement by the attorney general.

Any questions regarding this notice should be directed to the Attorney General’s Department for the State of Michigan, Consumer Protection Division, Franchise Section, 670 Law Building, 525 W. Ottawa Street, Lansing, Michigan 48913, (517) 373-7117.

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EXHIBITS

A.	State Administrators/Agents for Service of Process
B.	Regional Developer Agreement
C.	Table of Contents of Manuals
D.	Financial Statements
E.	Confidentiality/Non-Disclosure Agreement
F.	List of Franchisees
G.	General Release Agreement
H.	Transfer Agreement
I.	State-Specific Disclosures
J.	Receipts

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ITEM 1

THE FRANCHISOR AND ANY PARENTS, PREDECESSORS AND AFFILIATES

The Joint Corp., a Delaware corporation, is offering prospective franchise owners the opportunity to operate a Regional Developer franchise in accordance with the terms described in this Disclosure Document. To simplify the language in this Disclosure Document, the terms, “We,” “Us,” “the Company,” or “The Joint” mean The Joint Corp., the franchisor (but not the Company’s officers, directors, agents or employees). “You” or “Franchise Owner” mean the person who buys a franchise from us. The term “Regional Developer” or “Regional Developers” mean one or several The Joint Regional Developer franchises. The term “Location” or “Locations” mean one or several The Joint single location franchises. If you are a corporation, partnership or other entity, our Regional Developer Agreement will also apply to your owners, officers and directors. Unless otherwise indicated, the term “Franchised Business” means a The Joint franchise.

The Franchisor, and any Parents, Predecessor and Affiliates

We are a Delaware corporation, created on March 10, 2010. Our predecessor for the purpose of this Disclosure Document was The Joint Franchise Co., LLC, an Arizona limited liability company organized on February 21, 2003. However, The Joint Corp. did not take over, or merge with, The Joint Franchise Co., LLC but merely bought the assets from The Joint Franchise Co., LLC, including the existing franchise agreements between The Joint Franchise Co., LLC and its franchisees. We have one affiliate, The Joint Corporate Unit No. 1, LLC, which is a unit franchise that is wholly-owned and operated by us. We do not have any other parents or affiliates.

Our principal business and mailing address is 9383 East Bahia Drive, Suite 100, Scottsdale, Arizona 85260. Our telephone number is (480) 245-5960 and our facsimile number is (480) 513-7989. We do not maintain a sales office at any location other than our principal places of business. We operate under our corporate name, The Joint Corp. We do not do business or intend to do business under any other names. Our agent for service of process is disclosed in Exhibit A to this Disclosure Document.

The principal business and mailing address of our predecessor, The Joint Franchise Co., LLC, was 4300 Paces Ferry Road, #125, Atlanta, Georgia, 30339.

Our Business

We grant franchises for the right to operate under the name “The Joint… The Chiropractic Place™” and other Marks designated by the Company from time to time. We refer to our proprietary and confidential system for the operation of The Joint Locations and Regional Developer franchises, together with the Marks, as “the System.” You must offer all products and services that we may specify and may not offer any products or services we have not authorized. The Company is not engaged in any other business.

We currently offer and sell two types of franchises: 1) single location franchises for The Joint (“Location(s)”); and 2) regional developer franchises (“Regional Developer(s)”). Our predecessor began offering Location franchises in March 2003. We began offering Regional Developer franchises in February 2011. This Disclosure Document is for the Regional Developer franchise concept only, and does not contain information about the costs of opening or operating a Location franchise. Location franchises are offered under a separate Disclosure Document (“FDD for Locations”). Currently, we do not operate any company or affiliate -owned Location or Regional Developer franchises.

Location franchises specialize in providing chiropractic services and products to the general public. Regional Developer franchises recruit prospective Location franchises in a designated development area, and provide certain sales and support services to Location franchises located within a defined development area (“Development Area”).

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You must operate your Franchised Business at a site we approve and in accordance with the standards and procedures designated by the Company, and according to the Company’s Operation Manual for Regional Developers, or other notices we send you from time to time (“the Manual for RDs”). (See Item 11).

Except where legally permissible, we will grant Location franchises only to licensed chiropractors, or to entities owned solely by licensed chiropractors. At least one licensed chiropractor must be present in the Location at all times, during the hours of business of the Location. A similar restriction does not apply to owners of Regional Developer franchises.

Market and Competition

The market for Locations franchises includes individuals who need chiropractic care. The competition for Location franchises includes other businesses offering similar products and services to individuals. These competitors may include other chiropractic clinics, physical therapy specialists, hospitals and other medical facilities and franchises.

Regional Developer franchises compete with other franchisors, regional developers, sales brokers and others offering franchises or other business opportunities. Prior business management experience is generally very important for new Regional Developers, and prior business ownership experience is highly desirable.

Laws and Regulations

Many states and local jurisdictions have enacted laws, rules, regulations and ordinances that may apply to the operation of Location franchises. For example, state licensing and certification requirements may apply to persons who perform services for or at a Location. Additionally, all records of the Franchised Business’ patients are required to meet HIPAA compliance standards. In all cases, you must also comply with laws that apply generally to all businesses. You should investigate these laws, and consult with a legal advisor about whether these and/or other requirements apply to your franchise. There may be other laws and regulations in your state or county that may apply to your operation of the Franchised Business.

In addition to laws and regulations that apply to businesses generally, the Franchised Business may be subject to federal, state and local occupational safety and health regulations, state medical board regulations, Equal Employment Opportunity and Americans with Disabilities Act rules and regulations. Some jurisdictions may choose to regulate vigorously these and other laws that may adversely affect your ability to obtain the proper permits needed in order to open a Location franchise. Prior to signing a Regional Developer Agreement, we strongly recommend that you make sure that you will be able to obtain all necessary permits and licenses in order to operate the Franchised Business at your site.

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ITEM 2

BUSINESS EXPERIENCE

John Leonesio – Director and Chief Executive Officer

Mr. Leonesio has served as CEO for The Joint since March 2010. Mr. Leonesio has also been the CEO of United Club Services (“UCS”) located in Scottsdale, AZ since September 1999. He also has been the CEO for Firestorm 24/7 in Scottsdale, AZ since November 2008. Mr. Leonesio is the founder of Massage Envy where he served as the CEO from 2002 through 2008.

Ron Record - Chief Financial Officer and Chief Operating Officer

Mr. Record has served as Chief Operating Officer for The Joint since November 2012. Mr. Record served as our Chief Financial Officer from April 2010 until December 2012. Mr. Record is also the General Manager for United Club Services (“UCS”) located in Scottsdale, AZ. He became the GM for UCS in April 2009. Prior to working for UCS, Mr. Record was the Director for The Lofton Companies located in Phoenix AZ from 2008 to 2009. From 2004 to 2008, Mr. Record was the CFO for Masterson & Clark located in Scottsdale AZ.

Joe Marshall – Chief Financial Officer

Mr. Marshall has served as Chief Financial Officer of The Joint since January 2013. Prior to becoming the CFO for The Joint, Mr. Marshall served as the CFO/VP Finance for Zep Solar from 2009 – 2012 in San Rafael, CA. From 2007 to 2009, Mr. Marshall served as a Principal for TBL Capital, a venture capital company located in Sausalito, CA.

Craig Colmar – Secretary and Director

Mr. Colmar has served as Secretary and a member of the Board of Directors for The Joint Corp. since March 2010. Mr. Colmar is currently a senior partner the Law Firm of Johnson and Colmar located in Bannockburn, IL, where he has been for over 30 years.

Steve Colmar – Director

Mr. Colmar has served as a member of the Board of Directors of The Joint Corp. since April 2010. Mr. Colmar has the President of Business Ventures Corp based in Austin, Texas since December 2006.

Richard Rees – Director

Mr. Rees has served as a member on the Board of Directors of The Joint Corp. since March 2010. Mr. Rees has been the Chief Operating Officer for Business Ventures Corp based in Austin, Texas since December 2006.

Matt Hale – Vice President of Operations and Construction

Mr. Hale has been the Vice President of Operations and Construction for The Joint Corp. since April 2010. From July 2008 to March 2010, Mr. Hale was the Vice President of Operations for Noodle Development, the franchisor of Nothing But Noodles, in Scottsdale, Arizona. From January 2003 to June 2008, Mr. Hale owned and operated a nationwide franchise called Nothing but Noodles in Chandler, Arizona

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Chad Everts – Vice President of Sales and Real Estate

Mr. Everts became the Vice President of Sales and Real Estate for The Joint Corp. in April 2010. Mr. Everts co-founded Noodles Management in 2001, the franchisor of the restaurant concept "Nothing but Noodles", which has locations in 9 states. Mr. Everts served as the Co-Chief Executive Officer for Noodles Management located in Scottsdale, Arizona from 2001 until March 2010.

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ITEM 3

LITIGATION

No litigation is required to be disclosed in this Item.

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ITEM 4

BANKRUPTCY

No bankruptcy information is required to be disclosed in this Item.

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ITEM 5

INITIAL FEES

You must pay us an initial Regional Developer development fee (“the Development Fee”) ranging from $150,000 to $300,000, depending on the population of your defined Development Area. The formula used to determine the Development Fee for your Development Area is calculated by multiplying 25% of the then-current franchise fee for a Location franchise, times the number potential Location franchises within the proposed geographically defined Development Area. Our formula assumes a Location territory with a minimum population of approximately 100,000, and is an approximation, rather than an exact formula.

The initial Regional Developer development fee must be paid by wire transfer, cash or certified funds when you sign the Regional Developer Agreement. The initial Regional Developer franchise fee is uniform for all Regional Developer franchises we offer through this Disclosure Document. However, we reserve the right to modify the initial Regional Developer franchise fee in the future to reflect the changing costs of doing business and changes in the value of a Regional Developer franchise. We may also discount the initial Regional Developer development fee: (i) if a Regional Developer purchases multiple development areas, depending on the number of development areas purchased and their locations; (ii) if we are unable to locate a Regional Developer in a particular region we consider desirable; or (iii) based on other subjective factors we deem important to the System.

We incur significant administrative and other expenses in appointing you as a Regional Developer, including training costs, attorneys’ fees for preparing your Regional Developer Agreement, and expenses related to our lost or deferred opportunities to enfranchise others. As a result, the initial Regional Developer fee is fully earned by us upon receipt and is nonrefundable.

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ITEM 6

OTHER FEES*

Fee (1)	Amount	Due Date	Remarks
Regional Developer Advertising Cooperatives	Varies without limitation; based on a majority vote of the Cooperative	As required by the cooperative	Currently, no Advertising Cooperatives have been established (see Item 11).

Interest	Lesser of 15% per annum, or the highest commercial contract interest rate permitted by law	From the date payments are due, and continues until outstanding balance and accrued interest are paid in full	Charged on any late payments of any amounts due us or our affiliates.

Computer System Fee (2)	$275.00	Monthly	Payable to cover the monthly cost of accessing our proprietary computer software and programs necessary to operate your franchise (See Item 11)

Audit Expenses	Cost of audit and inspection, plus any reasonable accounting and legal expenses	On demand	Payable if 2% or more discrepancy in amounts owed, or if you fail to submit required reports.

Late Reporting Fee	$100	10th day of the month following any month for which any required report is not timely submitted.	Payable if any report or other information required to be submitted to us is received by us after the established deadline.

Manual Replacement Fee	Currently $250 per Manual	On demand	Payable if your Manual for Locations or Manual for RDs is lost, destroyed, or significantly damaged. You must obtain a replacement copy at our then applicable charge.

Additional Training Fee	An amount set by us per attendee, per day, plus expenses	On demand	Payable for each person who attends any mandatory or optional additional training program or owners meeting held by us (see Item 11). We do not currently charge this fee.

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Fee (1)	Amount	Due Date	Remarks
Management Fee	Up to 10% of Gross Revenues (3), plus costs and expenses, up to $300,000 for a 6-month time period	As incurred	Payable if we manage the franchise after you materially breach the Regional Developer Agreement, or we choose to purchase the franchise upon the expiration or termination of the Regional Developer Agreement.

Renewal Fee	25% of the original initial Regional Developer franchise fee for your Development Area	Upon renewal	Payable upon renewal of your Regional Developer Agreement.

Transfer Fee	$30,000 for the Development Area	At the time of transfer	Applies to any transfer of the Regional Developer Agreement, the franchise, or its assets, except transfers to a legal entity principally controlled by you.

Termination Fee (3)	One-half of our highest then-current development fee, plus our attorneys’ fees and costs.	On demand	Payable if you terminate, or we terminate your franchise for cause, before your franchise term expires (2)

Insurance (4)	Amount of unpaid premiums and related costs	On demand	Payable only if you fail to maintain required insurance coverage and we pay premiums for you.

Legal Costs and Attorney's Fees	All legal costs and attorneys’ fees incurred by us	On demand	Payable if we must enforce, defend our actions related to, or against your breach of, the Regional Developer Agreement.

Indemnification	All amounts (including attorneys’ fees and costs) incurred by us or otherwise required to be paid	On demand	Payable to indemnify us, our affiliates, and our and their respective owners, officers, directors, employees, agents, successors, and assigns against all claims, liabilities, costs, and expenses related to your ownership and operation of the franchise, your breach of the Regional Developer Agreement, or your non-compliance with any law or regulation.

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Explanatory Notes:

Except for some product and service purchases (see Item 8) and advertising cooperative payments (see Item 11), all fees are uniform, and are imposed by, collected by, and payable to us. All fees are non-refundable.

1.	You must pay all amounts due by automatic debit. You will be required to execute an ACH Authorization Form permitting us to electronically debit your designated bank account for payment of all fees payable to us as well as any amounts that you owe to use or our affiliates for the purchase of goods or services. You must ensure that there are sufficient funds available in your account for withdrawal before each due date.

2.	The monthly access fee for to our computer system is currently $275/month. This fee allows the franchisee to access our intranet site, including, training programs and our propriety software. See Item 7 and 11 for additional information regarding Computer Systems.

3.	You must pay the termination fee, plus any costs and attorneys’ fees incurred by us, if you improperly attempt to terminate or close your franchise before your term expires, or we terminate your Regional Developer Agreement for any reason set forth in the Regional Developer Agreement. We may also recover from you any damages suffered by us (e.g., lost future revenues) resulting from your improper or wrongful termination of the franchise. Termination fees may be unenforceable in certain states. See Item 17 for additional information.

4.	If you fail to pay the premiums for insurance required to operate your franchise, we may obtain insurance for you and you will be required to reimburse us within ten (10) days of receipt of a demand for reimbursement from us. We will have the right to debit your account the amounts owed to us for such premiums if you fail to pay us within ten (10) days of our request for reimbursement.

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ITEM 7

ESTIMATED INITIAL INVESTMENT

YOUR ESTIMATED INITIAL INVESTMENT*

	Amount		Method of		To Whom Payment is
Type of Expenditure	Low	High	Payment	When Due	Made
Initial Regional Developer Development Fee (1)	$150,000	$300,000	Lump sum	Upon signing the RD Agreement	Us
Real property - rental (3 months) (2)	$0	$3,000	Monthly	As arranged	Landlord
Lease security deposit (2)	$0	$1,000	Lump sum	As arranged	Landlord
Construction Costs, Equipment and Fixtures (2)	$0	$5,000	As arranged	As arranged	Suppliers and contractors
Insurance (3)	$500	$1,000	As arranged	As incurred	Insurance company
Utility deposits (4)	$0	$500	As arranged	As incurred	Utility companies
Vehicle (5) (3 months)	$0	$1,200	As arranged	As incurred	Supplier
Professional service fees (6)	$500	$2,000	As arranged	As incurred	Professionals
Travel and living expenses during initial training (per person) (7)	$1,000	$1,500	As arranged	As incurred	Third parties
Filing fees (8)	$0	$750	As arranged	As incurred	State authority
Franchise sales advertising (3 months) (9)	$1,500	$3,000	As incurred	As incurred	Print advertisers
Computer system (10)	$1,500	$2,500	As arranged	As incurred	Suppliers
Additional funds (3 months) (11)	$5,000	$5,000	As incurred	As incurred	Third Parties
TOTAL ESTIMATED INITIAL INVESTMENT (12)	$160,000	$326,450

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Explanatory Notes:

* These estimated initial expenses are our best estimate of the costs you may incur in establishing and operating your Regional Developer franchise. Our estimates are based on our experience and the current requirements for Regional Developers. The actual investment you make in developing and opening your franchise may be greater or less than the estimates given depending upon the location of your franchise, and current relevant market conditions. Your costs will also depend on factors such as how well you follow our methods and procedures; your management skills; your business experience and capabilities; local economic conditions; the local market for our products and services; the prevailing wage rates; competition; and sales levels reached during your initial phase of business operations.

1.	We discuss the initial Regional Developer development fee in detail in Item 5 of this Disclosure Document. We and our affiliates do not offer any financing for this fee, and, except as mentioned in Item 5, is not refundable.

2.	You may operate your Franchised Business from any location you choose. If you decide to operate your sales office from a leased premise, you will be required to pay rent and possibly, the cost of constructing, equipping and furnishing the sales office. Since the size and nature of each Regional Developer’s sales office space will vary, an estimate is difficult. The estimate shown is for an office consisting of a reception area, one secretarial station, one conference room and two offices. The amount of your rent will vary according to the area, the type of office location (office building, strip center, or free-standing building), and various other factors. If you decide to operate out of a lease premises, you may also be required to pay a security deposit. In addition, in certain lease transactions, if you are an entity, the landlord may require your owners to personally guarantee the lease. Whether this fee is refundable depends on your agreement with your landlord.

3.	You must obtain and maintain, at your own expense, insurance coverage for the vehicle(s) and any buildings you use or operate in connection with your franchise. Insurance costs depend on a variety of factors. Annual premiums are typically paid to the insurer immediately, with refunds being issued if you cancel the insurance. The cost of your premiums will depend on the insurance carrier's charges, terms of payment, and your insurance and payment history. Our insurance requirements are contained in our Manual for RDs.

4.	If you decide to operate from a leased premise, you may be required to pay deposits for utilities. The amount of these deposits will vary depending on the practices of the utility companies and whether any impact or hook-up fees are required.

5.	You may be required to purchase or lease a vehicle to conduct franchise sales activities. If you decide not to utilize your own vehicle we estimate it will cost you approximately $400 per month to cover the cost of your vehicle, tax, title, and licensing.

6.	You may wish to retain the services of an attorney and other consultants to assist you in forming your business entity and in purchasing and establishing your Franchised Business. The cost of these services will vary depending on the different services providers.

7.	You will incur expenses related to our initial Regional Developer training program. We provide a training program, a training location, instructors, and instructional materials. You will need to arrange for transportation, food, and lodging for your designated attendees. The costs you incur will depend on the distance you must travel and the type of accommodations you choose. See Item 11 of this Disclosure Document.

8.	If the laws within your Development Area require you to be registered prior to undertaking your franchise development activities as required by the Regional Developer Agreement, there will be certain costs associated with this registration, including registrations fees. Registration fees vary from state to state.

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9.	We estimate that you will spend between $500 and $1000 each month to advertise the sale of Location franchises in your Development Area. The precise amount will be determined by the population of your Development Area after consultation with, and consent by, us. Advertising expenditures must be documented to us upon our request. This includes the cost of sales and marketing materials.

10.	You must purchase a personal computer system and printer for your Franchised Business that is compatible with our computer equipment, so that you will be able to use our proprietary software, receive e-mail, use Internet and Intranet services, and receive other electronic information we send. We estimate the initial cost to purchase the computer system to be between $1,500 and $2,500. You will be required to pay a fee of $275/month for the continuing use and upgrade of our proprietary office management software. You will need to have an internet connection as part of your system. We estimate the cost of Internet service to be less than $20 and $30 per month, although DSL (high-speed) Internet access may cost between $50 and $75 per month. See Items 8 and 11 of this Disclosure Document.

11.	You will need capital to support your on-going expenses like payroll, utilities and franchise sales advertising, to the extent that these costs are not covered by sales revenue. New businesses often generate a negative cash flow. We estimate that the amount shown will be sufficient to cover ongoing expenses for the start-up phase of the Franchised Business, which is three months. This is only an estimate, however, and there is no assurance that additional working capital will not be necessary during or after this start-up phase. Our entry into the Regional Developer Agreement with you does not mean that you will be successful. We make no representations or warranties of success. The success of your Franchised Business is speculative and will depend, more than any other factor, on your ability as an independent business owner. Other factors may also positively or negatively affect your Franchised Business.

12.	We encourage you to make a diligent investigation of the Regional Developer franchise opportunity. You should contact the Regional Developers listed on Exhibit F, and consult appropriate business advisors, like attorneys or accounts who are qualified to assist you in carefully evaluating these figures, before you make any decision to purchase a Regional Developer franchise from us.

13.	Except as expressly mentioned above, none of the fees above are refundable.

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ITEM 8

RESTRICTIONS ON SOURCES OF PRODUCTS AND SERVICES

Approved Suppliers

You must purchase specified products and services relating to or for the operation of your Franchised Business solely from suppliers (including distributors, manufacturers, and other sources) who have been approved in writing by the Company. You are not allowed to purchase any of these products or services from an unapproved or alternate supplier. When selecting suppliers, we consider all relevant factors, including the quality of goods and services, service history, years in business, capacity of supplier, financial condition, terms and other requirements consistent with other supplier relationships. However, the Company does not have any specific written criteria for supplier selection and does not intend at this time to prepare one. Therefore, the Company will not furnish its criteria for supplier approval to you. We maintain written lists of required products (by brand name and/or by standards and specifications) and lists of approved suppliers for those items. All such products and approved vendors for our required products and services will be listed in the Manual for RDs, which must always be followed, even as modified and updated by the Company. Currently, we do not require our RDs to purchase any products, supplies or equipment from us.

Specifications and Standards

You must purchase certain products, supplies and equipment under specifications and standards that we periodically establish either in the Regional Developer Agreement, Manual for RDs, or other notices we send to you from time to time. These specifications are established to provide standards for performance, durability, design and appearance. We will notify you whenever we establish or revise any of our standards or specifications, or if we designate approved suppliers for products, equipment or services.

Our Involvement with Suppliers

While we and our affiliates currently have received no revenue or other consideration from suppliers in consideration for other goods or services that we require or advise you to obtain from approved suppliers, we reserve the right to do so in the future. We anticipate that any revenue or other consideration received would probably include promotional allowances, volume discounts, and other payments, and would probably be equal to zero to ten percent (0-10%) of the amount of the goods or services you purchase from the supplier. We expect that at least some of these arrangements will generally allow us to obtain discounts off standard pricing, and pass at least a portion of the savings on to you. We negotiate price terms and other purchase arrangements with suppliers for you for some items that we require you to lease or purchase in developing and operating your Regional Developer franchise. There currently are no purchasing and distribution cooperatives.

Effects of Compliance and Noncompliance

You must comply with our requirements to purchase or lease real estate, goods, and services according to our specifications and/or from approved suppliers to be eligible to renew your franchise. Failure to comply with these requirements will render you ineligible for renewal, and may be a default allowing us to terminate your franchise. We do not provide any other benefits to you because of your use of designated or approved services and products, or suppliers.

We may choose to negotiate purchase agreements for certain equipment or supplies. You may purchase such equipment or supplies from such designated suppliers or from any approved supplier on such terms as you negotiate. The Manual for RDs contains details relating to such purchases.

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Insurance Specifications

Before you open your Location, you must obtain certain minimum insurance coverage, naming the Company as an additional insured. We may increase these limits or have new types of coverage added at any time after giving you notice. You must maintain this insurance coverage, as required by your Regional Developer Agreement, from a responsible carrier. Our current insurance requirements are summarized in the Manual for RDs. You must obtain your insurance necessary to operate your franchise from our required vendor. Currently, Brown & Brown Insurance is our required vendor for all insurance necessary to meet our specifications. We will not receive rebates or other consideration from Brown & Brown in connection the services provided to our franchisees.

Advertising Specifications

You must obtain our approval before you use any advertising and promotional materials, signs, forms and stationary unless we have prepared or approved them during the twelve (12) months prior to their proposed use. You must purchase certain advertising and promotional materials, brochures, fliers, forms, business cards and letterhead from approved vendors only. Further, you must not engage in any advertising of your Franchised Business unless we have previously approved the medium, content and method.

Records

All of your bookkeeping and accounting records, financial statements, and all reports you submit to us must conform to the requirements set forth in Sections 6.11 and 6.12 of the RDA, as well as those contained in our Manual for RDs.

Computer-Related Equipment and Software

You must purchase a computer system and operating software that we specify from time to time. See Item 7 regarding the estimated initial cost of this equipment. You will also be required to pay a monthly fee of $275 for the continuing use and upgrade of our proprietary office management software. You will also be required to have access to a broadband Internet connection at all time.

We may require additional items to be purchased by the Franchise Owner from certain manufacturers or suppliers in the future. We will notify you of such requirements by sending to you such changes by modifying the Manual for RDs, or sending to you other written forms of communication.

Disclosure Document for Location Franchises

You must deliver a copy of our FDD for Locations to each potential Location franchisee. We will provide you with one copy of the FDD for Locations, although it is copyrighted, and you will not be licensed to reproduce it yourself without our prior written authorization. You must purchase additional copies of our FDD for Locations from our designated or approved supplier(s). Currently, only we are the designated or approved supplier of printed copies of our FDD for Locations. We will periodically provide you with a list of the designated or approved supplier(s) of our FDD for Locations. There is no alternate supplier due to the need to maintain strict control of the contents of our FDD for Locations.

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ITEM 9

FRANCHISEE'S OBLIGATIONS

This table lists your principal obligations under the Regional Developer Agreement and other agreements. It will help you find more detailed information about your obligations in these agreements and in other items of this Disclosure Document.

Obligations	Section in Regional Developer Agreement	Disclosure Document Item

(a) Site selection and acquisition/lease	Sections 2.2 of RDA	Item 11

(b) Pre-opening purchases/leases	Sections 6.5 and 7 of RDA	Items 5, 7 and 8

(c) Site development and other pre-opening requirements	No provision of RDA	Items 7, 8, and 11

(d) Initial and ongoing training	Sections 5.1 of RDA	Item 11

(e) Opening	Section 2.2 of RDA	Item 11

(f) Fees	Sections 4, 5.2, 5.4, 6.5, 6.11, 7, 11.3(i), 15.2 and 15.15 of RDA	Items 5, 6 and 7

(g) Compliance with standards and policies	Sections 5.2 and 6 of RDA	Items 11 and 16

(h) Trademarks and proprietary information	Sections 9 and 10 of RDA; and Confidentiality Agreement (Exhibit E)	Items 13 and 14

(i) Restrictions on products/services offered	Section 5.2(a) of RDA	Item 16

(j) Warranty and Customer Service Requirements	Section 6.1of RDA	None

(k) Territorial Development And Sales Quotas	Section 2.1 of RDA	Item 12

(l) On-going product/services purchases	Sections 5.4, 5.8, and 6.5 of RDA	Item 8

(m) Maintenance, appearance and remodeling requirements	Section 5.8 of RDA	None

(n) Insurance	Sections 6.5 and 6.6 of RDA	Item 7

(o) Advertising	Sections 5.8, 6.7, 6.8, and 6.9 of RDA	Items 6, 7, and 11

(p) Indemnification	Section 15.2 of RDA	Items 6, 13 and 17

(q) Owners Participation management/staffing	No provision of RDA	Items 11, 15 and 16

(r) Records/reports	Sections 6.11 and 6.12 of RDA	Item 6

(s) Inspections/audits	Section 5.7 of RDA	Item 6

(t) Transfer	Section 11 of RDA	Items 6 and 17

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Obligations	Section in Regional Developer Agreement	Disclosure Document Item

(u) Renewal	Section 4 of RDA	Items 6 and 17

(v) Post-termination obligations	Section 13.2 of RDA	Item 17

(w) Non-competition covenants	Section 12 of RDA	Item 17

(x) Dispute resolution	Sections 14, 15.7, and 15.8 of RDA	Item 17

(y) Guaranty	Section 11.7	Item 15

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ITEM 10

FINANCING

We do not offer any financing for your initial investment. We are unable to estimate whether you will be able to obtain financing for any of your investment and, if you are able to obtain financing, we cannot predict the terms of the financing. We do not receive payment from any person for obtaining or placing financing. We do not guarantee your obligations to third parties.

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ITEM 11

FRANCHISOR’S ASSISTANCE, ADVERTISING, COMPUTER SYSTEMS, AND TRAINING

Except as listed below, we are not required to provide you any assistance.

Before your Regional Developer franchise opens for business, we or our designee will:

1.          Within 45 days after you sign the Regional Developer Agreement, but not later than 30 days before you open your Regional Developer franchise for business, provide the initial training program for our Regional Developer franchises (Regional Developer Agreement – Section 5.1).

The Company’s initial training program is available to all Regional Developer Owners and one additional person. Before opening for business, the Regional Developer Owner must attend and complete the initial franchise management-training program to the satisfaction of the Company. We provide this initial training free of charge to you; however, you must pay the wages, food, lodging and travel expenses for all of your attendees. The initial training program will last for approximately three (3) days, and will be conducted by us or our designee at our corporate headquarters in Scottsdale, Arizona, or another location we designate. We will also provide you with approximately three (3) days of on-site training at the location where you will operate your Regional Developer franchise. All persons who participate in our initial training program must complete it to our satisfaction.

Our initial training program currently includes the following:

TRAINING PROGRAM
Subject (1)	Hours of Classroom Training (2)	Hours of On the Job Training	Location
Introduction to Regional Developer Program	0.5		Scottsdale, AZ
Workflow of a Regional Developer	1.0		Scottsdale, AZ
Finding and marketing to qualified leads	1.0		Scottsdale, AZ
Present the Franchise Offer	1.0		Scottsdale, AZ
Construction Process	2.0		Scottsdale, AZ
Vendors Briefing	2.0		Scottsdale, AZ
Timeline to Opening	2.0		Scottsdale, AZ
Review the Manuals	2.0		Scottsdale, AZ
Software	2.0	4.0	Scottsdale, AZ and Onsite
Clinic Tracking	1.0		Scottsdale, AZ
Accounting 101	1.0		Scottsdale, AZ
Vendor Meetings	3.0		Scottsdale, AZ
Sales Techniques	1.0	1.0	Scottsdale, AZ and Onsite
Staff		1.0	On-Site
New Patrons		2.0	On-Site
Adjusting / Technique		3.0	On-Site
Daily Operational Duties		3.0	On-Site
Communication Levels		2.0	On-Site
Patron Education		2.0	On-Site
Marketing and Advertising	2.0	2.0	Scottsdale, AZ and On-Site
TOTAL HOURS	21.5	20.0

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Explanatory Notes:

(1)	Most of these subjects are integrated throughout the approximately six (6) day training program (comprised of 21.5 hours of classroom training and 20.0 hours of on-site training). We plan to be flexible in scheduling training. There currently are no fixed (i.e., monthly or bi-monthly) training schedules.

(2)	The instruction materials for our training programs include handouts, computer training, the Manuals, group discussions, and lectures.

(3)	Although the individual instructors of the training program may vary, all of our instructors have significant at least 2 years of experience in their designated subject area. The following are our main instructors:

•	Matt Hale – Vice President of Operations and Construction
•	Chad Everts – Vice President of Sales and Real Estate
•	Shawn Allen, DC – Operations Trainer

2.          Lend to you one copy of our Manual for RDs, which contains our mandatory and suggested specifications, standards and procedures for operating Regional Developer franchises (Regional Developer Agreement – Section 5.2). Exhibit C to this Disclosure Document sets forth the Table of Contents for our Manual for RDs. We will also lend you one copy of our Operations Manual for Location franchises (“Manual for Locations”), which contains our mandatory and suggested specifications, standards and procedures for operating Location franchises. Exhibit C to this Disclosure Document also sets forth the Table of Contents for our Manual for Locations. Together, the Manual for RDs and Manual for Locations are referred to as the “Manuals”. We may modify the Manuals periodically to reflect changes in System Standards, or as we deem appropriate. If your copy of either Manual is lost, destroyed or significantly damaged, then you must obtain a replacement copy at our then applicable charge (see Item 6). You may view our Manuals at our corporate headquarters before purchasing your Regional Developer franchise, but must first sign a Confidentiality/Non-Disclosure Agreement (Exhibit E) promising not to reveal any of the information contained in the Manuals without our permission. See Item 14 for additional information about our Manuals and Exhibit C.

3.          Prepare and/or register any disclosure documents or other documentation that must be prepared, amended, or registered for you to fulfill your responsibilities to solicit, recruit, and screen prospective franchisees (Regional Developer Agreement – Section 5.4). Federal and state franchise or business opportunity laws govern the sale and offering of Location franchises, and may require the preparation, amendment, registration, or registration of all certain documentation and disclosures relating to the Location franchises offered in your Development Area (the “Documentation”) before you can solicit prospective franchisees. While we will prepare and register all Documentation necessary for you to begin soliciting prospective franchisees, you must provide us with any documentation or information we may need to prepare or register the Documentation, and will be responsible for all costs applicable to you. You must review and become fully familiar with all Documentation related to franchises sold in your Development Area. Before soliciting a prospective franchisee, you must take reasonable steps to confirm that the information contained in the Documentation or other materials related to the offer or sale of Location franchises is true, correct, and not misleading, or in violation of applicable state law related to registration of the Documentation.

4.          Review and approve or disapprove your advertising, marketing, and promotional and/or website materials (Regional Developer Agreement – Sections 6.8 and 6.9). See the remainder of this Item 11 for additional information about our advertising-related requirements and approval process.

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Post-Opening Obligations:

After your Regional Developer franchise opens for business, we or our designee will:

1.          As we deem appropriate, provide you with additional or refresher training programs (Regional Developer Agreement – Section 5.1). You will be required to participate in periodic webinars and sales calls scheduled by us for Regional Developer franchises. We may require you to attend up to two (2) additional or refresher training courses each year at our corporate offices, or another location we designate. You may also be required to attend a national business meeting or convention of up to three (3) days each year. We will determine the location, frequency, and instructors of these training programs. We may charge reasonable fees for any courses, conventions, webinars, sales calls, and programs (see Item 6). You must also pay for all travel, lodging, meal, and personal expenses related to your attendance and the attendance of your personnel.

2.          Continue lending to you a copy of our Manual for RDs and Manual for Locations (Regional Developer Agreement – Sections 5.2).

3.          Provide you with general guidance though bulletins or other written materials (Regional Developer Agreement – Section 5.2).

4.          If we agree to do so, provide you with additional or special guidance, training, or assistance that you request (Regional Developer Agreement – Section 5.1). If we provide this training, you must pay all of our then-applicable charges, including all per-diem fees and travel, lodging, meal, and living expenses of our personnel. See Item 6 for additional information.

5.          As necessary, amend, maintain, or renew any Documentation and/or registrations necessary for you to continue to solicit prospective franchisees (Regional Developer Agreement – Section 5.4).

6.          Approve or disapprove prospective Location franchisees (the “Prospective Franchisees”) recommended by you, and their proposed franchise locations (Regional Developer Agreement – Section 5.5). You must advertise for, solicit, recruit, and screen Prospective Franchisees to purchase Location franchises in your Development Area. You must investigate each Prospective Franchisee and its proposed Location franchise site to determine if they meet our standards and policies. After ensuring that a Prospective Franchisee meets our standards, you may recommend to us the approval of the Prospective Franchisee. You must provide us with all information that we may request to evaluate your recommendation. We may approve or reject a Prospective Franchisee for any reason. If we disapprove any Prospective Franchisee, we will notify you in writing of our reasons for the disapproval. If we approve the Prospective Franchisee, you must provide the Prospective Franchisee with a copy of our then-current Franchise Agreement for the Prospective Franchisee to sign.

7.          Review and approve or disapprove your advertising, marketing, and promotional and/or website materials (Regional Developer Agreement – Sections 6.9 and 6.10). See the remainder of this Item 11 for additional information about our advertising-related requirements and approval process.

8.          Pay you any compensation that you are owed under the Regional Developer Agreement (Regional Developer Agreement – Section 8).

9.          Allow you to continue using our Marks and confidential information in operating your Regional Developer franchise (Regional Developer Agreement – Sections 9 and10). See Items 13 and 14 for additional information.

10.         Indemnify you against damages and expenses you incur in a trademark infringement proceeding disputing your authorized use of any Mark in compliance with the Regional Developer Agreement (Regional Developer Agreement – Section 9.5). See Item 13 for additional information.

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11.         If we establish a local or regional advertising cooperative that covers all or any part of your Development Area, approve or disapprove any advertising, marketing, or promotional materials created by the cooperative (Regional Developer Agreement – Section 6/7). Though there currently are no local or regional cooperatives, we may create a cooperative to support the advertising and marketing needs of their respective members. See Items 6, 8, and the rest of this Item 11 for additional information about the local and regional advertising cooperatives that we may create.

Advertising and Marketing

Advertising by You

You may develop, at your cost, advertising and promotional materials for your use, but may not use them until after we have approved them in writing. You must submit to us for our approval samples of all advertising and promotional materials not prepared or previously approved by us that you wish to use. We will not unreasonably withhold our approval. If you do not receive our written disapproval within 15 days from the date we receive the materials, the materials will be deemed to have been approved. Any materials submitted to us for approval will become our intellectual property. (Regional Developer Agreement – Section 10). We anticipate that you will spend between $500 and $1,000 a month in advertising in your Development Area.

If one is created, then you are also required to join and participate in The Joint Advertising Cooperative (“Co-op”), which is an association of all other franchise owners whose Franchised Businesses are located within your Area of Dominant Influence (“ADI”). An ADI is an exclusive geographic market area used as a device to measure the market covered by a radio or television station and determined by which station receives the most viewing hours. The population within this area receives the same programming. One function of the Co-op is to establish a local advertising pool, of which the funds must be used for Location franchises and/or Regional Developer franchises advertising only and for the mutual benefit of each Co-op member. The Franchise Owner must contribute to the pool in accordance with the rules and regulations of the Co-op, as determined by its members. Amounts contributed to the advertising pool by a Franchise Owner may be considered as spent for local advertising, and therefore toward the minimum local advertising requirement that we establish in the future. (Regional Developer Agreement – Section 6.7)

Advertising by Us

We may create an advertising fund ("Ad Fund") for our Location franchises to accomplish those advertising and promotional programs we deem necessary or appropriate. We do not intend to create an Ad Fund for our Regional Developer franchises. We may increase or decrease each Location franchises contributions to the Ad Fund upon 30 days written notice. There is currently no Ad Fund for Location franchises. Currently, we do not charge an Ad Fund fee, but reserve the right to do so in the future.

We will direct all marketing programs financed by any Ad Fund, and will have sole discretion over the creative concepts, materials and endorsements used by any Ad Fund, and the geographic, market, and media placement and allocation of any Ad Fund. An Ad Fund may be used to pay the costs of administering regional and multi-regional advertising programs, including purchasing direct mail and other media advertising; employing advertising agencies and supporting public relations, market research, and other advertising and marketing firms; and paying for advertising and marketing activities that we deem appropriate, including the costs of participating in any national or regional trade shows. We will not use Ad Fund contributions for advertising that is principally a solicitation for the sale of franchises.

An Ad Fund will be accounted for separately from our other funds, and will not be used to pay any of our general operating expenses, except for salaries, administrative costs, and overhead that we incur in activities reasonably related to the administration of the Ad Fund and its marketing programs, including preparing advertising and marketing materials, and collecting and accounting for contributions to the Ad Fund. We may spend in any fiscal year an amount greater or less than the aggregate contributions to the Ad Fund in that year, and the Ad Fund may borrow from us or other lenders to cover the Ad Fund’s deficits, or invest any surplus for future use by the Ad Fund. We will prepare an annual statement of monies collected and costs incurred by an Ad Fund, and will provide it to you upon written request.

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We may cause an Ad Fund to be incorporated or operated through an entity separate from us when we deem appropriate, and the entity will have the same rights and duties as we do under a Franchise Agreement or Regional Developer Agreement (as the case may be). If established, an Ad Fund will be intended to enhance recognition of the Marks and patronage of The Joint franchises, or enhance the franchise opportunities available through our franchises. Although we will endeavor to use an Ad Fund to develop advertising and marketing materials and programs and place advertising that will benefit all franchises, we do not have to ensure that the Ad Fund’s expenditures in or affecting any geographic area are proportionate or equivalent to the contributions made by any franchises in that geographic area, or that any franchises will benefit from the development of advertising and marketing materials or the placement of advertising by the Ad Fund directly or in proportion to the franchise’s contribution to the Ad Fund. We assume no direct or indirect liability or obligation to you or any other franchise in connection with the establishment of an Ad Fund, or the collection, administration, or disbursement of monies paid into an Ad Fund.

We may suspend contributions to, and the operations of, an Ad Fund for any period we deem appropriate, and may terminate an Ad Fund upon 30 days' written notice to you. All unspent monies held by an Ad Fund on the date of termination will be distributed to us, our affiliates, and you and our other franchisees in proportion to each party’s respective contributions to the Ad Fund during the preceding 12-month period. We may reinstate a terminated Ad Fund upon the same terms and conditions set forth in a Franchise Agreement upon 30 days' advance written notice to you.

As of the date of this Disclosure Document, there is no Ad Fund or Advertising Co-ops. The Company has the right to create such organizations and to decide how they will be run. It may do so in the future. The specific manner in which they will be organized and governed has yet to be determined.

Website

You must also obtain our prior written approval to operate a website separate from our website. You must submit to us for our approval samples of the proposed website’s domain name, format, and visible and non-visible content before using or changing the website. Your website must include all information or hyperlinks that we require. We may revoke our approval of a previously approved website at any time. (Regional Developer Agreement – Section 6.10)

Computer System

You must use the computer hardware and software (collectively, “Computer System”) that we periodically designate to operate your Regional Developer franchise. (Regional Developer Agreement – Section 6.12) You must obtain the Computer System, software licenses, maintenance and support services, and other related services from the suppliers we specify (which may include or be limited to us and/or our affiliates). (See Items 6 and 7 for more information regarding the cost and fees associated with the Computer System) We may periodically modify the specifications for, and components of, the Computer System. These modifications and/or other technological developments or events may require you to purchase, lease, and/or obtain by license new or modified computer hardware and/or software, and obtain service and support for the Computer System. The Regional Developer Agreement does not limit the frequency or cost of these changes, upgrades, or updates. We have no obligation to reimburse you for any Computer System costs. Within 60 days after you receive notice from us, you must obtain the components of the Computer System that we designate and ensure that your Computer System, as modified, is functioning properly.

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We may charge you a reasonable fee for (i) installing, providing, supporting, modifying, and enhancing any proprietary software or hardware that we develop and license to you; and (ii) other Computer System-related maintenance and support services that we or our affiliates provide to you. If we or our affiliates license any proprietary software to you or otherwise allow you to use similar technology that we develop or maintain, then you must sign any software license agreement or similar instrument that we or our affiliates may require. See Items 6 and 7 for information regarding the cost of required computer software, and the monthly fees associated with operating your Computer System

You will have sole responsibility for: (1) the acquisition, operation, maintenance, and upgrading of your Computer System; (2) the manner in which your Computer System interfaces with our computer system and those of other third parties; and (3) any and all consequences that may arise if your Computer System is not properly operated, maintained and upgraded.

Your Computer System must be capable of supporting our required software, with internet capability. You will also be required to purchase certain software, and to pay monthly charges associated with your Computer System. Currently, you will need a Dell Vostro 230 Slim Tower, or an equivalent computer, and a standard monitor, in order to run our proprietary office management software. You will also need a printer that is compatible with your computer and our software. The Computer System is used to track and store all data relating to the operation of your franchise and the franchises in our system. We have the right to access all information stored on your Computer System which relate to your franchise.

We estimate the cost of purchasing the Computer System and related software will range from $1,500 to $2,500. In addition to the cost of purchasing the hardware and software associated with the Computer System, you will be required to pay reoccurring charges associated with the continuing use and upgrade of our proprietary office management software. Currently this fee is $275/month but is subject to change. You will also be required to pay the monthly cost of maintaining high speed internet access at your site. We estimate that this cost will be between $20 and $75 a month depending on the internet service provider.

Periodic Inspections

You must operate your Regional Developer franchise in accordance with the Regional Developer Agreement and the Manual for RDs. We reserve the right to conduct period inspections of your Franchised Business to ensure that you are in compliance with your Regional Developer Agreement, Manual for RDs, and our other written directives and standards. We may terminate your Regional Developer Agreement if you do not operate your business in compliance with the Regional Developer Agreement or the Manual for RDs.

Time to Open

You must open your Regional Developer franchise within 45 days after you receive your initial training from us, or 90 days after signing your Regional Developer Agreement, whichever occurs first. (Regional Developer Agreement – Section 2.2) We estimate that Regional Developer franchises will typically open for business approximately 2-3 months after signing the Regional Developer Agreement. Factors affecting this length of time include locating a site and signing a lease, if you choose to operate from a leased premises, construction or remodeling of the site, completion of required training, financing arrangements, local ordinance and building code compliance, delivery and installation of equipment or supplies, and hiring and training of your staff.

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ITEM 12

TERRITORY

Your Regional Developer Agreement grants you an exclusive Development Area, the specific size and location of which depend on population demographics, your capacity to recruit prospective Location franchisees and provide Support Services in the Development Area, and the number of Location franchises we believe the Area can sustain. You and we will mutually agree on your Development Area when you sign the Regional Developer Agreement. There is no specific minimum or maximum area that we must include in your Development Area. Your Development Area may not be changed unless you and we both agree to the change in writing.

If you are in compliance with your Regional Developer Agreement, then we and our affiliates will not operate, establish, grant, or operate in your Development Area another Regional Developer franchise offering Location franchises, or any Location franchises not required to be developed under your Regional Developer Agreement. The continuation of your territorial exclusivity depends upon your compliance with the minimum development obligations defined in your Regional Developer Agreement.

Your territorial exclusivity is limited to the total number of franchises you are authorized to develop in your Development Area at the time of signing your Regional Developer Agreement. You have the option to purchase the right to develop additional Location franchises within your Development Area, and receive additional territorial protection for any additional Location franchises you purchase within your Development Area. However, if you choose not to exercise the right to purchase the rights to develop additional Location franchises within your Development Area, we retain the right develop or sell the right to develop additional Location franchises within your Development Area, and you will not receive any compensation or royalty fees for such Location franchises.

You may solicit prospective Location franchisees residing outside your Development Area but interested in opening a franchise within your exclusive Development Area without having to pay any special compensation to us or any other Regional Developer. Likewise, Regional Developer outlets owned by us, our affiliates (if applicable), or other Regional Developers may solicit prospective franchisees residing in your Development Area but interested in opening a franchise in another Development Area without having to pay you any special compensation. You may not solicit prospective franchisees for a Location franchise located outside of your exclusive Development Area. We will forward to you any leads or referrals that we receive from prospective franchisees interested in purchasing a Location franchise in your Development Area, and you will be entitled to the compensation referred to in Item 11 only if these prospective franchisees purchase a Location franchise in your Development Area.

Company Reserved Rights

We and our affiliates reserve the right to engage in any activities we deem appropriate that your Regional Developer Agreement does not expressly prohibit, whenever and wherever we desire, including the right to:

(a)          establish and operate Location and Regional Developer franchises, and granting rights to other persons to establish and operate Location or Regional Developer franchises, on any terms and conditions we deem appropriate and at any locations other than within the Development Area;

(b)          provide and grant rights to other persons to provide, goods and services dissimilar to and/or not competitive with those provided by Location franchises to customers located within your Development Area;

(c)          acquire the assets or ownership interest of one or more businesses providing products and services similar to those provided at Location franchises, and franchising, licensing or creating similar arrangements with respect to these businesses once acquired, wherever these businesses (or the franchisees or licensees of these businesses) are located or operating (including within your Development Area; and

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(d)          be acquired (regardless of the form of transaction) by a business providing products and services similar to those provided at Location franchises, or by another business, even if such business operates, franchises and/or licenses competitive businesses within your Development Area.

ITEM 13

TRADEMARKS

The Company grants you the right and license to use the Proprietary Marks and the System solely in connection with your Franchised Business. You may use our trademark “The Joint… The Chiropractic Place™” and design and such other Proprietary Marks as are designated in writing by the Company for your use. In addition, you may use them only in the manner authorized and permitted by the Company and you may not directly or indirectly contest the Company’s ownership of or rights in the Proprietary Marks.

“The Joint…A Chiropractic Place®” is a service mark registered on the Principal Register of the United States Patent and Trademark Office (“USPTO”) on March 2, 2004 under Registration Number 2819916. “The Joint… The Chiropractic Place™” is a service mark registered on the Principal Register of the USPTO on February 22, 2011 under Registration Number 3922558. Currently, we have registrations pending for two additional marks. The first is for the words, letters and stylized form of “The Joint…The Chiropractic Place”, serial number 85714393, filed on August 27, 2012. The second is for the standard character mark “The Joint We’ve Got Your Back”, serial number 85694207, filed on August 2, 2012. All required affidavits have been filed.

There are no agreements currently in effect that significantly limit the Company’s right to use or license the use of the Proprietary Marks in a manner material to the franchise. The logo is part of the Company’s Proprietary Marks. With respect to the Marks, there are currently no effective material determinations of the UPSTO, the Trademark Trial and Appeal Board, or any state trademark administrator or court, or any pending infringement, opposition, or cancellation proceeding.

The Company will indemnify against or reimburse for expenses you incur in defending claims of infringement or unfair competition arising out of your use of the Proprietary Marks. You are required to notify the Company immediately when you become aware of the use, or claim of right to, a Proprietary Mark identical or confusingly similar to our Proprietary Marks. If litigation involving the Proprietary Marks is instituted or threatened against you, you must notify the Company promptly and cooperate fully with the Company in defending or settling the litigation. The Company, at its option, may defend and control the defense of any proceeding relating to any Proprietary Marks.

The Company has no actual knowledge of either superior prior rights or infringing uses that could materially affect a Franchise Owner’s use of the Proprietary Marks in any state.

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ITEM 14

PATENTS, COPYRIGHTS AND PROPRIETARY INFORMATION

Patents Rights

The Company owns no rights in or to any patents that are material to the franchise.

Copyrights

The Company claims a copyright and treats the information in the Manuals as confidential trade secrets, but you are permitted to use the material as part of your Franchised Business.

Confidential Operations Manuals

Under the Regional Developer Agreement, you must operate the Franchised Business in accordance with the standards, methods, policies, and procedures specified in the Manual for RDs. You will be loaned a copy of the Manual for RDs and Manual for Locations for the term of the Regional Developer Agreement, when you have completed the initial training program to our satisfaction. You must operate your Regional Developer franchise strictly in accordance with the Manual for RDs, as it may be revised by the Company from time to time. You must at all times, treat the Manuals and the information in them, as well as any other materials created for or approved by use for the operation of your Franchised Business, as confidential, as required by the Regional Developer Agreement. You must use all reasonable efforts to maintain this information as secret and confidential. You must not copy, duplicate, record or otherwise make them available to any unauthorized person. The Manuals will remain our sole property and must be returned in the event that you cease to be a Regional Developer franchise owner.

We may from time to time revise the contents of the Manual for RDs and Manual for Locations, and you must comply with each new or changed provision in the Manual for RDs. You must ensure that our Manuals are kept current at all times. In the event of any dispute as to the contents of the Manual for RDs, the terms of the master copies maintained by us at Company’s home office will be controlling.

Confidential Information

The Regional Developer requires you to maintain all Confidential Information of the Company as confidential both during and after the term of the Agreement. “Confidential Information” includes all information, data, techniques and know-how designated or treated by the Company as confidential and includes the Manuals. You may not at any time disclose, copy or use any Confidential Information except as specifically authorized by the Company. Under the Agreement, you agree that all information, data, techniques and know-how developed or assembled by you or your employees or agents during the term of the Regional Developer Agreement and relating to the System will be deemed a part of the Confidential Information protected under the Regional Developer Agreement. See Item 15 below concerning your obligation to obtain confidentiality and non-competition agreements from persons involved in the Franchised Business.

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ITEM 15

OBLIGATION TO PARTICIPATE IN THE

ACTUAL OPERATION OF THE FRANCHISED BUSINESS

You must personally participate in the direct operation of your Regional Developer franchise. If you do not personally participate in the direct operation of your franchise on a full-time basis, then you are obligated to have a fully trained Manager operate the franchise. While we do not require that your Manager have an equity interest in the franchise, we believe that only a person with an equity interest can adequately ensure that our standards of quality and competence are maintained. The Regional Developer Agreement requires that you be directly involved in the day-to-day operations and utilize your best efforts to promote and enhance the performance of the Franchised Business. While in most cases Franchise Owners will seek additional assistance for the labor-intensive portions of the business, we have built our reputation on Franchise Owner participation and believe it is crucial for continued success.

Any Manager you employ at the launching of your franchise operations must complete the initial management-training course required by the Company. All subsequent Managers must be trained fully according to our standards by either the Franchise Owner or the Company. However, the Company may charge a fee for this additional training. See Item 6 and the Manual for RDs for details.

Each individual who holds an ownership interest in the Franchise Owner must personally guarantee all of the obligations of the Franchise Owner under the Regional Development Agreement. (See Exhibit 4 to the Regional Developer Agreement - Owner’s Guaranty and Assumption of Obligations)

At the Company’s request, you must obtain and deliver executed covenants of confidentiality and non-competition from any persons who have or may have an ownership interest in the Franchise Owner or in the franchise, or who receive or have access to training and other confidential information under the System. The covenants must be in a form satisfactory to us, and must provide that we are a third party beneficiary of, and have the independent right to enforce the covenants.

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ITEM 16

RESTRICTIONS ON WHAT THE FRANCHISEE MAY SELL

You must operate the Franchised Business in strict conformity with all prescribed methods, procedures, policies, standards, and specifications of the System, as set forth in the Manual for RDs and in other writings by the Company from time to time. You must use your Regional Developer franchise sales office only for the operation of the Franchised Business and may not operate any other business at or from such office without the express prior written consent of the Company.

The Company requires you to offer and sell only those goods and services that the Company has approved. The Company maintains a written list of approved goods and services in its Manual for RDs, which the Company may change from time to time (see Item 11 in this Disclosure Document).

You must offer all goods and services that the company designates as required for all franchises. In addition, the Company may require you to comply with other requirements (such as state or local licenses, training, marketing, insurance) before the Company will allow you to offer certain optional services.

We reserve the right to designate additional required or optional services in the future and to withdraw any of our previous approvals. In that case, you must comply with the new requirements. There are no express limitations on our right to designate additional or operational services; however, such services will be reasonably related to our franchise system or model.

See Items 8, 9, 11 and 12 for more information about your obligations and restrictions.

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ITEM 17

RENEWAL, TERMINATION, TRANSFER

AND DISPUTE RESOLUTION

THE FRANCHISE RELATIONSHIP

This table lists important provisions of the Regional Developer Agreement. You should read these provisions in the agreements attached to this Disclosure Document.

Provision	Section in Regional Developer Agreement	Summary

a. Length of the term of the franchise	Section 4	10 years, subject our option to repurchase your Regional Developer franchise after three (3) full years.

b. Renewal or extension of the term	Section 4	Your renewal rights permit you to remain a Regional Developer after the initial term of your Regional Developer expires. If you wish to do so, and you satisfy the required pre-conditions to renewal, we will offer you the right to one (1) renewal term of 10 years.

c. Requirements for you to renew or extend	Section 4	You must: have substantially complied with Regional Developer Agreement; give notice of intent to renew; sign new Regional Developer Agreement in our then current form which may include terms and conditions materially different from those in the original Regional Developer Agreement, including (e.g., no further renewals, higher royalty fees, etc.; sign general release of claims against us and related parties (see Exhibit G); pay the applicable renewal fee (see Item 6); cure any defaults; and pay all amounts owed to us.

d. Termination by you	No provision	You may terminate the Regional Developer Agreement on any grounds available at law.

e. Termination by us without cause	No provision	Not applicable.

f. Termination by us with cause	Section 13.1	Only upon written notice to you.

g. "Cause" defined – curable defaults	Section 13.1	You do not pay us amounts due within 10 days after written notice; or you do not comply with any other provision of the Regional Developer Agreement within 30 days after written notice of default.

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THE FRANCHISE RELATIONSHIP

This table lists important provisions of the Regional Developer Agreement. You should read these provisions in the agreements attached to this Disclosure Document.

Provision	Section in Regional Developer Agreement	Summary

h. "Cause" defined – defaults which cannot be cured	Section 13.1	You make an unauthorized transfer; you fail to meet your minimum development obligation for any development period; you make material misrepresentation or omission in acquiring or operating the franchise; you do not satisfactorily complete initial training; you are convicted of or plead guilty to a felony; you fail to maintain required insurance; you engage in dishonest, unethical, or illegal conduct, or any conduct that we believe adversely affects the reputation of us, our franchises, or goodwill of the Marks; you knowingly make unauthorized use or disclosure of the Manuals or Confidential Information; you fail on 2 or more occasions in any 12-month period or 3 or more separate occasions in any 24-month period to timely pay amounts due or submit required reports, or comply with the Regional Developer Agreement; you become insolvent, or make an assignment for the benefit of creditors; or any attachment or seizure of the franchise assets is not vacated within 30 days.

i. Your obligations on termination/non-renewal	Section 13.2	You must cease using our Marks and Confidential Information; cease identifying yourself as our franchisee; cancel fictitious or assumed names related to your use of the Marks; deliver to us within 30 days all advertising, forms, and other materials containing the Marks or related to the franchise; notify search engines of termination and your right to use domain names, websites, or other search engines related to the Marks or our franchises; and provide us with evidence of your compliance with the above obligations within 30 days of termination.

j. Assignment of contract by us	Section 11.1	Fully transferable by us.

k. “Transfer” by you - defined	Section 11.2(b)	Transfer includes: any voluntary, involuntary, direct or indirect assignment, sale, or gift of the franchise; transfer of ownership, merger, exchange, issuance of additional ownership interests, redemption of ownership interests, or sale of exchange of voting interests in you (if you are a legal entity); transfer of interest in the Regional Developer Agreement, you, the franchise, or its assets because of divorce, insolvency or dissolution, or operation of law; transfer because of the death of you or an owner of you; or any pledge of the Regional Developer Agreement or ownership interest in you.

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THE FRANCHISE RELATIONSHIP

This table lists important provisions of the Regional Developer Agreement. You should read these provisions in the agreements attached to this Disclosure Document.

Provision	Section in Regional Developer Agreement	Summary

l. Franchisor approval of transfer by franchisee.	Section 11.2(b)	Any assignment or transfer without our approval is a breach of this Agreement and has no effect.

m. Conditions for our approval of transfer by you	Section 11.3 and 11.4	You must pay all amounts owed to us; new owner assumes your obligations; new owner, its affiliates, and its owners do not have any interest in or work for a competitive business; new owner completes or agrees to complete initial training; new owners signs our then-current Regional Developer Agreement and ancillary agreements; new owner has strictly complied with obligations to us and is not in default of those obligations; you pay us a transfer fee (see Item 6); you sign a transfer release (see Exhibit H); you do not identify yourself as current or former franchisee of ours, or use any Mark. You may transfer the franchise and its assets to a newly formed legal entity principally controlled by you and your principals if the new entity operates the franchise and complies with the Regional Developer Agreement, and you provide information about the transfer to us and the entities owners.

n. Our right of first refusal to acquire your business	Section 11.6	We have 15 days to match any offer.

o. Our option to purchase your business	No provision	None

p. Your death or disability	Section 11.5	Executor, administrator, or other representative must transfer interest of franchisee or owner within 9 months of your or an owner’s death or disability. All transfers are subject to provisions in Regional Developer Agreement regulating transfers.

q. Non-competition covenants during the term of the franchise	Section 12.1	Neither you, your principals, nor any immediate family members of you or them may perform services for or have any interest in any competitive business.

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THE FRANCHISE RELATIONSHIP

This table lists important provisions of the Regional Developer Agreement. You should read these provisions in the agreements attached to this Disclosure Document.

Provision	Section in Regional Developer Agreement	Summary

r. Non-competition covenants after the franchise is terminated or expires	Section 12.2	Neither you, your principals, nor any immediate family members of you or them may perform services for or have any interest in any competitive business within the Development Area, the Development Area of any other Regional Developer, or within 25 miles of any Location franchise, for 18 months.

s. Modification of the agreement	Section 15.11	No modifications unless you and we both sign; we may amend Manual for RDs at any time.

t. Integration/merger clause	Section 15.11	The Regional Developer Agreement supersedes all prior agreements, representations, and promises. However, nothing in the Regional Developer Agreement will have the effect of modifying or limiting the representations made in this Disclosure Document or any of its attachments or addenda.

u. Dispute resolution by arbitration or mediation	Section 14	Except for certain claims, you and we must arbitrate all disputes in Maricopa County, Arizona (subject to state law).

v. Choice of forum	Section 15.8	Maricopa County, Arizona (subject to state law).

w. Choice of law	Section 15.7	Arizona law governs, except for matters regulated by the United States Trademark Act (subject to state law).

Additional Information

These states have statutes that may supersede the Regional Developer Agreement in your relationship with the Company including the areas of termination and renewal of your franchise:

Arkansas - Stat. Sec. 70-807; California - Bus. & Prof. Code Sections 20000-20043; Connecticut -Gen. Stat. Section 42-133e et seq.; Delaware - Code, tit.; Hawaii - Rev. Stat. Section 482E-1; Illinois - Rev. State Chapter 121 1/2, par. 1719-1720; Indiana - Stat. Section 23-2-2.7; Iowa - Code Sections 532H.1-523H.17; Georgia - Stat. Section 19.854(27); Minnesota - Stat. Section 80C.14; Mississippi - Code Section 75-24-51; Missouri - Stat. Section 407.400; Nebraska - Rev. Stat. Section 87-401; New Jersey - Stat. Section 56:10-1; South Dakota - Codified Laws Section 37-5A-51; Virginia - Code 13.1-557-574 - 13.1-564; Washington - Code Section 19.100.180; Wisconsin - Stat. Section 135.03.

See Exhibit J for a list of state-specific disclosures and requirements.

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ITEM 18

PUBLIC FIGURES

We do not use any public figure to promote the Regional Developer franchise. You have no right to use the name of any public figure for purposes of promotional efforts, advertising or endorsements, except with our prior written consent. No public figure has any investment in the System or us.

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ITEM 19

FINANCIAL PERFORMANCE REPRESENTATIONS

The FTC’s Franchise Rule permits a franchisor to provide information about the actual or potential financial performance of its franchised and/or franchisor-owned outlets, if there is a reasonable basis for the information, and if the information is included in the Disclosure Document. Financial performance information that differs from that included in Item 19 may be given only if: (1) a franchisor provides the actual records of an existing outlet you are considering buying; or (2) a franchisor supplements the information provided in this Item 19, for example by providing information about possible performance at a particular location or under particular circumstances.

We do not make any representations about a franchisee’s future financial performance or the past financial performance of company-owned or franchised outlets. We also do not authorize our employees or representatives to make such representations either orally or in writing. If you are purchasing an existing outlet, however, we may provide you with the actual records of that outlet. If you receive any other financial performance information or projections of your future income, you should report it to our management by contacting us, Chad Everts, The Joint Corp., 9383 E. Bahia Drive, Suite 100, Scottsdale, AZ 85260, telephone (480) 245-5960, the Federal Trade Commission, and any appropriate state regulatory agencies.

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ITEM 20

OUTLETS AND FRANCHISEE INFORMATION

(Regional Developers)

Table No. 1

Systemwide Outlet Summary

For Years 2010 to 2012

Outlet Type	Year	Outlets at the Start of the Year	Outlets at the End of the Year	Net Change
Franchised	2010	0	0	0
	2011	0	7	+7
	2012	7	16	+9
Company-Owned	2010	0	0	0
	2011	0	0	0
	2012	0	0	0
Total Outlets	2010	0	0	0
	2011	0	7	+7
	2012	7	16	+9

Table No. 2

Transfers of Outlets From Franchises to New Owners

(Other than the Franchisor)

For Years 2010 to 2012

State(s)	Year	Number of Transfers
Salt Lake City, UT/	2010	0
Reno, NV/ Boise Idaho	2011	0
Territory	2012	1
Total	2010	0
	2011	0
	2012	1

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Table No. 3

Status of Franchised Outlets*

For Years 2010 to 2013

State	Year	Outlets at Start of Year	Outlets Opened	Termina- tions	Non- Renewals	Reacquired by Franchisor	Ceased Operations – Other Reasons	Outlets at End of Year
California –	2010	0	0	0	0	0	0	0
Los Angeles	2011	0	1	0	0	0	0	1
County	2012	1	0	0	0	0	0	1
California –	2010	0	0	0	0	0	0	0
Orange/ San	2011	0	1	0	0	0	0	1
Diego Counties	2012	1	0	0	0	0	0	1
Inland Empire	2010	0	0	0	0	0	0	0
California/ Las	2011	0	0	0	0	0	0	0
Vegas, Nevada	2012	0	1	0	0	0	0	1
Colorado –	2010	0	0	0	0	0	0	0
Denver	2011	0	1	0	0	0	0	1
	2012	1	0	0	0	0	0	1
Tampa and	2010	0	0	0	0	0	0	0
Sarasota,	2011	0	0	0	0	0	0	0
Florida	2012	0	1	0	0	0	0	1
Atlanta,	2010	0	0	0	0	0	0	0
Georgia	2011	0	0	0	0	0	0	0
	2012	0	1	0	0	0	0	1
Idaho, Nevada	2010	0	0	0	0	0	0	0
and Utah	2011	0	1	0	0	0	0	1
	2012	1	0	0	0	0	0	1
	2010	0	0	0	0	0	0	0
Louisiana	2011	0	1	0	0	0	0	1
	2012	1	0	0	0	0	0	1
	2010	0	0	0	0	0	0	0
Minnesota	2011	0	0	0	0	0	0	0
	2012	0	1	0	0	0	0	1
	2010	0	0	0	0	0	0	0
Missouri	2011	0	1	0	0	0	0	1
	2012	1	0	0	0	0	0	1
	2010	0	0	0	0	0	0	0
New Jersey	2011	0	0	0	0	0	0	0
	2012	0	1	0	0	0	0	1
	2010	0	0	0	0	0	0	0
New York	2011	0	0	0	0	0	0	0
	2012	0	1	0	0	0	0	1

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State	Year	Outlets at Start of Year	Outlets Opened	Termina- tions	Non- Renewals	Reacquired by Franchisor	Ceased Operations – Other Reasons	Outlets at End of Year
	2010	0	0	0	0	0	0	0
North Carolina	2011	0	0	0	0	0	0	0
	2012	0	1	0	0	0	0	1
Savannah,	2010	0	0	0	0	0	0	0
GA/Augusta,	2011	0	0	0	0	0	0	0
South Carolina	2012	0	1	0	0	0	0	1
	2010	0	0	0	0	0	0	0
Texas	2011	0	1	0	0	0	0	1
	2012	1	0	0	0	0	0	1
Seattle,	2010	0	0	0	0	0	0	0
Washington	2011	0	0	0	0	0	0	0
	2012	0	1	0	0	0	0	1
	2010	0	0	0	0	0	0	0
Total	2011	0	7	0	0	0	0	7
	2012	7	9	0	0	0	0	16

Table No. 4

Status of Company-Owned Outlets For

For Years 2010 to 2013

State	Year	Outlets at Start of Year	Outlets Opened	Termina- tions	Non- Renewals	Reacquired by Franchisor	Ceased Operations – Other Reasons	Outlets at End of Year
	2010	0	0	0	0	0	0	0
All States	2011	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0
Total	2011	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0

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Table No. 5

Projected Openings for 2013

State	Regional Developer Agreements Signed But Outlets Not Opened	Projected New Franchised Outlets in the Current Fiscal Year 2013	Projected New Company-Owned Outlets in the Current Fiscal Year 2012
Michigan	0	1	0
All Other States	0	0	0
Total	0	1	0

Exhibit F lists the names of all of our operating Regional Developer franchisees and their addresses and telephone numbers as of December 31, 2012. Exhibit F lists the Regional Developer franchisees who have signed Regional Developer Agreements for development areas which were not yet operational as of December 31, 2012, and also lists the name, city and state, and business telephone number (or, if unknown, the last known home telephone number) of every Regional Developer franchisee who had an outlet terminated, cancelled, not renewed, or otherwise voluntarily or involuntarily ceased to do business under a Regional Developer during the most recently completed fiscal year, or who has not communicated with us within 10 weeks of the issuance date of this disclosure document. If you buy this franchise, your contact information may be disclosed to other buyers when you leave the franchise system.

None of our Regional Developer franchisees have signed confidentiality clauses with us during the last three years which would restrict their ability to speak openly about their experience with us.

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ITEM 21

FINANCIAL STATEMENTS

Attached to this Disclosure Document as Exhibit D are: 1) our consolidated audited Financial Statements, for the years ending December 31, 2012 and 2011; and 2) our consolidated audited Financial Statements for the years ending December 31, 2011 and 2010.

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ITEM 22

CONTRACTS

•	Regional Developer Agreement with state specific addenda (Exhibit B)

•	Owner’s Guaranty and Assumption of Obligations (Exhibit 4 to Regional Developer Agreement)

•	General Release (Exhibit G)

•	Transfer Agreement (Exhibit H)

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ITEM 23

RECEIPTS

Exhibit J includes Receipts acknowledging that you received this Disclosure Document. Please return one Receipt to us and retain the other for your records. If you are missing these Receipts, please contact us at this address or telephone number:

The Joint Corp.

9383 East Bahia Drive, Suite 100

Scottsdale, Arizona 85260

Telephone (480) 245-5960

www.thejoint.com

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Exhibit A

STATE ADMINISTRATORS/AGENTS FOR SERVICE OF PROCESS

The Joint RD FDD - 2013 – Exhibit A

1

STATE ADMINISTRATORS/AGENTS FOR SERVICE OF PROCESS

Following is information about our agents for service of process, as well as state agencies and administrators whom you may wish to contact with questions about The Joint Corp.

Our agent for service of process in the State of Delaware is:

THE CORPORATION TRUST COMPANY

CORPORATION TRUST CENTER, 1209 ORANGE STREET

WILMINGTON, DE 19801

We intend to register the franchises described in this Disclosure Document in some or all of the following states in accordance with applicable state law. If and when we pursue franchise registration (or otherwise comply with the franchise investment laws) in these states, we will designate the designated state offices or officials as our agents for service of process in those states:

State	State Agency	Agent for Service of Process

CALIFORNIA	Commissioner of Corporations Department of Corporations Suite 750 320 West 4th Street Los Angeles, CA 90013 (213) 576-7505	California Commissioner of Corporations Department of Corporations Suite 750 320 West 4th Street Los Angeles, CA 90013 (213) 576-7505

HAWAII	Business Registration Division Department of Commerce and Consumer Affairs335 Merchant Street, Room 203 Honolulu, Hawaii 96813 (808) 586-2722	Commissioner of Securities of the Department of Commerce and Consumer Affairs 335 Merchant Street, Room 203 Honolulu, Hawaii 96813

ILLINOIS	Office of Attorney General Franchise Division 500 South Second Street Springfield, IL 62706 (217) 782-4465	Illinois Attorney General Franchise Division 500 South Second Street Springfield, IL 62706

INDIANA	Indiana Secretary of State Securities Division Room E-1 11 302 West Washington Street Indianapolis, IN 46204 (317) 232-6681	Indiana Secretary of State State Securities Division Room E-1 11 302 West Washington Street Indianapolis, IN 46204

The Joint RD FDD - 2013 – Exhibit A

2

MARYLAND	Office of the Attorney General Division of Securities 200 St. Paul Place Baltimore, MD 21202-2020 (410) 576-6360	Maryland Securities Commissioner 200 St. Paul Place Baltimore, MD 21202-2020

MICHIGAN	Michigan Department of Attorney General Consumer Protection Division Antitrust and Franchise Unit 670 Law Building Lansing, MI 48913 (517) 373-7117	Michigan Department of Commerce, Corporations and Securities Bureau Antitrust and Franchise Unit 670 Law Building Lansing, MI 48913

MINNESOTA	Minnesota Department of Commerce 85 7th Place East, Suite 500 St. Paul, MN 55101-2198 (651) 296-4026	Minnesota Commissioner of Commerce 85 7th Place East Suite 500 St. Paul, MN 55101-2198

NEW YORK	New York State Department of Law Bureau of Investor Protection and Securities 120 Broadway, 23rd Floor New York, NY 10271 (212) 416-8211	Secretary of State of the State of New York 41 State Street Albany, New York 11231 and United Corporate Services, Inc. 10 Bank Street, Suite 560 White Plains, NY 10606

NORTH DAKOTA	Office of Securities Commissioner Fifth Floor 600 East Boulevard Bismarck, ND 58505-0510 (701) 328-4712	North Dakota Securities Commissioner Fifth Floor 600 East Boulevard Bismarck, ND 58505-0510

RHODE ISLAND	Department of Business Regulation Division of Securities1511 Pontiac Avenue Cranston, RI 02920 (401) 462-9527	Director of Rhode Island Department of Business Regulation Floor Division of Securities 1511 Pontiac Avenue Cranston, RI 02920

SOUTH DAKOTA	Department of Revenue and Regulation Division of Securities 445 East Capitol Pierre, SD 57501 (605) 773-4823	Director of South Dakota Division of Securities 445 East Capitol Pierre, SD 57502

The Joint RD FDD - 2013 – Exhibit A

3

VIRGINIA	State Corporation Commission Division of Securities and Retail Franchising 1300 East Main Street, 9th Floor Richmond, VA 23219 (804) 371-9051	Clerk of State Corporation Commission 1300 East Main Street, 1st Floor Richmond, VA 23219 And United Corporate Services, Inc. 700 East Main Street, Suite 1700 Richmond, VA 23218

WASHINGTON	Department of Financial Institutions Securities Division 150 Israel Road Tumwater, Washington 98501 (360) 902-8760	Director of Washington Financial Institutions Securities Division 150 Israel Road Tumwater, Washington 98501

WISCONSIN	Wisconsin Securities Commissioner Securities and Franchise Registration 345 W. Washington Avenue Madison, WI 53703 (608) 266-8559	Commissioner of Securities of Wisconsin Securities and Franchise Registration 345 W. Washington Avenue Madison, WI 53703

The Joint RD FDD - 2013 – Exhibit A

4

Exhibit B

REGIONAL DEVELOPER AGREEMENT

The Joint RD FDD – Exhibit B – RD Agreement

THE JOINT CORP.

REGIONAL DEVELOPER AGREEMENT

Date of Agreement

The Joint RD FDD – Exhibit B – RD Agreement

i

9.5	Indemnification For Use of Marks	13
10.	CONFIDENTIAL INFORMATION	13
11.	ASSIGNABILITY	14
11.1	Assignability by Company	14
11.2	Assignments by Regional Developer	15
11.3	Conditions for Approval of Assignment or Transfer	16
11.4	Assignment to Entity Principally Controlled By You	17
11.5	Death or Disability	18
11.6	Company’s Right of First Refusal	18
11.7	Ownership Structure	19
12.	NON-COMPETITION	19
12.1	In Term	19
12.2	Post-Term	19
13.	TERMINATION	19
13.1	Termination by Company	19
13.2	Rights and Obligations Upon Termination or Expiration	21
13.3	Termination Fee	21
14.	Mediation and ARBITRATION	22
15.	GENERAL CONDITIONS AND PROVISIONS	22
15.1	Relationship of Regional Developer to Company	22
15.2	Indemnification	23
15.3	Waiver and Delay	23
15.4	Survival of Covenants	23
15.5	Successors and Assigns	23
15.6	Joint and Several Liability	23
15.7	Governing Law	23
15.8	Consent to Jurisdiction	24
15.9	Waiver of Punitive Damages and Jury Trial.	24
15.10	Limitation of Claims	24
15.11	Entire Agreement	24
15.12	Title for Convenience	24
15.13	Gender	24
15.14	Severability	25
15.15	Fees and Expenses	25
15.16	Notices	25
15.17	Time of Essence	26
15.18	Lien and Security Interest	26
16.	SUBMISSION OF AGREEMENT	26
17.	ACKNOWLEDGMENTS	26

EXHIBIT 1	DEVELOPMENT AREA
EXHIBIT 2	MINIMUM DEVELOPMENT OBLIGATIONS
EXHIBIT 3	OWNERSHIP STRUCTURE
EXHIBIT 4	OWNER'S GUARANTY AND ASSUMPTION OF OBLIGATIONS
EXHIBIT 5	STATE-SPECIFIC ADDENDA

ii

REGIONAL DEVELOPER AGREEMENT

THIS REGIONAL DEVELOPER AGREEMENT (the “Agreement”) is made and entered into this _______ day of _____________, 201_______, (the “Effective Date”), by and between THE JOINT CORP., a Delaware corporation (“Company”, “we”, “us” or “our”), and ______________________________________ corporation/limited company/partnership (Circle One) (“Regional Developer”), with reference to the following facts:

A.	We and our affiliates have designed and developed valuable and proprietary formats and systems for the development and operation of businesses operating single location franchises (“Location franchises” or “Franchises”). These Franchises offer affordable, convenient and accessible chiropractic care to the general public.

B.	We have developed and use, promote and license certain trademarks, service marks and other commercial symbols in operating our franchises, including “The Joint…The Chiropractic Place™”, and we may create, use and license other trademarks, service marks and commercial symbols for use in operating our franchises (collectively, the “Marks”).

C.	We offer franchisees the right to own and operate a Franchise offering the products and services we authorize (and only the products and services we authorize) and using our business formats, methods, systems, procedures, signs, designs and layouts, standards, specifications and Marks, all of which we may improve, further develop and otherwise modify from time to time (collectively, the “System”).

D.	We seek a Regional Developer who will open and operate, or solicit and assist franchisees in opening and operating numerous Franchises within the geographic area described in Exhibit 1 (the “Development Area”) , and for the total number of Franchises authorized for development within the Development Area set forth in Exhibit 1 (the “Development Rights”).

E.	Regional Developer desires to establish a business (a “Regional Developer Business”) under which it will solicit, qualify, train and assist franchisees (the “Franchisees”) to build and operate Franchises in the Development Area, and we desire to grant to Regional Developer the right to operate the Regional Developer Business in accordance with the terms and upon the conditions contained in this Agreement.

WHEREFORE, IT IS AGREED

1.	GRANT OF RIGHTS.

Subject to the terms of this Agreement, we hereby grant to Regional Developer, and Regional Developer hereby accepts, the rights during the Term to solicit, screen, qualify for final approval by us, train and assist Franchisees to open and operate, Franchises in the Development Area.

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2.	REGIONAL DEVELOPER’S DEVELOPMENT OBLIGATION.

2.1          Minimum Development Obligation and Development Schedule.

(a)          Regional Developer shall solicit, screen, qualify, train and assist Franchisees to construct, equip, open and operate, within the Development Area, the total number of Franchises set forth in Exhibit 2 (the “Minimum Development Obligation”), in the manner and within each of the time periods specified therein (the “Development Schedule”).

(b)          Each Franchise shall be the subject of a separate Franchise Agreement (as defined herein). We and the Franchisee shall enter into our then current form of franchise agreement (the “Franchise Agreement”).

(c)          Franchises which are the subject of a Franchise Agreement executed pursuant this Agreement, shall be counted in determining whether the Minimum Development Obligation shall have been met within the applicable Development Periods.

(d)          During the initial Term, if we or you wish to establish additional Franchises within the Development Area over and above the Minimum Development Obligation, and we have determined, in our sole discretion, that the Development Area can sustain such additional Franchises, you have the right to purchase such additional Franchises within thirty (30) days of receipt of our written offer or your written request, as applicable, to purchase such additional Franchises at the price set forth in Exhibit 1. If you decline our offer to purchase, or fail to pay the amount due for such additional Franchises before the end of the thirty (30) day period, we reserve the right establish and operate, and/or to grant other persons the right to establish and operate, such additional Franchises within your Development Area

2.2          Regional Developer Sales Office and Opening. Regional Developer shall establish and operate a franchise sales office (“Regional Developer Sales Office” or “Sales Office”) within the Development Area. We will not approve or disapprove the location of the Sales Office. You must open your Regional Developer Business within 45 days after you receive your initial training from us, or 90 days after signing your Regional Developer Agreement, whichever occurs first.

3.	EXCLUSIVITY.

3.1          Territorial Rights. Except as provided in Section 3.2, as long as this Agreement is in effect, and you are in compliance with this Agreement, and meet the Minimum Development Obligation set forth in this Agreement, then we and our affiliates will not operate, establish or grant in your Development Area another Regional Developer franchise offering Franchises.

3.2          Rights Maintained by Company. We (and any affiliates that we might have from time to time) shall at all times have the right to engage in any activities we deem appropriate that are not expressly prohibited by this Agreement, whenever and wherever we desire, including, but not limited to:

(a)          establish and operate Franchises and Regional Developer Businesses, and granting right to other persons to establish and operate Franchises or Regional Developer Businesses, on any terms and conditions we deem appropriate and at any locations other than within your Development Area;

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(b)          establish and operate Franchises and/or grant other persons the right to establish and operate Franchises during the initial Term, to the extent that such additional Franchises exceed the total number of franchises you are authorized to development within your Development Area as set forth in Exhibit 1, and you decline to purchase the right to develop such additional Franchises.

(c)          acquire the assets or ownership interest of one or more businesses providing products and services similar to those provided at Franchises, and franchising, licensing or creating similar arrangements with respect to these businesses once acquired, wherever these businesses (or the franchisees or licensees of these businesses) are located or operating, including within your Development Area; and

(d)          be acquired (regardless of the form of transaction) by a business providing products and services similar to those provided at Franchises, or by another business, even if such business operates, franchises and/or licenses competitive businesses within your Development Area.

4.	TERM.

The term of this Agreement (the “Term”) shall be for a period of ten (10) years commencing on the Effective Date, unless sooner terminated in accordance with the provisions of Section 13. Regional Developer shall have the right to extend the Term for an additional period of ten (10) years if (i) Regional Developer has substantially complied with the Minimum Development Obligation and all of the other terms of this Agreement during the Term; (ii) Regional Developer and all of its owners and their spouses sign our general release form; (iii) we and Regional Developer mutually agree on a new minimum development obligation for the Development Area for the extension period; and (iv) Regional Developer has paid a renewal fee equal to twenty-five percent (25%) of the original Development Fee set forth in Paragraph 7. Under the general release, Regional Developer and its owners and their spouses will waive any and all claims against us, our affiliates, and our and their owners, officers, directors, employees, agents, successors and assigns. If Regional Developer wishes to extend the Term, Regional Developer must notify us in writing no more than one hundred eighty (180) days and no less than ninety (90) days before the Term would otherwise expire.

Notwithstanding the foregoing, any time after three (3) full years from the Effective Date of this Agreement, Company has the option of repurchasing the Development Area and all of your Regional Developer rights associated with this Agreement for any opened and unopened Franchises within your Development Area. The formula for repurchasing the Development Area and these rights will be as follows:

(a)          $29,000 for each Franchise that is opened under to this Agreement; plus

(b)          $7,250 for each Franchise that is unopened under this Agreement.

The total number of Franchises for which Regional Developer has acquired the Development Rights to open under this Agreement is set forth in Exhibit 1. Notwithstanding the foregoing, any Franchises that were opened in Regional Developer’s Development Area prior to execution of this Agreement will be transferred to Company at no cost to Company if Company exercises its repurchase option.

Company must notify Regional Developer in writing of Company’s intent to exercise the option at least thirty (30) days prior to the date such option shall take effect. Unless the parties agree otherwise, the closing on this repurchase option shall occur within thirty (30) days of Company’s written notice of intent to exercise the repurchase option. Company and Regional Developer agree to execute and deliver any and all documents or instruments required to effectuate the repurchase by the Company.

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5.	ADDITIONAL OBLIGATIONS OF COMPANY AND REGIONAL DEVELOPER.

5.1          Regional Developer Training. Within forty-five days (45) days after the Effective Date, but no later than thirty (30) days before you open your Regional Developer franchise for business, we or our designee will provide up to three (3) days of training to Regional Director on the operation of a Regional Developer Business. This training program may include classroom training and/or hands-on training and will be conducted at our corporate headquarters in Scottsdale, Arizona, and/or at any other location(s) we designate. Regional Developer must complete the initial training to our satisfaction and participate in all other activities we require before soliciting Franchisees in the Development Area. Although we provide this training at no additional cost to Regional Developer, Regional Developer must pay all travel and living expenses which it and its attendees incur.

If we determine that Regional Developer cannot complete initial training to our satisfaction, we may, at our option, either (1) require Regional Developer to attend additional training at Regional Developer’s expense (for which we may charge reasonable fees), or (2) terminate this Agreement.

Regional Developer shall participate in periodic webinars and sales calls scheduled by us for Regional Developer franchises, and attend a national business meeting or convention of up to three days each year. We may also require Regional Developer to attend up to two (2) additional or refresher training courses each year at our corporate offices, or another location we designate. We may charge reasonable fees for these courses, conventions, webinars, sales calls, and programs. Regional Developer is responsible for all travel and living expenses.

5.2          Regional Developer Manual.

(a)          We shall loan to Regional Developer one (1) copy of our Regional Developer manual (the “Manual for RDs”) and one (1) copy of our Operations Manual for Location Franchises (“Manual for Locations”) (collectively referred to as the “Manuals”). Regional Developer shall conduct all business activities in strict accordance with our standard operational methods and procedures as prescribed from time to time in the Manual for RDs. As used in the Agreement, the term “Manuals” shall be deemed to include the Manuals so delivered to Regional Developer, all amendments to the Manuals, and all supplemental bulletins, notices and memoranda which prescribe standard methods or techniques of operation, and which we may from time to time deliver to Regional Developer.

(b)          We shall have the right to modify or supplement the Manuals. Such modifications and supplements shall be effective and binding on Regional Developer fifteen (15) days after notice thereof is mailed or otherwise delivered to Regional Developer. Regional Developer acknowledges and agrees that modifications of and supplements to the Manuals may obligate Regional Developer to invest additional capital or incur higher operating costs.

(c)          The Manuals are our property and may not be duplicated, copied, disclosed or disseminated in whole or in part in any manner except with our express prior written consent. Regional Developer shall maintain the confidentiality of the Manuals. Upon the termination of this Agreement, Regional Developer shall return to us all copies of the Manuals in its possession or control. If Regional Developer’s copy of the Manuals is lost, destroyed or significantly damaged, Regional Developer agrees to obtain a replacement copy at our then applicable charge.

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5.3           General Guidance. We will provide guidance to Regional Developer in the Manuals and other bulletins or other written materials, by electronic media, and/or by telephone consultation. If Regional Developer requests and we agree to provide additional or special guidance, assistance or training, Regional Developer must pay our then applicable charges, including our personnel’s per diem charges and any travel and living expenses.

5.4           Franchise Registration and Disclosure. Neither Regional Developer nor any representative of Regional Developer shall solicit prospective Franchisees of Franchises until we have registered our current Franchise Disclosure Document in applicable jurisdictions in the Development Area and have provided Regional Developer with the requisite documents, or at any time when we notify Regional Developer that our registration is not then in effect or our documents are not then in compliance with applicable law. If Regional Developer’s activities pursuant to this Agreement require the preparation, amendment, registration, or filing of information or any disclosure or other documents, then all requisite disclosure documents, ancillary documents, and registration applications shall be prepared and filed by us or our designee, and registration secured, before Regional Developer may solicit prospective Franchisees for Franchises. Costs of such registration applicable to Regional Developer shall be borne by Regional Developer. In particular, Regional Developer shall:

(a)           prepare and forward to us verified financial statements of Regional Developer in such form and for such periods as shall be designated by us, including audited financial statements, if necessary and appropriate to comply with applicable legal disclosure, filing or other legal requirements;

(b)           promptly provide all information reasonably required by us to prepare all requisite disclosure documents and ancillary documents for the offering of franchises throughout the Development Area; and

(c)           execute all documents required by us for the purpose of registering Regional Developer and us to offer franchises throughout the Development Area.

Regional Developer agrees to review all information pertaining to Regional Developer prepared to comply with legal requirements for selling franchises in the Development Area and verify its accuracy if so requested by us. Regional Developer acknowledges that we and our affiliates and designees shall not be liable to Regional Developer for any errors, omissions or delays which occur in the preparation of such materials.

5.5           Investigation and Qualification of Prospective Franchisees.

(a)           Each Franchise opened by a Franchisee pursuant to this Agreement shall be the subject of a separate Franchise Agreement with us, upon our then current form. Regional Developer shall have no right to modify or offer to modify any Franchise Agreement or other contract.

(b)           If we shall approve a Franchisee and a prospective franchise location, Regional Developer shall transmit to such Franchisee for execution copies of our then-current Franchise Agreement pertaining to the approved site and providing for a protected territory surrounding said Franchise, as determined by us.

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(c)           Regional Developer shall investigate the qualifications of each prospective Franchisee and the suitability of each prospective franchise location in the Development Area in accordance with our standards, policies and procedures relating to qualification of Franchisees then in effect, and shall obtain all information required of prospective Franchisees by us.

(d)           After Regional Developer is satisfied that a prospective Franchisee meets the standards established by us, Regional Developer may recommend to us the approval of such prospective Franchisee. Regional Developer shall then furnish to us all information relating to the prospective Franchisee which shall be required by us in the form and manner customarily required by us.

(e)           We may thereafter conduct or obtain such credit reports and background checks on prospective franchisees as we deem necessary or convenient. We may then approve or disapprove a prospective franchisee for any reason and may seek further information with respect to the prospective Franchisee. Regional Developer shall cooperate with us in any further investigation of the prospective Franchisee. If we shall reject a prospective Franchisee, we shall provide Regional Developer with a written explanation of the reasons therefor.

(f)            Regional Developer shall deliver to us a copy of all correspondence with Franchisees which is material to the franchise relationship, concurrently with its being sent or received by Regional Developer.

5.6           Training and Support. Regional Developer agrees to implement any training programs developed by us for Franchises and to provide such assistance and services as we shall reasonably request and require from time to time in connection with the construction, equipping and opening of Franchises within the Development Area, the sourcing of equipment, fixtures, furnishings, inventory and supplies for such Franchises, the advertising and promotion of such Franchises, and the supervision of the use, and compliance with our quality control standards in the use of the Marks at such Franchises. All services and assistance provided to Franchisees in connection with the operation of Franchises located in the Development Area will be provided by Regional Developer and such obligations of Regional Developer will not be transferred, delegated or subcontracted to any other person.

5.7           Inspection of Franchises and Operations. Regional Developer shall conduct inspections of all of the Franchises in the Development Area, and of its operations and the review of the operations of all Franchises in the Development Area, in accordance with the standards from time to time established by us, upon such schedules and according to such procedures as shall be agreed upon by us and Regional Developer, acting in good faith, but, in any event, at least once during each calendar quarter. Regional Developer shall provide reports to us with respect to the findings of such inspections, in such form and at such time as we shall require.

We reserve the right to conduct periodic inspections of your Regional Developer Business to ensure that you are in compliance with this Agreement, the Manual for RDs, standards, and any of our other written directives to you.

5.8           Marketing and Promotion. Regional Developer shall participate in all promotion and marketing activities required by us of our Regional Developers, as required in the Franchise Agreements, or otherwise.

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6.             OPERATING STANDARDS.

6.1           Standard of Service. Regional Developer shall at all times give prompt, courteous and efficient service to Franchises in the Development Area. Regional Developer shall, in all dealings with Franchisees, prospective Franchisees and the public, adhere to the highest standards of honesty, integrity, fair dealings and ethical conduct.

6.2           Compliance with Laws and Good Business Practices. Regional Developer shall secure and maintain in force all required licenses, permits and certificates relating to Regional Developer’s activities under this Agreement and operate in full compliance with all applicable laws, ordinances and regulations. Regional Developer acknowledges being advised that many jurisdictions have enacted laws concerning the advertising, sale, renewal and termination of, and continuing relationship between parties to a franchise agreement, including, without limitation, laws concerning disclosure requirements. Regional Developer agrees promptly to become aware of and to comply with all such laws and legal requirements in force in the Development Area and to utilize only disclosure documents that we have approved for use in the applicable jurisdiction.

6.3           Accuracy of Information. Before it solicits any prospective franchisee, Regional Developer shall each time take reasonable steps to confirm that the information contained in any written materials, agreements and other documents related to the offer or sale of franchises is true, correct and not misleading at the time of such offer or sale and that the offer or sale of such franchise will not at that time be contrary to or in violation of any applicable state law related to the registration of the franchise offering. We shall provide Regional Developer with any changes to our disclosure documents and other agreements on a timely basis and, upon request, provide Regional Developer with confirmation that the information contained in any written materials, agreements or documents being used by Regional Developer is true, correct and not misleading, except for information specifically relating to disclosures regarding Regional Developer. If Regional Developer notifies us of an error in any information in our documents, we shall have a reasonable period of time to attempt to correct any deficiencies, misrepresentations or omissions in such information.

6.4           Notification of Litigation. Regional Developer shall notify us in writing within five (5) days after the commencement of any action, suit, arbitration, proceeding, or investigation, or the issuance of any order, writ, injunction, award and decree, by any court agency or other governmental instrumentality, which names Regional Developer or any of its Owners or otherwise concerns the operation or financial condition of Regional Developer, the Regional Developer Business or any Franchisee.

6.5           Insurance. Regional Developer shall at all times during the term of this Agreement maintain in force, at Regional Developer’s sole expense, insurance written on an occurrence basis for the Regional Developer Business of the types, in the amounts and with such terms and conditions as we may from time to time prescribe in the Regional Developer Manual or otherwise. All of the required insurance policies shall name us and affiliates designated by use as additional insured, contain a waiver of the insurance company’s right of subrogation against us and the designated affiliates, and provide that we will receive thirty (30) days’ prior written notice of termination, expiration, cancellation or modification of any such policy. You are responsible for any and all claims, losses or damages, including to third persons, originating from, in connection with, or caused by your failure to name us as an additional insured on each insurance policy. You agree to defend, indemnify and hold us harmless of, from, and with respect to any such claims, loss or damage arising out of your failure to name us as additional insured, which indemnity shall survive the termination or expiration and non-renewal of this Agreement.

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Notwithstanding the existence of such insurance, you are and will be responsible for all loss or damage and contractual liability to third persons originating from or in connection with the operation of the Regional Developer franchise, and for all claims or demands for damages to property or for injury, illness or death of persons directly or indirectly resulting therefrom; and you agree to defend, indemnify and hold us harmless of, from, and with respect to any such claims, loss or damage, which indemnity shall survive the termination or expiration and non-renewal of this Agreement. In addition to the requirements of the foregoing paragraphs of this Paragraph 6.5, you must maintain any and all insurance coverage in such amounts and under such terms and conditions as may be required in connection with your lease or purchase of any premises used to operate your Regional Developer franchise.

Your obligation to maintain insurance coverage as described in this Agreement will not be reduced in any manner by reason of any separate insurance we maintain on our own behalf, nor will our maintenance of that insurance relieve you of any obligations under this Agreement.

If you fail to pay the premiums for insurance required to operate your franchise, we may obtain insurance for you and you will be required to reimburse us within ten (10) days of receipt of a demand for reimbursement from us. We will have the right to debit your account the amounts owed to us for such premiums if you fail to pay us within ten (10) days of our request for reimbursement.

6.6           Proof of Insurance Coverage. Regional Developer will provide proof of insurance to us before beginning operations of its Regional Developer Business. This proof will show that the insurer has been authorized to inform us in the event any policies lapse or are cancelled or modified. We have the right to change the types, amount and terms of insurance that Regional Developer is required to maintain by giving Regional Developer prior reasonable notice. Noncompliance with these insurance provisions shall be deemed a material breach of this Agreement, and in the event of any lapse in insurance coverage, we shall have the right, in addition to all other remedies, to demand that Regional Developer cease operations of its Regional Developer Business until coverage is reinstated or, in the alternative, to pay any delinquencies in premium payments and charge the same back to Regional Developer.

6.7           Advertising Requirement and Cooperatives. You must meet the minimum advertising requirement we establish for your Regional Developer Business (“Minimum Advertisement Requirement”). We will establish the Minimum Advertising Requirement at the time you sign this Agreement. You may be required to provide receipts to show you are meeting this requirement. We reserve the right to increase the Minimum Advertisement Requirement for your Regional Developer Business if we determine that it is necessary for you to meet your Minimum Development Obligation.

If one is created, you are required to join and participate in the Advertising Cooperative (“Co-op”), which is an association of Regional Developer whose franchise Franchises are located with your Area of Dominant Influence (“ADI”). An ADI is a geographic market designation that defines a broadcast media market, consisting of all counties in which the home market stations receive a preponderance of viewing. One function of the Co-op is to establish a local advertising pool, of which the funds must be used for Franchise advertising only and for the mutual benefit of each Co-op member. Regional Developer must contribute to the pool in accordance with the rules and regulations of the Co-op, as determined by its members. Amounts contributed to the advertising pool by a Regional Developer may be considered as spent for local advertising, and therefore toward the minimum local advertising requirement.

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6.8           Approval of Advertising. Prior to their use by Regional Developer, samples of all advertising and promotional materials not prepared or previously approved by us shall be submitted to us for approval, which approval shall not be unreasonably withheld. Regional Developer shall not use any advertising or promotional materials that we have not approved or have disapproved. Regional Developer acknowledges and understands that certain states require the filing of franchise sales advertising materials with the appropriate state agency prior to dissemination. Regional Developer agrees fully and timely to comply with such filing requirements at Regional Developer’s own expense unless such advertising has been previously filed with the state by us. We may charge Regional Developer for the costs incurred by us in printing large quantities of advertising and marketing materials supplied by us to Regional Developer at Regional Developer’s request.

6.9           Websites. As used in this Agreement, the term “Website” means an interactive electronic document contained in a network of computers linked by communications software that refers to the Franchise, Locations, franchises for Franchises or the Marks. The term “Website” includes, but is not limited to, Internet and World Wide Web pages. In connection with any Website, Regional Developer agrees to the following:

(a)           Regional Developer shall not establish a separate Website without our prior written consent. We shall have the right, but not the obligation, to designate one or more web page(s) to describe Regional Developer, such web pages(s) to be located within our Website; and

(b)           If we approve, in writing, a separate Website for Regional Developer, then each of the following provisions shall apply:

(1)         Regional Developer shall not establish or use the Website without our prior written approval.

(2)         Before establishing the Website, Regional Developer shall submit to us, for our prior written approval, a sample of the proposed Website domain name, format, visible content (including, but not limited to, proposed screen shots), and non-visible content (including, but not limited to, meta tags) in the form and manner we may reasonably require, and Regional Developer shall not use or modify such Websites without our prior written approval as to such proposed use or modification.

(3)         In addition to any other applicable requirements, Regional Developer shall comply with our standards and specifications for Websites as we prescribe from time to time in the Manuals or otherwise in writing.

(4)         If we require, Regional Developer shall establish such hyperlinks to our Website and others we may request in writing.

We may revoke our approval at any time, in writing, and require that Regional Developer discontinue use of a separate Website.

6.10         Accounting, Bookkeeping and Records. Regional Developer shall maintain at its business premises in the Development Area all original invoices, receipts, checks, contracts, licenses, acknowledgement of receipt forms, and bookkeeping and business records we require from time to time. Regional Developer shall furnish to us, within one hundred twenty (120) days after the end of Regional Developer’s fiscal year, a balance sheet and profit and loss statement (audited by a CPA, if requested by us) for Regional Developer’s Business for such year (or a monthly or quarterly statement if required by us, in which case such statements also shall reflect year-to-date information). In addition upon our request, within ten (10) days after such returns are filed, exact copies of federal and state income, sales and any other tax returns and such other forms, records, books and other information as we periodically require regarding Regional Developer’s Business, shall be furnished to us. Regional Developer shall maintain all records and report of the business conducted pursuant to this Agreement for at least two (2) years after the date of termination or expiration of this Agreement.

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6.11         Reports. Regional Developer shall, as often as required by us, deliver to us a written report of its Regional Developer Business activities in such form and detail as we may from time to time specify, including information about efforts to solicit prospective Franchisees, the status of pending real estate transactions and the status of Franchises.

6.12         Computer Systems. Regional Developer agrees to use in the development and operation of the Regional Developer’s Business the computer systems and operating software (“Computer System”) that we specify from time to time. You acknowledge that we may modify such specifications and the components of the Computer System from time to time. As part of the Computer System, we may require you to obtain specified computer hardware and/or software, including without limitation a license to use proprietary software developed by us or others. Our modification of such specifications for the components of the Computer System may require you to incur costs to purchase, lease and/or obtain by license new or modified computer hardware and/or software, and to obtain service and support for the Computer System during the term of this Agreement. You acknowledge that we cannot estimate the future costs of the Computer System (or additions or modifications thereto), and that the cost to you of obtaining the Computer System (or additions or modifications thereto), including software, may not be fully amortizable over the remaining term of this Agreement. Nonetheless, you agree to incur such costs in connection with obtaining the computer hardware and software comprising the Computer System (or additions or modifications thereto). Within sixty (60) days after you receive notice from us, you agree to obtain the components of the Computer System that we designate and require. You further acknowledge and agree that we and our affiliates have the right to charge a reasonable systems fee for software or systems installation services; modifications and enhancements specifically made for us or our affiliates that are licensed to you; and other maintenance and support Computer System-related services that we or our affiliates furnish to you. You will have sole responsibility for: (1) the acquisition, operation, maintenance, and upgrading of your Computer System; (2) the manner in which your Computer System interfaces with our computer system and those of third parties; and (3) any and all consequences that may arise if your Computer System is not properly operated, maintained, and upgraded.

The Company will provide to you its proprietary office management software (the “Company Software”), which you will be required to install onto the Computer System and use in the operation of your Regional Developer Business. In addition, we may, at any time and from time to time, contract with one or more software providers, business service providers, or other third parties (individually, a “Service Provider”) to develop, license, or otherwise provide to or for the use and benefit of you and other Company franchises certain software, software applications, and software maintenance and support services related to the Computer System that you must or may use in accordance with our instructions with respect to your Computer System.

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6.14         Management of Business. You must personally participate in the direct operation of your Regional Developer Business. If you do not personally participate in the direct operation of your Regional Developer Business on a full-time basis, then you are obligated to have a fully trained Manager operate the franchise. We believe that only a person with an equity interest can adequately ensure that our standards of quality and competence are maintained. We required that you be directly involved in the day-to-day operations and utilize your best efforts to promote and enhance the performance of the Franchised Business.

Any Manager you employ at the launching of your franchise operations must complete the initial management-training course required by the Company. All subsequent Managers must be trained fully according to our standards by either the franchise owner or the Company. However, the Company may charge a fee for this additional training.

7.             DEVELOPMENT FEE.

Regional Developer shall pay to us a non-refundable “Development Fee” of ____________________________________________________ Dollars ($ _______________), payable upon execution of this Agreement. If we require Regional Developer to acquire an in-depth demographic analysis of the Development Area, Regional Developer shall also purchase the demographic analysis from us or our designated supplier for the then-applicable fee.

8.             PAYMENTS TO REGIONAL DEVELOPER.

8.1           Initial Fee Commission and Conditions of Payment. During the term of this Agreement, Regional Developer shall be paid a flat fee commission, as set forth in this Section, paid from the initial franchise fees paid by Franchisees and/or Regional Developer for the purchase of Location franchises to be located within the Development Area (the “Initial Fee Commission”), subject to fulfillment of the following conditions: (a) the Franchisee (or Regional Developer) executes a Franchise Agreement with us and an initial franchise fee has been paid to and actually received by us (we shall not be deemed to have received any fees paid into escrow, if applicable, until such fees actually have been remitted to us); and (b) Regional Developer has complied with all of its other obligations under this Agreement with respect to such sale and has verified the same to us in writing in a form prescribed by us. The Initial Fee Commission shall be an amount equal to Fourteen Thousand Five Hundred Dollars ($14,500) for each Franchise that is sold pursuant to this Agreement minus any broker’s fees or sales commissions, if any, and will be payable to Regional Developer within twenty (20) days after the conditions of this Section 8.1 have been fulfilled.

8.2           Commissions on Royalty Fees. We shall pay to Regional Developer, on the day of the week, 3% of the royalty fees (which excludes advertising and marketing fees) actually received by us from each Franchisee located in the Development Area during the applicable period pursuant to their Franchise Agreement (“Royalty Fees”). Notwithstanding the foregoing, if Regional Developer has failed to conduct the periodic inspections described in Section 5.9 and failed to perform in any material respect, with respect to one (1) or more Franchisees located in the Development Area, the other services described in Section 5 to be provided to Franchisees located in the Development Area during any applicable month, then Regional Developer shall not be entitled to receive commissions on Royalty Fees with respect to such Franchisees for the period during which reports or services were not provided.

8.3           Commissions After Termination. All payments under this Section 8 shall immediately and permanently cease after the expiration or termination of this Agreement, although Regional Developer shall receive all amounts which have accrued to Regional Developer as of the effective date of expiration or termination.

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8.4           Application of Payments. Our payments to Regional Developer shall be based on amounts actually collected from Franchisees, not on payments accrued, due or owning. In the event of termination of a Franchise Agreement for an Franchise within the Development Area, we shall apply any payments received from a Franchisee to pay past due indebtedness of that Franchisee for Royalty Fees, advertising contributions, purchases from us or our affiliates, interest or any other indebtedness on that Franchisee to us or our affiliates. To the extent that such payments are applied to a Franchisee’s overdue Royalty Fee payments, Regional Developer shall be entitled to its pro rata share of such payments, less its pro rata share of the costs of collection paid to third parties.

8.5           Setoffs. Regional Developer shall not be allowed to set off amounts owed to use for fees or other amounts due under this Agreement against any monies owed to Regional Developer by us, which right to set off is hereby expressly waived by Regional Developer. We shall be allowed to set off against amounts owed to Regional Developer for commissions, Royalty Fees or other amounts due under this Agreement any monies owed to us by Regional Developer.

9.             MARKS.

9.1           Ownership and Goodwill of Marks. Regional Developer’s right to use the Marks is derived only from this Agreement and is limited to Regional Developer’s operation of its Regional Developer Business. Regional Developer’s unauthorized use of the Marks is a breach of this Agreement and infringes our rights in the Marks. Regional Developer acknowledges and agrees that Regional Developer’s use of the Marks and any goodwill established by that use are for our exclusive benefit and that this Agreement does not confer any goodwill or other interests in the Marks upon Regional Developer (other than the right to operate a Regional Developer Business under this Agreement). All provisions of this Agreement relating to the Marks apply to any additional and substitute trademarks and service marks we authorize Regional Developer to use.

9.2           Limitations on Regional Developer’s Use of Marks. Regional Developer may not use any Mark: (1) as part of any corporate or legal business name; (2) with any prefix, suffix or other modifying words, terms, designs, symbols other than logos we have licensed to Regional Developer; (3) in selling any unauthorized services or products; (4) as part of any domain name, electronic address or search engine, without our consent; or (5) in any other manner we have not expressly authorized in writing. Regional Developer may not use any Mark in advertising the transfer, sale or other disposition of Regional Developer’s business under this Agreement or an ownership interest in Regional Developer (if a corporation, partnership, limited liability company or another business entity holds the franchise at any time during this Agreement’s term) without our prior written consent.

9.3           Notification of Infringements and Claims. Regional Developer agrees to notify us immediately of any apparent infringement of or challenge to Regional Developer’s use of any Mark, or of any person’s claim of any rights in any Mark, and not to communicate with any person other than us and our attorneys and Regional Developer’s attorneys regarding any infringement, challenge or claim. We may take action we deem appropriate (including no action) and control exclusively any litigation, U.S. Patent and Trademark Office proceeding or other administrative proceeding arising from any infringement, challenge or claim or otherwise concerning any Mark. Regional Developer agrees to sign any documents and take any actions that, in the opinion of our attorneys, are necessary or advisable to protect and maintain our interests in any litigation or Patent and Trademark Office or other proceeding or otherwise to protect and maintain our interests in the Marks.

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9.4           Discontinuance of Use of Marks. If we believe at any time that it is advisable for us and/or Regional Developer to modify or discontinue using any Mark and/or use one or more additional or substitute trademarks or service marks, Regional Developer agrees to comply with our directions within a reasonable time after receiving noticed. We need not reimburse Regional Developer for Regional Developer’s expenses in complying with these directions, for any loss of revenue due to any modified or discontinued Mark, or for Regional Developer’s expenses of promoting a modified or substitute trademark or service mark.

9.5           Indemnification For Use of Marks. We agree to indemnify and reimburse Regional Developer against and for all damages for which Regional Developer is held liable in any trademark infringement proceeding arising out of Regional Developer’s authorized use of any Mark pursuant to and in compliance with this Agreement, and for all costs Regional Developer reasonably incurs in the defense of any such claim in which Regional Developer is named as a party, so long as Regional Developer has timely notified us of the claim, and have otherwise complied with this Agreement. At our option, we may defend and control the defense of any proceeding relating to any Mark.

10.           CONFIDENTIAL INFORMATION.

We possess (and may continue to develop and acquire) certain confidential information relating to the development and operation of Franchises and Regional Developer Businesses (the “Confidential Information”), which includes (without limitation):

(1)          site selection criteria;

(2)          methods, formats, specifications, standards, systems, procedures, sales and marketing techniques, knowledge and experience used in developing and operating Franchises and Regional Developer Businesses;

(3)          marketing research and promotional, marketing and advertising programs for Franchises and Regional Developer Businesses;

(4)          knowledge of specifications for and suppliers or, and methods of ordering, certain operating assets and products that Franchises and Regional Developer Businesses use;

(5)          knowledge of the operating results and financial performance of Franchises and Regional Developer Businesses;

(6)          customer communication and retention programs, along with data used or generated in connection with those programs; graphic designs and related intellectual property;

(7)          information generated by or used or developed in the operation of Franchises and Regional Developer Businesses, including customer names, addresses, telephone numbers and related information; and

(8)          any other information designated confidential or proprietary by us.

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Regional Developer acknowledges and agrees that by entering into this Agreement, Regional Developer will not acquire any interest in Confidential Information, other than the right to use certain Confidential Information in accordance with this Agreement, and that Regional Developer’s use of any Confidential Information in any other business would constitute an unfair method of competition with us and our franchisees. Regional Developer further acknowledges and agrees that the Confidential Information is proprietary, includes our trade secrets, and is disclosed to Regional Developer only on the condition that Regional Developer agrees, and it does agree, that Regional Developer:

(1)          will not use any Confidential Information in any other business or capacity;

(2)          will keep the Confidential Information absolutely confidential during and after this Agreement’s term;

(3)          will not make unauthorized copies of any Confidential Information disclosure via electronic medium or in written or other tangible form;

(4)          will adopt and implement all reasonable procedures that we periodically prescribe to prevent unauthorized use or disclosure of Confidential Information, including, without limitation: (i) restricting its disclosure to Regional Developer’s personnel and Franchisees needing to know such Confidential Information in order to develop and operate the Franchises; and (ii) requiring those having access to Confidential Information to sign confidentiality and non-disclosure agreements. We have the right to regulate the form of agreement that Regional Developer uses and to be a third party beneficiary of that agreement with independent enforcement rights; and

(5)          will not sell, trade or otherwise profit in any way from the Confidential Information, except using methods approved by us.

All ideas, concepts, techniques or materials relating to a Franchise or Regional Developer Business, whether or not protectable intellectual property and whether created by or for Regional Developer or its employees, must be promptly disclosed to us and will be deemed to be our sole and exclusive property and works made-for-hire for us. To the extent any item does not qualify as a “work made-for-hire” for us, by this paragraph, Regional Developer assigns ownership of that item, and all related rights to that item, to us and agrees to sign whatever assignment or other documents we request to evidence our ownership or to help us obtain intellectual property rights in the item.

“Confidential Information” does not include information, knowledge or know-how which is or becomes generally known in business consulting industry or which Regional Developer knew from previous business experience before we provided it to Regional Developer (directly or indirectly) or before Regional Developer attended our initial training program. If we include any matter in Confidential Information, anyone who claims that it is not Confidential Information must prove that the exclusion in this paragraph is fulfilled.

11.           ASSIGNABILITY.

11.1         Assignability by Company.

(a)           We shall have the right, but not the obligation, to cause a subsidiary or affiliate of ours to perform any or all of our obligations and exercise any or all of our rights under this Agreement and under any Franchise Agreement, and to require regional Developer to perform any or all of its obligations hereunder, in favor or such subsidiary or affiliate, by delivery of written notice thereof to Regional Developer.

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(b)          We shall have the right to assign this Agreement, or any of our rights and privileges under this Agreement to any other person, firm or corporation, other than a subsidiary or affiliate of ours, without Regional Developer’s prior consent, and we shall not be liable for any obligations accruing under this Agreement after the effective date of such assignment; provided the assignee shall expressly assume and agree to perform our obligations under this Agreement and is reasonably capable of performing them.

11.2         Assignments by Regional Developer.

(a)           We have entered into this Agreement in reliance upon and in consideration of the singular personal skills, character, aptitude, business ability, financial capacity and qualifications of Regional Developer and the trust and confidence reposed in Regional Developer or, in the case of a business entity Regional Developer, its owners (individually, an “Owner”). Therefore, neither Regional Developer’s interest in this Agreement nor any of its rights or privileges hereunder shall be assigned or transferred, voluntarily or involuntarily, in whole or in part, by operation of law or otherwise, in any manner, without our prior written approval.

(b)           Any assignment or transfer without our approval is a breach of this Agreement and has no effect. In this Agreement, the term “transfer” includes any voluntary, involuntary, direct or indirect assignment, sale, gift or other disposition and includes the following events:

(1)         transfer of record or beneficial ownership of capital stock in Regional Developer (if Regional Developer is a corporation), a partnership or membership interest (if Regional Developer is a partnership or limited liability company), or any other ownership interest or right to receive all or a portion of Regional Developer’s profits or losses;

(2)         a merger, consolidation or exchange of shares or other ownership interests, or issuance of additional ownership interest or securities representing or potentially representing shares or other ownership interests, or a redemption of shares or other ownership interests;

(3)         any sale or exchange of voting interests or securities convertible to voting interests, or any agreement granting the right to exercise or control the exercise of the voting rights of any owner or to control Regional Developer’s operations or affairs;

(4)         transfer of an interest in Regional Developer, this Agreement, or Regional Developer Business or its assets (or any right to receive all or a portion of Regional Developer’s or the Regional Development Business’ profits or losses or any capital appreciation relating to the Regional Development Business) in a divorce, insolvency or entity dissolution proceeding, or otherwise by operation of law;

(5)         if Regional Developer or an Owner (if Regional Developer is a business entity) dies, transfer of an interest in Regional Developer, this Agreement, or the Regional Development Business or its assets (or any right to receive all or a portion of Regional Developer’s or the Regional Development Business’ profits or losses or any capital appreciation relating to the Regional Development business) by will, declaration or transfer in trust, or under the law of intestate succession; or

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(6)         pledge of this Agreement (to someone other than us) or of an ownership interest in Regional Developer (if Regional Developer is a business entity) as security, foreclosure upon the development area franchises, or Regional Developer’s transfer, surrender or loss of the area development franchise possession, control or management.

11.3         Conditions for Approval of Assignment or Transfer. We may impose any reasonable condition(s) to the granting of our consent to such assignments. Without limiting the generality of the foregoing, the imposition by us of any or all of the following conditions to our consent to any such assignment shall be deemed to be reasonable:

(a)            that the assignee (or the principal officers, shareholders, directors or general partners of the assignee in the case of a business entity assignee) demonstrates that it has the skill, qualifications and economic resources necessary, in our judgment, reasonably exercised, to own and operate the Regional Developer Business;

(b)           that Regional Developer has paid all amounts owed to us;

(c)           that the assignee shall expressly assume in writing for our benefit all of the obligations of Regional Developer under this Agreement and any other agreements proposed to be assigned to such assignee;

(d)           that neither the assignee nor its owners or affiliates operates, has an ownership interest in or performs services for a Competitive Business (defined in Section 12.2);

(e)           that the assignee shall have completed (or agreed to complete) our training program;

(f)            that the assignee signs our then current form of Regional Developer Agreement, the provisions of which may differ materially from any and all of those contained in this Agreement, and the term of which shall be the remaining term of this Agreement;

(g)           that as of the date of any such assignment, the assignor shall have strictly complied with all of its obligations to us, whether under this Agreement or any other agreement, arrangement or understanding with us;

(h)           that the assignee is not then in default of any of the obligation to us under any agreement between such assignee and us;

(i)            that the assignor shall pay to us a transfer fee of Thirty Thousand Dollars ($30,000), except for transfers pursuant to Section 11.4 below;

(j)            that the assignor and the assignor’s spouse (if any) shall sign a general release, in a form satisfactory to us, of any and all claims against us and our affiliates and our and their respective shareholders, officers, directors, employees, representatives, agents, successors and assigns; and

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(k)           that assignor will not directly or indirectly at any time or in any manner identify himself, herself or itself or any business as a current or former Franchise or as one of our Franchisees or Regional Developers, use any Mark, any colorable imitation of a Mark, or other indicia of a Franchise or Regional Developer Business in any manner or for any purpose, or utilize for any purpose any trade name, trademark, service mark or other commercial symbol that suggests or indicates a connection or association with us.

Regional Developer shall not in any event have the right to pledge, encumber, charge, hypothecate or otherwise give any third party a security interest in this Agreement in any manner whatsoever without our express prior written permission, which permission may be withheld for any reason whatsoever in our sole subjective judgment.

11.4         Assignment to Entity Principally Controlled By You. The Regional Developer franchise business and its assets and liabilities may be assigned to a newly-formed corporation or other legal entity that conducts no business other than the operation of the franchise and in which you and any of your principals own and control in the aggregate not less than ninety percent (90%) of the equity and voting power of all outstanding capital stock or ownership interest, provided as follows:

(a)           that the proposed transferee complies with the provisions of this Agreement; and

(b)           that you are empowered to act for said corporation or other legal entity; and

(c)           that you shall submit to us documentation that we may reasonably request to effectuate the transfer, including the approving and acknowledging execution of this Agreement; and

(d)           that you shall submit to us a true and complete list of the shareholders, members or partners, showing number of shares or interests owned, and a list of the officers and directors if a corporation or managers if a limited liability company, or managing partners if a partnership. We shall be promptly notified of any changes in said lists; and

(e)           that all certificates of shares or interests issued by transferee at any time shall be endorsed thereon the appropriate legend to conform with state law, referring to this Agreement by date and name of parties hereto and stating “Transfer to This Certificate is Limited by the Terms and Conditions of a Regional Development Agreement dated ____________________;” and

(f)            that a copy of this Agreement shall be given to every shareholder, member or partner; and

(g)           that a copy of the organizational documents and any corporate resolutions and a Certificate of Good Standing will be furnished to us at our reasonable request, and prompt notification in writing of any amendments thereto will be provided to us; and

(h)           that the number of shares or interests issued or outstanding in the transferee will not be increased or decreased without prior written notice to us, which notice will in its terms guarantee compliance with this Agreement. In addition, new shareholders, members of partners must be approved by use and agree to be bound by this entire Agreement. Shareholders, members or partners may make a separate agreement among them providing for purchase by the survivors amount them of the shares of any shareholders or interests of any members or partners upon death, or other agreements affecting ownership or voting rights, so long as voting control and a majority representation of the board of directors or members or partners remains with those individuals who initially applied for and were approved as Franchisees under this Agreement. Shareholders, members or partners must notify us in writing of any such agreement which affects control of the transferee.

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11.5         Death or Disability.

(a)           Upon the death or disability of Regional Developer or an Owner, the executor, administrator, conservator, guardian or other personal representative must assign, sell, or transfer Regional Developer’s interest in this Agreement, the Regional Developer Business and its assets, or the Owner’s ownership interest in Regional Developer, to a third party approved by us. That transfer (including, without limitation, transfer by bequest or inheritance) must occur, subject to our rights, within a reasonable time, not to exceed nine (9) months from the date of death or disability, and is subject to all of the terms and conditions in this Section 11. A failure to transfer such interest within this time period is a breach of this Agreement. The term “disability” means a mental or physical disability, impairment or condition that is reasonably expected to prevent or actually does prevent Regional Developer from supervising the Development Area management and operation for ninety (90) or more consecutive days.

(b)           If, upon the death or disability of Regional Developer or an Owner, a trained manager who we approve is not managing the day-to-day operations, then the executor, administrator, conservator, guardian or other personal representative must, within a reasonable time not to exceed thirty (30) days from the date of death or disability, appoint a manager that we must approve to operate the Regional Developer Business. The manager must, at Regional Developer’s or the Owner’s estate’s expense, satisfactorily complete the training we designate with the specified time period.

11.6         Company’s Right of First Refusal. If Regional Developer at any time determines to sell or transfer an interest in this Agreement or the Regional Developer Business, or if Owner determines to sell or transfer a controlling ownership interest in Regional Developer, then Regional Developer or the Owner, as applicable (the “Seller”) must obtain from a responsible and fully disclosed buyer, and send us a true and complete copy of a bona fide, executed written offer relating exclusively to an interest in Regional Developer or this Agreement and the Regional Developer Business. The offer must include details of the payment terms of the proposed sale and the sources and terms of any financing for the proposed purchase price. To be a valid, bona fide offer, the proposed purchase price must be in a fixed dollar amount and without any contingent payments of purchase price (such as earn-out payments).

We may, by delivering written notice to the Seller within fifteen (15) days after we receive both an exact copy of the offer and all other information requested, elect to purchase the interest for the price and on the terms and conditions contained in the offer, provided that: 1) we may substitute cash for any form or payment proposed in the offer; (2) our credit will be deemed equal to the credit of any proposed buyer; (3) the closing will be not less than thirty (30) days after notifying the Seller of our election to purchase or, if later, the closing date proposed in the offer; and (4) we must receive, and the Seller agrees to make, all customary representations and warranties, given by the seller of the assets of a business or ownership interests in a legal entity, as applicable, including, without limitation, representations and warranties regarding ownership and condition of, and title to, assets and (if applicable) ownership interests and validity of contracts and the liabilities, contingent on otherwise, relating to the assets or ownership interests being purchased. If we exercise our right of first refusal, the Seller agrees that, for two (2) years beginning on the closing date, the Seller and members of its immediate family will be bound by the non-competition covenant contained in Section 12.2 below.

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If we do not exercise our right of first refusal, the Seller may complete the sale to the proposed buyer on the original offer’s terms, subject to our approval of the transfer as provided above. If the Seller does not complete the sale to the proposed buyer within sixty (60) days after we notify the Seller that we do not intend to exercise our right of first refusal, or if there is a material change in the terms of the sale (which the Seller must let us know promptly), we will have an additional right of first refusal during the thirty (30) day period following either the expiration of the sixty (60) day period or receipt of notice of the material change(s) in the sale’s terms, either on the terms originally offered or the modified terms, at our option.

11.7         Ownership Structure. Regional Developer represents and warrants that all persons holding direct or indirect, legal or beneficial ownership interests in Regional Developer (collectively, the “Owners’”) are listed in Exhibit 3 and that its ownership structure is as set forth on Exhibit 3. In consideration of, and as an inducement to, the execution of this Agreement, each Owner of the Regional Developer and their respective spouses shall personally and unconditionally sign our form Guaranty and Acceptance of Obligations (Exhibit 4), guarantying to us and our successors and assigns that the Regional Developer will punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement; and agreeing to be personally bound by, and personally liable for the breach of, each and every provision in the Agreement. Regional Developer shall not change its ownership structure without complying with all of the terms and conditions of this Section 11. Within ten (10) days of any change in Regional Developer’s ownership structure, Regional Developer shall submit a revised Exhibit 3 to us showing the new ownership structure, and any new Owners shall sign our form Guaranty and Acceptance of Obligations (Exhibit 4).

12.           NON-COMPETITION.

12.1         In Term. During the term of this Agreement, neither Regional Developer, any of the Principals, nor any member of Regional Developer’s or a Principal’s immediate family will have any direct or indirect interest (e.g., through a spouse) as a disclosed or beneficial owner, investor, partner, director, officer, controlling shareholder, employee, consultant, representative or agent, or in any other capacity, in a Competitive Business (defined below), whether located within or outside the Development Area, unless we shall first consent thereto in writing.

12.2         Post-Term. For a eighteen (18) month period following the assignment, expiration or termination of this Agreement, for any reason, neither Regional Developer, any Owner, nor any member of Regional Developer’s or an Owner’s immediate family will have any direct or indirect interest (e.g., through a spouse) as a disclosed or beneficial owner, investor, partner, director, officer, employee, consultant, representative or agent, or in any other capacity, in any Competitive Business located or operating: (a) within the Development Area; (b) within the development area of any of our other regional developers, (c) within twenty-five (25) miles of any Franchise or Regional Developer franchise or in operation or development on the date of assignment, expiration or termination; or (d) within any unsold development areas. The term “Competitive Business” means any business which derives more than Fifty-Thousand Dollars ($50,000) of revenue per year from the performance of chiropractic or related services, or any business which grants franchises or licenses to others to operate such a business, other than a Franchise operated under a franchise agreement with us.

13.           TERMINATION.

13.1         Termination by Company. We may terminate this Agreement, effective upon written notice of termination to Regional Developer, if:

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(a)           Regional Developer or one of its Owners makes or attempts to make a transfer in violation of Section 11;

(b)           Regional Developer fails to meet the Minimum Development Obligation for any Development Period;

(c)           Regional Developer has made or makes a material misrepresentation or omission in acquiring the rights under this Agreement or in operating the Regional Developer Business;

(d)           Regional Developer does not satisfactorily complete initial training;

(e)           Regional Developer is convicted by a trial court of, or pleads no contest to, a felony;

(f)            Regional Developer fails to maintain the insurance we require from time to time;

(g)           Regional Developer or an Owner engages in any dishonest, unethical or illegal conduct or any other conduct which, in our opinion, adversely affects our reputation, the reputation or other Franchises or the goodwill associated with the Marks;

(h)           Regional Developer knowingly makes any unauthorized use or disclosure of any part of the Manuals or any other Confidential Information;

(i)            Developer (a) fails on three (3) or more separate occasions within any twenty-four (24) consecutive month period to submit when due reports or other data, information or supporting records, pay when due any amounts due to us (or our affiliates), or otherwise comply with this Agreement, whether or not Regional Developer corrects any of these failures after we deliver written notice to regional Developer; or (b) fails on two (2) or more separate occasions within any twelve (12) consecutive month period to comply with the same obligations under this Agreement, whether or not Regional Developer corrects either of the failures after we deliver written notice to Regional Developer;

(j)            Regional Developer makes an assignment for the benefit of creditors or admits in writing insolvency or inability to pay debts generally as they become due; Regional Developer consents to the appointment of a receiver, trustee or liquidator of all or the substantial part of the assets of the Regional Developer Business; or the assets of the Regional Developer Business are attached, seized, subjected to a writ or distress warrant, or levied upon, unless the attachment, seizure, writ, warrant or levy is vacated within thirty (30) days following the order’ entry;

(k)           Regional Developer fails to comply with any other provision of this Agreement and does not correct the failure within thirty (30) days after we deliver written notice of the failure to Regional Developer; or

(l)            Regional Developer fails to pay any sums due to us and does not correct the failure within ten (10) days after we deliver written notice of that failure to Regional Developer.

We have the right to terminate any other agreement between us and Regional Developer due to a default by Regional Developer.

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13.2         Rights and Obligations Upon Termination or Expiration. Upon the expiration of the Term, or upon the earlier termination of this Agreement, Regional Developer shall have no further right to construct, equip, own, open or operate additional Franchises (except pursuant to a Franchise Agreement between Regional Developer and us which is in full force and effect on the date of expiration or termination). Upon expiration or termination of this Agreement, we may ourselves construct, equip, open, own or operate, or license others to construct, equip, open, own or operate Franchises in the Development Area, except as provided in any Franchise Agreement executed pursuant to this Agreement. When this Agreement expires or is terminated for any reason and except as required to perform Regional Developer’s obligations under a valid Franchise Agreement with us, Regional Developer shall:

(a)           not directly or indirectly at any time thereafter or in any manner: (a) identify itself or any business as a current or former regional developer or ours; (b) use any Mark, any colorable imitation of a Mark, any trademark, service mark or commercial symbol that is confusingly similar to any Mark or other indicia of an Franchise in any manner or for any purpose; or (c) use for any purpose any trade name, trademark, service mark or other commercial symbol that indicates or suggests a connection or association with us;

(b)           take the actions required to cancel all fictitious or assumed name or equivalent registrations relating to Regional Developer’s use of any Mark;

(c)           deliver to us within thirty (30) days all advertising, marketing and promotional material, forms and other materials containing any Mark or otherwise identifying or relating to the Regional Developer Business or to an Franchise;

(d)           if applicable, notify all search engines of the termination or expiration of Regional Developer’s right to use all domain names, Websites and other search engines associated directly or indirectly with the Marks or Franchises and authorize those search engines to transfer to us or our designee all rights to the domain names, Websites and search engines relating to the Marks or Franchises. We have the absolute right and interest in and to all domain names, Websites and search engines associated with the Marks or Franchises, and Regional Developer hereby authorizes us to direct all applicable parties to transfer Regional Developer’s domain names, Websites and search engines to us or our designee if this Agreement expires or is terminated for any reason whatsoever. All parties may accept this Agreement as conclusive of our right to such domain names, Websites and search engines and this Agreement will constitute the authority from Regional Developer for all parties to transfer all such domain names, Websites and search engines to us;

(e)           immediately cease using any of our Confidential Information in any business or otherwise and return to us all copies of the Manuals and any other confidential materials that we have loaned Regional Developer; and

(f)            give us, within thirty (30) days after the expiration or termination of this Agreement, evidence satisfactory to us of Regional Developer’s compliance with these obligations.

13.3         Termination Fee. In the event Regional Developer terminates this Agreement or ceases to do business, or Company terminates this Agreement pursuant to Paragraph 18.1 of this Agreement, the Regional Developer shall pay Company a termination fee equal to one-half of our highest then-current development fee for regional developer franchises, plus our attorneys’ fees and costs incurred in connection with the early termination.

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14.           Mediation and ARBITRATION.

14.1         Mediation. If a dispute arises under this Agreement, the parties agree to try to settle the dispute through good-faith participation in a mediation conducted by a mediator who is acceptable to both parties before proceeding to arbitration. However, we will not be required to proceed with mediation if we elect to enforce this Agreement or to seek temporary or permanent injunctive relief as provided above.

14.2         Arbitration. Except insofar as we elect to enforce this Agreement or to seek temporary or permanent injunctive relief as provided above, all controversies, disputes or claims arising between us, our affiliates, owners, officers, directors, agents and employees (in their representative capacity) and you (and your Principal Owners and guarantors) arising out of or related to: (i) this Agreement or any provision thereof or any related agreement (except for any lease or sublease with us or any of our affiliates); (ii) the relationship of the parties hereto; (iii) the validity of this Agreement or any related agreement, or any provision thereof; or (iv) any specification, standard or operating procedure relating to the establishment or operation of the Regional Developer franchise, shall be submitted for arbitration to be administered by the office of the American Arbitration Association. Such arbitration proceedings shall be conducted in Maricopa County, Arizona, and, except as otherwise provided in this Agreement, shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The arbitrator shall have the right to award or include in his award any relief which he or she deems proper in the circumstances, including without limitation, money damages (with interest on unpaid amounts from date due), specific performance, injunctive relief, attorneys' fees and costs. The award and decision of the arbitrator shall be conclusive and binding on all parties to this agreement and judgment on the award may be entered in any court of competent jurisdiction. Each party waives any right to contest the validity or enforceability of such an award. The provisions of this Paragraph are intended to benefit and limit third party non-signatories and will continue in full force and effect subsequent to and notwithstanding expiration or termination of this Agreement. The parties agree that arbitration shall be conducted on an individual, not a class-wide basis, and that any such arbitration shall not be consolidated with any other arbitration proceeding.

15.           GENERAL CONDITIONS AND PROVISIONS.

15.1         Relationship of Regional Developer to Company. It is expressly agreed that the parties intend by this Agreement to establish between us and Regional Developer the relationship of franchisor and franchisee. Except as expressly provided herein, it is further agreed that Regional Developer has no authority to create or assume in our name or on our behalf, any obligation, express or implied, or to act or purport to act as agent or representative on our behalf for any purpose whatsoever. In no event shall either party be deemed to be fiduciaries of the other. Neither we nor Regional Developer is the employer, employee, agent, partner or co-venturer of or with the other, each being independent contractors. Regional Developer agrees that it will not hold himself out as the agent, employee, partner or co-venturer of ours, or as having any of the aforesaid authority. All Employees hired by or working for Regional Developer shall be the employees of Regional Developer and shall not, for any purpose, be deemed employees of us or subject to our control.

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15.2         Indemnification. To the fullest extent permitted by law, Regional Developer agrees to indemnify, defend and hold harmless us, our affiliates, and our and their respective shareholders, directors, officers, employees, agents, representatives, successors and assigns (the “Indemnified Parties”) from and against, and to reimburse any one or more of the Indemnified Parties for any and all claims, obligations and damages directly or indirectly arising out of: (1) the Regional Developer Business conducted by Regional Developer pursuant to this Agreement, (2) Regional Developer’s breach of this Agreement, or (3) Regional Developer’s non-compliance or alleged non-compliance with any law, ordinance, rule or regulation. For purposes of this indemnification, “claims” include all obligations, damages (actual, consequential, punitive or otherwise) and costs that any Indemnified Party reasonably incurs in defending any claim against it, including, without limitation, reasonable accountants’, arbitrators’, attorneys’ and expert witness’ fees, costs of investigation and proof of facts, court costs, travel and living expenses and other expenses of litigation, arbitration or alternative dispute resolution, regardless of whether litigation or alternative dispute resolution is commenced. Each Indemnified Party may defend and control the defense of any claim against it which is subject to this indemnification at Regional Developer’s expense, and Regional Developer may not settle any claim or take any other remedial, corrective or other actions relating to any claim without our consent. This indemnity will continue in full force and effect subsequent to and notwithstanding this Agreement’s expiration or termination. An Indemnified Party need not seek recovery from an insurer or other third party, or otherwise mitigate its losses and expenses, in order to maintain and recover fully a claim against Regional Developer. Regional Developer agrees that a failure to pursue a recovery or mitigate a loss will not reduce or alter the amounts that an Indemnified Party may recover from Regional Developer.

15.3         Waiver and Delay. Except as otherwise expressly provided to the contrary, no waiver by us of any breach or series of breaches or defaults in performance by the Regional Developer, and no failure, refusal or neglect of or by us to exercise any right, power or option given to us under this Agreement or under any other agreement between us and Regional Developer, whether entered into before, after or contemporaneously with the execution of this Agreement (and whether or not related to this Agreement) or to insist upon strict compliance with or performance of the Regional Developer’s obligations under this Agreement or any other agreement between us and Regional Developer, whether entered into before, after or contemporaneously with the execution of this Agreement (and whether or not related to this Agreement), shall constitute a novation, or a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver of our right at any time thereafter to require exact and strict compliance with the provisions thereof.

15.4         Survival of Covenants. The covenants contained in this Agreement which, by their terms, require performance by the parties after the expiration or termination of this Agreement or ancillary agreements, shall be enforceable notwithstanding said expiration or other termination of this Agreement for any reason whatsoever.

15.5         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of us and Regional Developer.

15.6         Joint and Several Liability. If either party consists of more than one person or entity, or a combination thereof, the obligations and liabilities of each such person or entity to the other under this Agreement are joint and several.

15.7         Governing Law. Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. §§ 1051 et seq.) and except for all issues relating to arbitrability or the enforcement or interpretation of the agreement to arbitrate set forth in Section 14 that will be governed by the United States Arbitration Act (9 U.S.C. § 1 et seq.) and the federal common law relating to arbitration, this Agreement and the Regional Developer franchise will be governed by the internal laws of the State of Arizona (without reference to its choice of law and conflict of law rules), except that the provisions of any Arizona law relating to the offer and sale of business opportunities or franchises or governing the relationship of a franchisor and its franchisees will not apply unless their jurisdictional requirements are met independently without reference to this Paragraph. You agree that we may institute any action against you arising out of or relating to this Agreement (which is not required to be arbitrated hereunder or as to which arbitration is waived) in any state or federal court of general jurisdiction in Maricopa County, Arizona, and you irrevocably submit to the jurisdiction of such courts and waive any objection you may have to either the jurisdiction or venue of such court.

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15.8         Consent to Jurisdiction. Subject to Section 14 and the provisions below, Regional Developer and its owners agree that all actions arising under this Agreement or otherwise as a result of the relationship between Regional Developer and us must be commenced in the State of Arizona, and in the state or federal court of general jurisdiction closest to where our principal business address then is located, and Regional Developer (and its Owners) irrevocably submits to the jurisdiction of those courts and waives any objection Regional Developer (or its owners) might have with either the jurisdiction of or venue in those courts. Nonetheless, Regional Developer and any of its Owners agree that we may enforce this Agreement and any arbitration orders and awards in the courts of the state or states in which Regional Developer or its Owners are domiciled.

15.9         Waiver of Punitive Damages and Jury Trial. Except for Regional Developer’s obligation to indemnify us under Section 15.2 above and except where authorized by federal statute, we and Regional Developer and its Owners waive to the fullest extent permitted by law any right to or claim for any punitive or exemplary damages against the other and agree that, in the event of a dispute between us and Regional Developer, the party making a claim will be limited to equitable relief and to recovery of any actual damages it sustains. We and Regional Developer irrevocably waive trial by jury in any action, proceeding or counterclaim, whether at law or in equity, brought by either party.

15.10       Limitation of Claims. Any and all claims arising out of or relating to this Agreement or our relationship with Regional Developer, except for claims for indemnification under Section 15.2 above, will be barred unless a judicial or arbitration proceeding is commenced within one (1) year from the date on which the party asserting the claim knew or should have known of the facts giving rise to the claims.

15.11       Entire Agreement. This Agreement and the Exhibits incorporated in the Agreement contain all of the terms and conditions agreed upon by the parties to this Agreement with reference to the subject matter of this Agreement. No other agreements, and all prior agreements, understanding and representations are merged in this Agreement and superseded by this Agreement. Each party represents to the other that there are no contemporaneous agreements or understandings between the parties relating to the subject matter of this Agreement that are not contained in this Agreement. This Agreement cannot be modified or changed except by written instrument signed by all of the parties to this Agreement, provided that we may modify or amend the Manuals at any time without notice to, or approval of, Regional Developer or any other person. Nothing in this Agreement shall have the effect of disclaiming any of the information in the Franchise Disclosure Document or its attachments or addenda.

15.12       Title for Convenience. Article and Section titles used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants or conditions of this Agreement.

15.13       Gender. All terms used in any one number or gender shall extend to mean and include any other number and gender as the facts, context or sense of this Agreement or any section or paragraph hereof may require.

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15.14       Severability. Except as expressly provided to the contrary in this Agreement, each Section, paragraph, term and provision of this Agreement in severable, and if, for any reason, any part thereof, to be invalid or contrary to or in conflict with any applicable present or future law and regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction, that ruling will not impair the operation or, or otherwise affect, any other portions of this Agreement, which will continue to have full force and effect and bind the parties. If any covenant which restricts competitive activity is deemed unenforceable by virtue of its scope in terms of area, business activity prohibited, and/or length of time, but would be enforceable if modified, we and Regional Developer agree that the covenant will be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction whose law determines the covenant’s validity. If any applicable and binding law or rule of any jurisdiction requires more notice than this Agreement requires of this Agreement’s termination or of our refusal to enter into a successor agreement, or if, under any applicable and binding law or rule of any jurisdiction, any provision of this Agreement is invalid or unenforceable or unlawful, the notice and/or other action required by the law or rule will be substituted for the comparable provisions of this Agreement, and we may modify the invalid or unenforceable provisions to the extent required to be valid and enforceable or delete the unlawful provision in its entirety. Regional Developer agrees to be bound by any promise or covenant imposing the maximum duty the law permits which is subsumed within any provision of this Agreement, as though it were separately articulated in and made a part of this Agreement.

15.15       Fees and Expenses. Should any party to this Agreement commence any action or proceeding for the purpose of enforcing, or preventing the breach of, any provision of this Agreement, whether by arbitration, judicial or quasi-judicial action or otherwise, or for damages for any alleged breach of any provision of this Agreement, or for a declaration of such party’s rights or obligations under this Agreement, then the prevailing party shall be reimbursed by the losing party for all costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys’ fees for the services rendered to such prevailing party.

15.16       Notices. Except as otherwise expressly provided herein, all written notices and reports permitted or required to be delivered by the parties pursuant to this Agreement shall be deemed so delivered at the time delivered by hand, one (1) business day after transmission by mail, via registered or certified mail, return receipt requested; or one (1) business day after placement with Federal Express, or other reputable air courier service, requesting delivery on the most expedited basis available, postage prepaid and addressed as follows:

If to company:	THE JOINT CORP.
9383 East Bahia Dr., Ste. 100
Scottsdale, AZ 85260

With a copy to:

If to Regional Developer:

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With a copy to:

Or to such other addresses any such party may designate by ten (10) days’ advance written notice to the other party.

15.17       Time of Essence. Time shall be of the essence for all purposes of this Agreement.

15.18       Lien and Security Interest. To secure your performance under this Agreement and indebtedness for all sums due us or our affiliates, we shall have a lien upon, and you hereby grant us a security interest in, the following collateral and any and all additions, accessions, and substitutions to or for it and the proceeds from all of the same: (a) all inventory now owned or after-acquired by you and the Regional Developer Business, including but not limited to all inventory and supplies transferred to or acquired by you in connection with this Agreement; (b) all accounts of you and/or the Regional Developer Business now existing or subsequently arising, together with all interest in you and/or the Regional Developer Business, now existing or subsequently arising, together with all chattel paper, documents, and instruments relating to such accounts; (c) all contract rights of you and/or the Regional Developer Business, now existing or subsequently arising; and (d) all general intangibles of you and/or the Regional Developer Business, now owned or existing, or after-acquired or subsequently arising. You agree to execute such financing statements, instruments, and other documents, in a form satisfactory to us, that we deem necessary so that we may establish and maintain a valid security interest in and to these assets.

16.           SUBMISSION OF AGREEMENT.

This Agreement shall not be binding upon us unless and until it shall have been submitted to and signed by our Chief Executive, and the date of said signing as set forth on the first page of this Agreement shall be the effective date of this Agreement.

17.           ACKNOWLEDGMENTS.

To induce us to sign this Agreement and grant Regional Developer the Franchise, Regional Developer acknowledges:

(a)           That Regional Developer has independently investigated the Regional Developer Business franchise opportunity and recognizes that, like any other business, the nature of the Regional Developer Business may, and probably will, evolve and change over time.

(b)           That an investment in an Regional Developer Business involves business risks.

(c)           That Regional Developer’s business abilities and efforts are vital Regional Developer’s success.

(d)           That performing Regional Developer’s obligations will require a high level of customer service and strict adherence to the System.

(e)           That Regional Developer has not received or relied upon, and we expressly disclaim making any representation, warranty or guaranty, express or implied, as to the revenues, profits or success of a Regional Developer Business or any Franchise.

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(f)            That any information Regional developer has acquired from other Franchise Franchisees or regional developers regarding their sales, profits or cash flows is not information obtained from us, and we make no representation about that information’s accuracy.

(g)           That Regional Developer has no knowledge of any representations made about the Regional Developer franchise opportunity by us, our subsidiaries or affiliates or any of their respective officers, directors, shareholders or agents that are contrary to the statements made in our Franchise Disclosure Document or to the terms and conditions of this Agreement.

(h)           That in all of their dealing with Regional Developer, our officers, directors, employees and agents act only in a representative, and not in an individual capacity and that business dealings between Regional Developer and them as a result of this Agreement are only between Regional Developer and us.

(i)            That Regional Developer has represented to us, to induce us to enter into this Agreement, that all statements Regional Developer has made and all materials Regional Developer has given to us in acquiring the franchise are accurate and complete and that Regional Developer has made no misrepresentations or material omissions in obtaining the franchise.

(j)            That Regional Developer has read this Agreement and our Franchise Disclosure Document and understands and accepts that the terms and covenants in this Agreement are reasonably necessary for us to maintain our high standards of quality and service, as well as the uniformity of those standards at each Regional Developer Business and Franchise, and to protect and preserve the goodwill of the Marks.

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed as of the first date set forth above.

COMPANY:

THE JOINT CORP.
a Delaware corporation
______________________________________

By:___________________________________

Its:___________________________________

REGIONAL DEVELOPER:
_______________________________________
_______________________________________

By:___________________________________

Its:___________________________________

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EXHIBIT 1

DEVELOPMENT AREA AND DEVELOPMENT RIGHTS

The Development Area referred to in Recital D of this Agreement shall be the following geographic area:_________

The total Development Rights (total number of Franchises authorized for development within the Development Area) are:          Franchises.

If you purchase the right develop additional Franchises within your Development Area during the initial Term, the cost to purchase such additional Franchises shall be the greater of $                            , or ____ percent (___%) of the then-current franchise fee for a Franchise, for each additional Franchise that you purchase. If you do not purchase the right to develop additional Franchises, we will have the right, pursuant to Section 2.1(d) of the Agreement, to develop such additional Franchises on our own, or to grant the development rights for such additional Franchises to others.

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EXHIBIT 2

MINIMUM DEVELOPMENT OBLIGATION

devleopment schedule

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EXHIBIT 3

OWNERSHIP STRUCTURE

Owner Name and Address	Number of Shares	Percentage of Ownership

	_________	_________

	_________	_________

	_________	_________

	_________	_________

TOTAL	_________	100%

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EXHIBIT 4

OWNER'S GUARANTY AND ASSUMPTION OF OBLIGATIONS

In consideration of, and as an inducement to, the execution of the foregoing Regional Developer Agreement dated _______________, 20___ (“Agreement”) by THE JOINT CORP., a Delaware corporation (“us”), and the Regional Developer (“Franchise Owner”), __________________________, each of the undersigned owners of the Franchise Owner and their respective spouses (“you”, for purposes of this Guaranty only), hereby personally and unconditionally (1) guarantees to us and our successors and assigns that the Franchise Owner will punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement; and (2) agrees to be personally bound by, and personally liable for the breach of, each and every provision in the Agreement, including without limitation, monetary obligations, the obligations to take or refrain from taking certain actions and arbitration of disputes.

Each of you waives (1) protest and notice of default, demand for payment or nonperformance of any obligations guaranteed by this Guaranty; (2) any right you may have to require that an action be brought against Franchise Owner or any other person as a condition of your liability; (3) all right to payment or reimbursement from, or subrogation against, the Franchise Owner which you may have arising out of your guaranty of the Franchise Owner's obligations; and (4) any and all other notices and legal or equitable defenses to which you may be entitled in your capacity as guarantor.

Each of you consents and agrees that (1) your direct and immediate liability under this Guaranty shall be joint and several; (2) you will make any payment or render any performance required under the Agreement on demand if Franchise Owner fails or refuses to do so when required; (3) your liability will not be contingent or conditioned on our pursuit of any remedies against Franchise Owner or any other person; (4) your liability will not be diminished, relieved or otherwise affected by any extension of time, credit or other indulgence which we may from time to time grant to Franchise Owner or to any other person, including without limitation, the acceptance of any partial payment or performance, or the compromise or release of any claims; and (5) this Guaranty will continue and be irrevocable during the term of the Agreement and afterward for so long as the Franchise Owner has any obligations under the Agreement.

If we are required to enforce this Guaranty in a judicial or arbitration proceeding, and prevail in such proceeding, we will be entitled to reimbursement of our costs and expenses, including, but not limited to, reasonable accountants', attorneys', attorneys' assistants', arbitrators' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, whether incurred prior to, in preparation for or in contemplation of the filing of any such proceeding. If we are required to engage legal counsel in connection with any failure by you to comply with this Guaranty, you agree to reimburse us for any of the above-listed costs and expenses incurred by us.

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This Guaranty is now executed as of the Agreement Date.

OWNER:	OWNER’S SPOUSE:

OWNER:	OWNER’S SPOUSE:

OWNER:	OWNER’S SPOUSE:

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EXHIBIT 5

STATE-SPECIFIC ADDENDA

TO REGIONAL DEVELOPER AGREEMENT

Addenda to RD Agreement

CALIFORNIA ADDENDUM TO REGIONAL DEVELOPER AGREEMENT

1.             California Business and Professions Code Sections 20000 through 20043 provide rights to the franchisee concerning termination or non-renewal of a franchise. If the franchise agreement contains a provision that is inconsistent with the law, the law will control.

2.             The franchise agreement provides for termination upon bankruptcy. This provision may not be enforceable under federal bankruptcy law (11 U.S.C.A. Sec. 101 et seq.).

3.             The franchise agreement contains a covenant not to compete which extends beyond the termination of the franchise. This provision may not be enforceable under California law.

4.             The franchise agreement requires binding arbitration. The arbitration will occur in Maricopa County, State of Arizona.

Prospective franchisees are encouraged to consult private legal counsel to determine the applicability of California and federal laws (such as Business and Professions Code Section 20040.5, Code of Civil Procedure Section 1281, and the Federal Arbitration Act) to any provisions of a franchise agreement restricting venue to a forum outside the State of California.

5.             The Agreement requires the application of laws of Arizona. This requirement may be unenforceable under California law.

6.             You must sign a general release if you renew or transfer your franchise. California Corporations Code 31512 voids a waiver of your rights under the Franchise Investment Law (California Corporations Code 31000 through 31516). Business and Professions Code 20010 voids a waiver of your rights under the Franchise Relations Act (Business and Professions Code 20000 through 20043).

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this California Addendum to the Regional Developer Agreement on the same date as the Regional Developer Agreement was executed.

THE JOINT CORP.
a Delaware corporation

By:

Print Name:

Title:

REGIONAL DEVELOPER

By:

Title:

California Addendum to RD Agreement

HAWAII ADDENDUM TO REGIONAL DEVELOPER AGREEMENT

1.          The Regional Developer Agreements contain a provision requiring a general release as a condition of renewal and transfer of the franchise. Such release will exclude claims arising under the Hawaii Franchise Investment Law.

2.          Any provisions of the Regional Developer Agreement that relate to non-renewal, termination, and transfer are only applicable if they are not inconsistent with the Hawaii Franchise Investment Law. Otherwise, the Hawaii Franchise Investment Law will control.

3.          The Regional Developer Agreement permits us to terminate the Agreement on the bankruptcy of you and/or your affiliates. This Article may not be enforceable under federal bankruptcy law. (11 U.S.C. § 101, et seq.).

4.          Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the Hawaii Franchise Investment Law are met independently without reference to this Addendum.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Hawaii Addendum to the Regional Developer Agreement on the same date as the Regional Developer Agreement was executed.

THE JOINT CORP.
a Delaware corporation

By:
Print Name:
Title:

REGIONAL DEVELOPER

By:

Title:

By:

Title:

Hawaii Addendum to ® RD Agreement

ILLINOIS ADDENDUM TO REGIONAL DEVELOPER AGREEMENT

1.          Articles 3.2 and 14.5 each contain a provision requiring a general release as a condition of renewal and transfer of the franchise. Such release will exclude claims arising under the Illinois Franchise Disclosure Act.

2.          Article 13 is supplemented by the addition of the following, which will be considered an integral part of the Agreement:

“If any of the provisions of this Article 13 concerning termination are inconsistent with Section 19 of the Illinois Franchise Disclosure Act of 1987, Illinois law will apply.”

3.          The Illinois Franchise Disclosure Act will govern the Agreement with respect to Illinois Franchisees. The provisions of the Agreement concerning governing law, jurisdiction, and venue will not constitute a waiver of any right conferred on you by the Illinois Franchise Disclosure Act. Consistent with the foregoing, any provision in the Agreement which designates jurisdiction and venue in a forum outside of Illinois is void with respect to any cause of action which is otherwise enforceable in Illinois.

4.          This Agreement requires that it be governed by Arizona law. To the extent that such law conflicts with the Illinois Franchise Disclosure Act, the Act will control.

5.          Although the Agreement requires litigation to be instituted in a state or federal court in the county and state where our principal executive offices are located, you must institute all litigation in a court of competent jurisdiction located in the State of Illinois, subject to the arbitration provision of the Agreement.

6.          Nothing in the Agreement will limit or prevent the enforcement of any cause of action otherwise enforceable in Illinois or arising under the Illinois Franchise Disclosure Act of 1987, as amended.

7.          Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the Illinois law applicable to the provision are met independently without reference to this Addendum.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Illinois Addendum to the Regional Developer Agreement on the same date as the Regional Developer Agreement was executed.

THE JOINT CORP.
a Delaware corporation

By:
Print Name:
Title:

REGIONAL DEVELOPER

By:	By:

Title:	Title:

Illinois Addendum to RD Agreement

INDIANA ADDENDUM TO REGIONAL DEVELOPER AGREEMENT

1.          Articles 3.2 and 14.5 each contain a provision requiring a general release as a condition of renewal and transfer of the franchise. Such provision is inapplicable under the Indiana Deceptive Franchise Practices Law, IC 23-2-2.7 § 1(5).

2.          Under Article 15.4, you will not be required to indemnify us for any liability imposed on us as a result of your reliance on or use of procedures or products which were required by us, if such procedures were utilized by you in the manner required by us.

3.          Article 16.7 is amended to provide that arbitration between you and us will be conducted at a mutually agreed-on location.

4.          Article 16.8 is amended to provide that in the event of a conflict of law, the Indiana Franchise Disclosure Law, I.C. 23-2-2.5, and the Indiana Deceptive Franchise Practices Law, I.C. 23-2-2.7, will prevail.

5.          Nothing in the Agreement will abrogate or reduce any rights you have under Indiana law.

6.          Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the Indiana Franchise Disclosure Law, Indiana Code §§ 23-2-2.5-1 to 23-2-2.5-51, and the Indiana Deceptive Franchise Practices Act, Indiana Code §§ 23-2-2.7-1 to 23-2-2.7-10, are met independently without reference to this Addendum.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Indiana Addendum to the Regional Developer Agreement on the same date as the Regional Developer Agreement was executed.

THE JOINT CORP.
a Delaware corporation

By:
Print Name:
Title:

REGIONAL DEVELOPER

By:

Title:

By:

Title:

Indiana Addendum to RD Agreement

MARYLAND ADDENDUM TO REGIONAL DEVELOPER AGREEMENT

a.           Notwithstanding anything to the contrary set forth in the Agreement, the following provisions will supersede and apply to all franchises offered and sold in the State of Maryland:

b.           Any provision in the Agreement that would require you, as part of the Agreement or as a condition of the sale, renewal or assignment of the franchise, to assent to a release which would relieve any person from liability imposed under the provisions of the Maryland Franchise Law is void if that the provision violates this law. The provision in the Franchise Agreement which provides for termination upon bankruptcy of the franchisee may not be enforceable under federal bankruptcy law (11 U.S.C. Section 101 et seq.)

c.           Any provision in the Agreement which operates to waive your right to file a lawsuit alleging a cause of action arising under the Maryland Franchise Law in any court of competent jurisdiction in the State of Maryland is void if that the provision violates this law. Claims arising under the Maryland Franchise Law may be brought in any court of competent jurisdiction in Maryland, within 3 years after the grant of the franchise.

THE JOINT CORP.
a Delaware corporation

By:
Print Name:
Title:

REGIONAL DEVELOPER

By:

Title:

By:

Title:

Maryland Addendum to ® RD Agreement

MINNESOTA ADDENDUM TO REGIONAL DEVELOPER AGREEMENT

1.          Article 8 is amended to add the following:

“We will protect your right to use the Marks and/or indemnify you from any loss, costs or expenses arising out of any claim, suit or demand regarding the use of the Marks.”

2.          Articles 3.2 and 14.5 each contain a provision requiring a general release as a condition of renewal and transfer of the franchise. Such release will exclude claims arising under the Minnesota Franchise Law.

3.          Article 13.1 is amended to add the following:

With respect to franchises governed by Minnesota law, we will comply with Minn. Stat. Sec. 80C. 14, Subds, 3, 4 and 5, which require, except in certain specified cases, that a franchisee be given 90 days’ notice of termination (with 60 days to cure) and 180 days’ notice for nonrenewal of the Regional Developer Agreement.

4.          Article 16.12 is amended as follows:

Pursuant to Minn. Stat. § 80C.17, Subd. 5, the parties agree that no civil action pertaining to a violation of a franchise rule or statute can be commenced more than three years after the cause of action accrues.

5.          Articles 16.7, 16.8, and 16.9 are each amended to add the following:

Minn. Stat. Sec. 80C.2 1 and Minn. Rule 2860.4400J prohibit us from requiring litigation or arbitration to be conducted outside Minnesota. In addition, nothing in the Disclosure Document or Regional Developer Agreement can abrogate or reduce any of your rights as provided for in Minnesota Statutes, Chapter 80C, or your rights to any procedure, forum or remedies provided for by the laws of the jurisdiction.

6.          Article 16.10 is amended to add the following:

Minn. Rule Part 2860.4400J prohibits us from requiring you to waive your rights to a jury trial or waive your rights to any procedure, forum, or remedies provided for by the laws of the jurisdiction, or consenting to liquidated damages, termination penalties or judgment notes.

7.           Each provision of this Agreement will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the Minnesota Franchises Law or the Rules and Regulations promulgated thereunder by the Minnesota Commissioner of Commerce are met independently without reference to this Addendum to the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Minnesota Addendum to the Regional Developer Agreement on the same day as the Regional Developer Agreement was executed.

THE JOINT CORP.
a Delaware corporation
By:
Print Name:
Title:

REGIONAL DEVELOPER

By:
Title:

Minnesota Addendum to RD Agreement

NEW YORK ADDENDUM TO REGIONAL DEVELOPER AGREEMENT

1.          Article 14.1 is amended to add the following:

However, we will not make any such transfer or assignment except to a person who, in our good faith judgment, is willing and able to assume our obligations under this Agreement, and all rights enjoyed by you and any causes of action arising in its favor from the provisions of Article 33 of the General Business Law of the State of New York and the regulations issued thereunder will remain in force, it being the intent of this proviso that the non-waiver provisions of General Business Law Sections 687.4 and 687.5 be satisfied.

2.          Article 14.5 is amended to add the following:

However, all rights enjoyed by you and any causes of action arising in its favor from the provisions of Article 33 of the General Business Law of the State of New York and the regulations issued thereunder will remain in force, it being the intent of this proviso that the non-waiver provisions of General Business Law Sections 687.4 and 687.5 be satisfied.

3.          Article 15.4 is amended to add the following:

However, you will not be required to hold harmless or indemnify us for any claim arising out of a breach of this Agreement by us or any other civil wrong of us.

4.          Article 16.13 is amended to add the following:

No amendment or modification of any provision of this Agreement, however, will impose any new or different requirement which unreasonably increases your obligations or places an excessive economic burden on your operations.

5.          Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the General Business Law of the State of New York are met independently without reference to this Addendum.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this New York Addendum to the Regional Developer Agreement on the same date as the Regional Developer Agreement was executed.

THE JOINT CORP.
a Delaware corporation
By:
Print Name:
Title:

REGIONAL DEVELOPER

By:
Title:

New York Addendum to RD Agreement

NORTH DAKOTA ADDENDUM TO REGIONAL DEVELOPER AGREEMENT

1.          Articles 3.2 and 14.5 each contain a provision requiring a general release as a condition of renewal or transfer of the franchise. Such release is subject to and will exclude claims arising under the North Dakota Franchise Investment Law.

2.          Article 16.7 will be amended to state that arbitration involving a franchise purchased in North Dakota must be held in a location mutually agreed on prior to the arbitration, or if the parties cannot agree on a location, at a location to be determined by the arbitrator.

3.          Article 18.2 is amended to add that covenants not to compete on termination or expiration of an Regional Developer Agreement are generally not enforceable in the State of North Dakota except in limited circumstances provided by North Dakota law.

4.          Article 16.9 will be amended to add that any claim or right arising under the North Dakota Franchise Investment Law may be brought in the appropriate state or federal court in North Dakota, subject to the arbitration provision of the Agreement.

5.          Article 16.8 will be amended to state that, in the event of a conflict of law, to the extent required by the North Dakota Franchise Investment Law, North Dakota law will prevail.

6.          Article 16.10 requires the franchisee to waive a trial by jury, as well as exemplary and punitive damages. These requirements are not enforceable in North Dakota pursuant to Section 51-19-09 of the North Dakota Franchise Investment Law, and are therefore not part of the Regional Developer Agreement.

7.          Article 16.12 requirement that the franchise consent to a limitation of claims period of one year is not consistent with North Dakota law. The limitation of claims period under the Regional Developer Agreement shall therefore be governed by North Dakota law.

8.          Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the North Dakota Franchise Investment Law, N.D. Cent. Code §§ 51-19-01 through 51-19-17, are met independently without reference to this Addendum.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this North Dakota Addendum to the Regional Developer Agreement on the same day as the Regional Developer Agreement was executed.

THE JOINT CORP.
a Delaware corporation
By:
Print Name:
Title:

REGIONAL DEVELOPER

By:
Title:

New Dakota Addendum to RD Agreement

RHODE ISLAND ADDENDUM TO REGIONAL DEVELOPER AGREEMENT

1.          Articles 3.2 and 14.5 each contain a provision requiring a general release as a condition of renewal and transfer of the franchise. Such release will exclude claims arising under the Rhode Island Franchise Investment Act.

2.          This Agreement requires that it be governed by Arizona law. To the extent that such law conflicts with Rhode Island Franchise Investment Act, it is void under Sec. 19-28.1-14.

3.          Article 16.9 of the Agreement will each be amended by the addition of the following, which will be considered an integral part of this Agreement:

“§ 19-28.1-14 of the Rhode Island Franchise Investment Act provides that “A provision in an Regional Developer Agreement restricting jurisdiction or venue to a forum outside this state or requiring the application of the laws of another state is void with respect to a claim otherwise enforceable under this Act.”

4.          Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of Rhode Island Franchise Investment Act, §§ 19- 28-1.1 through 19-28.1-34, are met independently without reference to this Addendum.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Rhode Island Addendum to the Regional Developer Agreement on the same date as the Regional Developer Agreement was executed.

THE JOINT CORP.
a Delaware corporation

By:
Print Name:
Title:

REGIONAL DEVELOPER

By:

Title:

By:

Title:

Rhode Island Addendum to RD Agreement

VIRGINIA ADDENDUM TO REGIONAL DEVELOPER AGREEMENT

No addendum is required in Virginia at this time.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Virginia Addendum to the Regional Developer Agreement on the same date as the Regional Developer Agreement Washington Addendum to RD Agreement was executed.

THE JOINT CORP.
a Delaware corporation

By:
Print Name:
Title:

REGIONAL DEVELOPER

By:

Title:

By:

Title:

Washington Addendum to RD Agreement

WASHINGTON ADDENDUM TO REGIONAL DEVELOPER AGREEMENT

1.          The state of Washington has a statute, RCW 19.100.180 which may supersede the Regional Developer Agreement in your relationship with the franchisor including the areas of termination and renewal of your franchise. There may also be court decisions which may supersede the Regional Developer Agreement in your relationship with the franchisor including the areas of termination and renewal of your franchise.

2.          In any arbitration involving a franchise purchased in Washington, the arbitration site shall be either in the state of Washington, or in a place mutually agreed upon at the time of the arbitration, or as determined by the arbitrator.

3.          In the event of a conflict of laws, the provisions of the Washington Franchise Investment Protection Act, Chapter 19.100 RCW shall prevail.

4.          A release or waiver of rights executed by a franchisee shall not include rights under the Washington Franchise Investment Protection Act except when executed pursuant to a negotiated settlement after the agreement is in effect and where the parties are represented by independent counsel. Provisions such as those which unreasonably restrict or limit the statute of limitations period for claims under the Act, rights or remedies under the Act such as a right to a jury trial may not be enforceable.

5.          Transfer fees are collectable to the extent that they reflect the franchisor’s reasonable estimated or actual costs in effecting a transfer.

6.          The Department of Financial Institutions for the State of Washington requires that the payment of the Development Fee be deferred until we have completed our initial obligations under Item 11 and you open for business.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Washington Addendum to the Regional Developer Agreement on the same date as the Regional Developer Agreement was executed.

THE JOINT CORP.
a Delaware corporation

By:
Print Name:
Title:

REGIONAL DEVELOPER

By:

Title:

By:

Title:

Washington Addendum to RD Agreement

EXHIBIT C

TABLE OF CONTENTS OF MANUALS

The Joint RD FDD – Exhibit C – Table of Contents – RD Manual

REGIONAL DEVELOPER OPERATIONS MANUAL

Subject	Pages Devoted to Subject (approx.)

Welcome	1

Philosophy of RD	1

Corporate Contacts	1

Find and Market Leads	1

Present the Offer	1

Disclosing the Prospect	3

Finding a Location	3

Building a Clinic	6

Vendor Relations	2

Opening a Clinic	5

Marketing the Clinic	3

Daily Clinic Duties	6

Daily Clinic Reporting	1

Manual Review Checklist	1

Franchise Disclosure Document Overview	158

FTC Franchise Rules and Regulations	24

Franchise Rule Compliance	164

Total Pages (Approximate): 385

The Joint RD FDD – Exhibit C – Table of Contents – RD Manual

LOCATION FRANCHISE OPERATIONS MANUAL

SECTION	# OF PAGES

INTRODUCTION TO THE MANUAL
Purpose of this Manual	1
Confidentiality Statement	1
Acknowledgement of Receipt	1

INTRODUCTION TO YOUR FRANCHISE SYSTEM
Welcome Letter	1
Philosophy	1
Who to Contact	1
Overview of Services to Franchisees	1
Overview of Your Responsibilities	2
Support	1
Compliance Policies	1
Communication	1
Core Business Review	3
Fees	1

PRE-OPENING PROCEDURES
Introduction	1
Countdown to Opening	1
Opening a Clinic From A to Z	9
EIN	1
Articles of Incorporation	2
State Tax ID	1
City License	1
Government Posters	3
Franchisee Training	1

Construction
Introduction	8
“As is” Drawings	1
Finalized Space Plan	1
Finalized Drawings	1
Invitation to Bid	1
Bid Form	6
Finish Schedule	2

The Joint RD FDD – Exhibit C – Table of Contents – RD Manual

Interior Paint Pallet	1
General Notes for Qualifications	1
Apply for Building Permit	1
Constriction Punch List	4
Signage	1
Outdoor Banners	1
Indoor Banners	1
Window Decals	1
Interior Furniture	1
Art Package	1
Flowers and Plants	1
Front Counter Specs	9
Reception Wall Specs	2
Menu Board	1
Mission Board	1
Lighting	5
Adjusting Tables	2
Hardware/Software	1
Computer Mount	1
Ceiling	1
Carpet and Flooring	1
Storage	1
Decorative Wall	1
Reference Photos	3
Inventory and Supplies	1

FRANCHISEE GUIDELINES
Insurance	4
Clinic Hours	2
Sample P&L	1
Adjusting Techniques	1
Documentation Policy	1
Music Guidelines	1
Data	1
Vendor Guide	2
HIPPA	9
Grand Opening Guidelines	2
Hiring Process	17
Sample Background Check	1
Human Resource Compliance	3
Employee Policies	2
Employee Handbook	9

The Joint RD FDD – Exhibit C – Table of Contents – RD Manual

DAILY OPERATING PROCEDURES
Customer Service Standards	3
Welcoming Patients	1
Phone Calls	2
Email	1
Patient Plans	4
Opening Duties	1
Checking ARB	2
Doctor Daily Duties	2
Clinic Forms	17
Methods of Payments	4
Referral Program	2
Benefits of Routine Care	1
Dress Code	3
Sales Approach	4
Closing Duties	1

SOFTWARE
Intro	1
Support	1
What is J4	1
Getting Started	1
Navigating the Dashboard	4
New Patients	2
Adding Family Members	1
Removing Family Members	1
Existing Patients	1
Removing Patients	1
Payments and Adjustments	1
Balance Adjustment	3
Back Office	1
Initial Exam	4

The Joint RD FDD – Exhibit C – Table of Contents – RD Manual

MARKETING
Guidelines	1
Contacts	1
Marketing 101	4
Grand Opening Plan	3
Tools	5
Zone Advertising	3
Display Ads	1
Inserts	1
Post it Notes	1
Wraps	4
Miscellaneous	2
Marketing	3
Email Marketing	2
Online Marketing	2
Additional Options	3
Guerilla Marketing	5
The Message	3
Clayton Kendall	4
Social Media	5

Total Pages (Approximate) - 298

The Joint RD FDD – Exhibit C – Table of Contents – RD Manual

Exhibit D

FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

THE JOINT CORP.
AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

THE JOINT CORP. AND SUBSIDIARY

TABLE OF CONTENTS

	Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1
CONSOLIDATED FINANCIAL STATEMENTS:	
Consolidated Balance Sheets, December 31, 2012 and 2011	2-3
Consolidated Statements of Income For the Year Ended December 31, 2012 and 2011	4
Consolidated Statements of Stockholders' Equity For the Year Ended December 31, 2012 and 2011	5
Consolidated Statements of Cash Flows For the Year Ended December 31, 2012 and 2011	6
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS	7-17

Farber Hass Hurley LLP
Certified Public Accountants
888 West Ventura Blvd., #A
Camarillo, CA 93010
www.fhhcpas.com
Telephone: (805) 504-8410
Facsimile: (805) 388-1300

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
The Joint Corp. and Subsidiary

We have audited the accompanying consolidated balance sheets of The Joint Corp. and Subsidiary (the "Company") as of December 31, 2012 and 2011 and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Joint Corp. and Subsidiary as of December 31, 2012 and 2011 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Farber Hass Hurley LLP

March 29, 2013

THE JOINT CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2012 AND 2011

	2012	2011
ASSETS		
CURRENT ASSETS:		
Cash and cash equivalents	$3,641,668	$1,563,699
Accounts receivable, net	106,898	27,207
Notes receivable, including related party	32,104	-
Prepaid income taxes	158,735	-
Deferred tax asset	505,621	-
Prepaid expenses	48,969	-
Other current assets	21,829	19,095
Total current assets	4,515,824	1,610,001
PROPERTY AND EQUIPMENT, Net	229,580	195,350
OTHER ASSETS:		
Notes receivable	79,646	-
Deposits and other assets	16,964	4,490
Total other assets	96,610	4,490
TOTAL ASSETS	$4,842,014	$1,809,841

(Continued)

2

THE JOINT CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS - Continued
DECEMBER 31, 2012 AND 2011

	2012	2011
LIABILITIES AND STOCKHOLDERS' EQUITY		
CURRENT LIABILITIES:		
Accounts payable	$ 101,363	$ 237,720
Income taxes payable	-	45
Co-op funds liability	44,774	-
Payroll liabilities	70,324	31,121
Marketing fund liability	31,302	-
Deferred franchise fees	3,594,767	1,309,900
Total current liabilities	3,842,530	1,578,786
DEFERRED TAX LIABILITY	86,095	-
DEFERRED RENT LIABILITY	-	13,192
TOTAL LIABILITIES	3,928,625	1,591,978
STOCKHOLDERS' EQUITY:		
Series A preferred stock, $0.001 par value; 50,000 shares authorized, 25,000 issued and outstanding, each Share convertible into a share of common stock at option of holder, aggregate liquidation preference of $1,000,000	25	25
Common stock, $0.001 par value, 4,000,000 shares authorized, 3,000,000 shares issued and Outstanding at December 31, 2012 and 2011	3,000	3,000
Additional paid-in capital	997,075	997,075
Accumulated deficit	(86,711)	(782,237)
TOTAL STOCKHOLDERS' EQUITY	913,389	217,863
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,842,014	$1,809,841

See accompanying notes to consolidated financial statements.

3

THE JOINT CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011
REVENUES:		
Royalty fees	$ 536,236	$ 212,724
Franchise fees	3,573,133	1,265,100
Regional developer fees	2,118,250	1,464,500
Chiropractic service revenue	60,122	102,864
IT related income & software fees	356,050	83,475
Other revenues	45,315	7,464
Total revenues	6,689,106	3,136,127
COSTS AND EXPENSES:		
Costs of revenues	3,142,391	1,153,946
Selling and marketing expenses	693,779	401,918
Depreciation and amortization	49,814	18,721
General and administrative expenses	2,422,175	1,474,127
Total expenses	6,308,159	3,048,712
INCOME FROM OPERATIONS	380,947	87,415
OTHER INCOME	36,318	48,962
INCOME BEFORE PROVISION FOR INCOME TAXES	417,265	136,377
PROVISION (BENEFIT) FOR INCOME TAXES	(278,261)	45
NET INCOME	$ 695,526	$ 136,332
NET INCOME (LOSS) PER SHARE:		
Basic	$ .23	$ .05
Diluted	$ .19	$ .05
WEIGHTED AVERAGE SHARES OUTSTANDING:		
Basic	3,000,000	3,000,000
Diluted	3,750,000	3,750,000

See accompanying notes to consolidated financial statements.

4

THE JOINT CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total
BALANCE, DECEMBER 31, 2010	25	3,000	$997,075	$(918,569)	$ 81,531
NET INCOME	-	-	-	136,332	136,332
BALANCE, DECEMBER 31, 2011	25	3,000	997,075	(782,237)	217,863
NET INCOME	-	-	-	695,526	695,526
BALANCE, DECEMBER 31, 2012	$25	$3,000	$997,075	$ (86,711)	$913,389

See accompanying notes to consolidated financial statements.

5

THE JOINT CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2012 AND 2011

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:		
Net income	$ 695,526	$ 136,332
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation and amortization	49,814	18,721
Changes in operating assets and liabilities:		
Accounts receivable	(79,691)	(18,441)
Other current assets	(210,438)	(19,095)
Deposits	(12,474)	2,360
Accounts payable	(136,357)	(14,462)
Other accrued expenses	102,042	158,086
Deferred franchise fees	2,284,867	1,095,400
Deferred taxes	(419,526)	-
Net cash provided by operating activities	2,273,763	1,358,901
CASH FLOWS FROM INVESTING ACTIVITIES:		
Purchases of property and equipment	(131,311)	(17,857)
Disposals of equipment	47,267	-
Construction in-process	-	(122,800)
Net cash flows used in investing activities	(84,044)	(140,657)
CASH FLOWS FROM FINANCING ACTIVITIES:		
Issuance of note receivable	(111,750)	-
Net cash provided by financing activities	(111,750)	-
NET INCREASE IN CASH AND CASH EQUIVALENTS	2,077,969	1,218,244
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,563,699	345,455
CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,641,668	$1,563,699
CASH PAID FOR:		
Taxes	$ 300,000	$ 45
Interest	-	-

See accompanying notes to consolidated financial statements.

6

THE JOINT CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business - The Joint Corp. ("The Joint" or the "Company"), was incorporated in Delaware on March 10, 2010. The Company develops, owns, operates and franchises chiropractic clinics under the name of "The Joint". The franchising of chiropractic clinics is regulated by the Federal Trade Commission and various state authorities. As of December 31, 2012, there were 82 clinics operating in 17 states. An additional 258 franchise clinics were committed to be opened through signed franchise agreements and an additional 242 clinics were committed to be developed through signed area development agreements with Regional Developers as of December 31, 2012.

The Joint Corporate Unit No. 1, LLC ("Clinic"), was formed in Arizona on July 14, 2010, for the purpose of operating chiropractic centers in the state of Arizona. The Clinic was sold on July 1, 2012 and all remaining account balances are consolidated with the Company as of December 31, 2012.

Principles of Consolidation - The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant inter-company transactions and balances have been eliminated in consolidation.

Acquisition - On March 24, 2010, The Joint Corp. acquired certain franchise agreements, intellectual property rights, and trade receivables of the Joint Franchise Co., LLC in exchange for 8,000 shares of the Company's common stock. Under the terms of the asset purchase agreement, The Joint Corp. assumed the liabilities of The Joint Franchise Co., LLC for the performance of the franchisor's obligations under the acquired franchise agreements. Management has determined that there is no material value associated with the assets received or stock issued under the asset purchase agreement. Therefore, there is no acquisition accounting for the estimated fair value of the assets acquired.

Management's Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and assumptions that affect the reported amounts

7

of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments – Due to their short-term nature, the carrying value of the current financial assets and liabilities approximates their fair value. The fair value of long-term debt approximates the carrying amount based upon the expected borrowing rate for debt with similar remaining maturities and comparable risk.

Cash and Cash Equivalents - Cash equivalents include all investments with original maturities of three months or less or which are readily convertible into known amounts of cash and are not legally restricted. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000, while the remaining balance of approximately $3,400,000 is uninsured at December 31, 2012. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable, Net - The Company provides an allowance for uncollectible accounts on accounts receivable based on historical losses and existing economic conditions, when relevant. They provide for a general bad debt reserve for franchise receivables due to increases in days' sales outstanding and deterioration in general economic market conditions. This general reserve is based on the aging of receivables meeting specified criteria and is adjusted each quarter based on past due receivable balances. Any changes to the reserve are recorded in general and administrative expenses. There was no allowance for uncollectible accounts at December 31, 2012 and 2011. The Company does not accrue interest on outstanding amounts.

Property and Equipment - Property, equipment and leasehold improvements are recorded at cost. Repair and maintenance costs are charged to operations when incurred. Furniture, fixtures, and equipment are depreciated using the straight-line method over estimated useful lives ranging from 3-7 years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term, including reasonably assured renewal options, or the estimated useful life of the assets.

8

Recoverability of Property, Equipment and Leasehold Improvements, Impairment Charges, and Exit and Disposal Costs - The Company evaluates clinic sites and long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of clinic sites to be held and used is measured by a comparison of the carrying amount of the site to the undiscounted future net cash flows expected to be generated on a clinic-by-clinic basis. If a clinic is determined to be impaired, the loss is measured as the amount by which the carrying amount of the clinic exceeds its fair value. Fair value, as determined by the discounted future net cash flows, is estimated based on the best information available including estimated future cash flows, expected growth rates in comparable clinic sales, remaining lease terms and other factors. If these assumptions change in the future, the Company may be required to take additional impairment charges for the related assets. Considerable management judgment is necessary to estimate future cash flows. Accordingly, actual results could vary significantly from the estimates.

The Company accounts for exit or disposal activities, including clinic closures, in accordance with the FASB Accounting Standards Codification for Exit or Disposal Cost Obligations. Such costs include the cost of disposing of the assets as well as other facility-related expenses from previously closed clinics. These costs are generally expensed as incurred. Additionally, at the date they cease using a property under an operating lease, the Company records a liability for the net present value of any remaining lease obligations, net of estimated sublease income. Any subsequent adjustments to that liability as a result of lease termination or changes in estimates of sublease income are recorded in the period incurred. Upon disposal of the assets associated with a closed clinic, any gain or loss is recorded in the same caption as the original impairment within the Consolidated Statements of Operations.

Marketing Fund and Restricted Cash - In year ended 2010, the Company established a system-wide Marketing fund. Company-owned clinics in addition to franchise-operated clinics, that entered into franchise agreements with the Company after March 10, 2010, are required to contribute a percentage of net sales to the fund that is used for public relations and marketing development efforts throughout the system. These clinics were required to contribute 1.0% of net sales to this fund. The assets held by this fund are considered restricted and are in a separate checking

9

account. The excess of cash held over the related expenditures is recorded as a liability and is included in accounts payable on the consolidated balance sheet as of December 31, 2012. As of December 31, 2011, the marketing expenditures relating to the marketing fund exceeded the marketing fund collections from the franchisees and, accordingly, this was recorded as an expense in the Consolidated Statements of Operations.

Common Stock - Certain stockholders entered into the Founder's Restricted Stock Purchase Agreements (FRSPA) where their purchase of stock vests over a three-year period. This form of agreement is used to ensure that the stock owned by all of the founders is at risk and thus subject to forfeiture if a founder leaves the Company.

The FRSPA permits the Company to buy back any shares not vested should the founder cease to be an employee, consultant, director or advisor. In 2011, one employee left the Company and his 424,500 restricted shares were returned and 212,250 unrestricted shares were issued. The remaining 212,250 shares were issued to new management under the FRSPA agreement. There were 388,980 shares restricted at December 31, 2012 and 2011.

On January 9, 2013, a Certificate of Amendment of Certificate of Incorporation was filed with the Delaware Secretary of State. This amendment authorized the Company to increase the number of Common Stock shares from 150,000 to 4,000,000.

On November 26, 2012, the Board declared a dividend of 29 shares of common stock of the Company on each share of common stock outstanding as of December 1, 2012. The stock dividend is effective and payable automatically as of the effective date of the Certificate of Amendment which was January 9, 2013.
The stock dividend has been accounted for as a stock split and retroactively reflected in these financial statements. After the stock dividend, 750,000 shares of the Company's common stock shall be reserved for issuance upon the conversion of any shares of its preferred stock.

Revenue Recognition - The Company records clinic sales at the time chiropractic services are rendered. The Company's revenue recognition policy for franchise and regional developer agreements is detailed below.

Franchise Arrangements — The franchise related revenue consists of initial franchise fees, transfer fees, successor fees, continuing royalty payments, software fees and IT related income.

10

The initial, non-refundable, franchise fee was typically $19,500 from March 2010 to April 1, 2011 and then increased to $29,000 per clinic, of which $1,000 to $15,300, respectively, is recognized immediately when a franchise agreement is signed, reflecting the commission earned related to the sale. The remaining non-refundable fee of $18,500 to $27,550 is included in deferred franchise fees and is recognized as revenue when the Company has performed substantially all of its obligations, which generally occurs upon the opening of the clinic.

Transfer fees represent consideration paid by the new franchisee to obtain the same rights and services as the former franchisee when ownership is transferred. Successor fees are charged to existing franchisees upon renewal of the franchise agreement. This fee is similar to, but typically less than the initial fee. No successor fees have occurred to date.

All franchise clinics pay a royalty equal to 7% of gross sales and an ad fund fee of 1% of gross sales. Certain franchises with franchise agreements acquired as part of the asset purchase discussed in Acquisition pay monthly flat fees of $699 under their existing agreements.

Franchise clinics pay a computer software fee of $275 monthly for use of the Company's proprietary chiropractic software, computer support and internet services support. The new proprietary software was rolled out to all of the clinics in April 2012.

IT related revenue represents a fee of $3,800 to purchase the clinic's computer equipment, pre-installed chiropractic system software, the key card scanner (patient identification card), credit card scanner and credit card receipt printer.

Regional Developer Fee - Starting in 2011, the Company established a regional development program to bring on independent contractors to assist in developing a specified geographical region or unit. The Regional Developer (RD) pays a fee for the right to develop this unit and in turn, generally receives 50% of all franchise fees collected and 3% of all royalties collected for their region. Any clinics developed by the RD over their contracted minimum in the territory, requires no additional fee. The RD fee consists of a one-time, non-refundable payment equal to $7,250 per unit in consideration for the services the Company performs prior to the execution of the regional development agreement and receipt of the

11

corresponding fee. Substantially all of these services, which include, but are not limited to the following: a meeting with the Company's Executive Team, performing background investigations on potential RD's and establishing the territory based upon the amount of funds the RD has available to invest. As a result, the Company recognizes this RD fee in full upon receipt. The Regional Development Agreements have an initial term of 10 years.

Significant Customers – During 2012, one customer accounted for approximately 10% of total revenues. During 2011, four customers accounted for approximately 47% (14%, 12%, 11% and 10%) of total revenues.

Advertising Costs – Advertising costs are charged to expense as incurred. Advertising costs were approximately $223,775 and $132,512, for fiscal years 2012 and 2011, respectively, and are included in operating expenses in the Consolidated Statements of Operations.

Pre-opening Expenses – All start-up and pre-opening clinic costs are expensed as incurred. In fiscal 2012, the Company did not open any new Company-owned clinics.

Lease Accounting – The Company recognizes lease expense on a straight-line basis for their operating leases over the entire lease term including lease renewal options and build-out periods where the renewal is reasonably assured and the build-out period takes place prior to the clinic opening or lease commencement date. The Company accounts for construction allowances by recording a receivable when its collectability is considered probable, and relieve the receivable once the cash is obtained from the landlord for the construction allowance. Construction allowances are amortized as a credit to rent expense over the full term of the lease, including reasonably assured renewal options and build-out periods.

Income Taxes – The Company provides for income taxes based on their estimate of federal and state income tax liabilities. These estimates include, among other items, effective rates for state and local income taxes, allowable tax credits for items such as estimates related to depreciation and amortization expense allowable for tax purposes and the tax deductibility of certain other items. The estimates are based on the information available to the Company at the time they prepare the income tax

12

provision. The Company generally files their annual income tax returns several months after their year end. Income tax returns are subject to audit by federal, state, and local governments, generally years after the tax returns are filed. These returns could be subject to material adjustments or differing interpretations of the tax laws.

Net Income per Common Share – Basic net income per common share ("EPS") is computed by dividing net income by the weighted average number of common shares outstanding for the reporting period. Diluted EPS equals net income divided by the sum of the weighted average number of shares of common stock outstanding plus all additional common stock equivalents relating to preferred stock when dilutive. Total common stock equivalents that could be convertible into common stock were 750,000 for 2012 and 2011.

Reclassifications - Certain amounts in 2011 have been reclassified to conform to the 2012 presentation.

Company-Owned Clinic - The results of operations for the Company's owned clinic for 2012 and 2011 are as follows:

	2012 (1/2 yr)	2011
Revenues	$ 60,122	$102,864
Costs	81,244	171,941
Net Loss	$(21,122)	$(69,077)

2. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2012 and 2011 consists of the following:

	2012	2011
Office and computer equipment	$ 28,817	$ 38,911
Leasehold improvements	-	44,131
Software developed	247,085	11,300
Construction in-process	-	122,800
Total property and equipment	275,902	217,142
Accumulated depreciation and amortization	(46,322)	(21,792)
Property and equipment, net	$229,580	$195,350

Depreciation and amortization expense was $49,814 and $18,721 for the periods ended December 31, 2012 and 2011, respectively.

13

3. NOTES RECEIVABLE, INCLUDING RELATED PARTY

On October 18, 2012 Mr. Fred Gerretzen, shareholder and Director, transferred his ownership in a clinic to a third party. Per the franchise agreement, when a clinic license is transferred, the Company charges a $21,750 transfer fee to the transferring entity. At the time of transfer, the Board approved a deferral of payment for 12 months. Mr Gerretzen was issued a promissory note for $21,750 at 0% annum, calculated an implied interest rate of 2-3% based upon current interest rates and determined the interest would be less than $200. The note matures October 17, 2013 and is classified as short-term.

Effective July, 1, 2012, the Company sold the Company-owned Clinic for $90,000 including the license agreement, equipment and customer base. The Company received a promissory note for $90,000 that bears interest at 6% per annum for fifty-four(54) months. The purchaser agreed to make monthly principal and interest payments over forty-two (42) months starting August 1, 2014. The note matures on January 1, 2018.

	2012
Short-term note receivable	$ 32,105
Long-term note receivable	79,645
Total Notes receivable	$111,750

The unpaid interest receivable was $2,734 as of December 31, 2012.

4. OPERATING LEASES

The Company has various operating leases for the clinic and corporate office space with remaining lease terms ranging from 1 to 3 years, excluding lease renewal options. All of these leases contain provisions for payments of real estate taxes, insurance and common area maintenance costs. Total occupancy lease costs for December 31, 2012 and 2011 including rent and CAM charges were approximately $117,002 and $185,357, respectively. Minimum rents were approximately $132,657 and $144,300 for December 31, 2012 and 2011, respectively.

In 2011, the Company subleased part of its corporate office space to a stockholder under a month-to-month arrangement. In 2011, the Company recognized $49,000 of sublease income which partially offset rent expense.

14

Effective July 1, 2012, the Company subleased the Clinic location to the purchaser and the payments were made directly to the landlord. The lease expires December 31, 2015.

Future minimum lease payments existing at December 31, 2012 were:

Year End	
2013	$130,428
2014	24,080
2015	22,500
2016	-
Total	$177,008

5. INCOME TAXES

The following table summarizes the income tax expense for income taxes:

	2012	2011
CURRENT:		
Federal	$ 122,353	$ -
State	18,912	45
DEFERRED:		
Federal	(369,118)	-
State	(50,409)	-
Total	$(278,261)	$45

The impact of uncertain tax positions taken or expected to be taken on income tax returns must be recognized in the financial statements at the largest amount that is more likely than not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized in the financial statements unless it is more likely than not of being sustained.

The Company files income tax returns in the U.S. federal jurisdiction and in Arizona jurisdiction. The effective tax rate for 2012 and 2011 differs from the U.S. Federal statutory tax rate of 34% due to the treatment of franchise fees which are deferred for book purposes and the utilization of net operating losses in 2011.

The Company's tax returns remain open to examination by the related tax jurisdictions for 2010 and 2011.

15

Deferred taxes recognize the impact of temporary differences between the amounts of assets and liabilities recorded for financial statement purposes and such amounts measured in accordance with tax laws. The net deferred tax asset of approximately $420,000 and $244,000 at December 31, 2011 and 2010, respectively, represents primarily the recognition of franchise fees between book and tax return purpose, $506,000, and deprecation differences ($86,000) in 2012. In 2011, the difference was due to available net operating loss carryforwards. During year end 2012 and 2011, the deferred tax asset was reviewed for expected utilization using a "more likely than not" approach as required by FASB Standard Codification for Income Taxes, by assessing the available positive and negative evidence surrounding its recoverability. The Company was still in the early stages of developing its business model in 2011 and, accordingly, it had provided a full valuation allowance against this asset in 2011. The valuation allowance decreased approximately $224,000 due to the utilization of its net operating loss carryforward.

6. RELATED PARTY TRANSACTIONS

The Company entered into consulting and legal agreements with certain common stockholders related to services performed for the development of the Company. Amounts paid to these stockholders were $556,186 and $525,939, and rents received of $0 and $48,962, for the years ended December 31, 2012 and 2011, respectively. Amounts due to these stockholders at December 31, 2012 and 2011 were $1,263 and $525, respectively, and are included in accounts payable on the accompanying consolidated balance sheet.

As noted in the Notes Receivable footnote above, Mr. Fred Gerretzen, shareholder and Director, transferred his ownership in a clinic to a third party. When the transfer occurred, the Board approved a deferral of the $21,750 payment for 12 months. A promissory note was issued at 0% annum. The note matures October 17, 2013.

7. CONTINGENCIES

The Company currently has no claims filed against it. At such time any claim is filed, the Company will determine the likelihood of a favorable or unfavorable outcome and will accrue for the contingency based upon the most recent information.

16

8. SUBSEQUENT EVENTS (UNAUDITED)

APPROVAL OF 2012 STOCK PLAN AND RESERVATION OF SHARES

In November 2012, the Company adopted the 2012 Stock Plan. The purpose of the 2012 Plan is to attract and retain the best available personnel for positions of substantial responsibility, provide incentives and additional ownership opportunities for employees, directors and consultants, and generally promote the success of the Company's business. A recommended amount of shares to set aside for this purpose will be presented to the stockholders at the Annual Shareholder's Meeting in April 2013.

17

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

The Joint RD FDD – Exhibit D – Financial Statements

THE JOINT CORP.
AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

THE JOINT CORP. AND SUBSIDIARY

TABLE OF CONTENTS

	Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1
CONSOLIDATED FINANCIAL STATEMENTS:	
Consolidated Balance Sheets, December 31, 2011 and 2010 (As Restated)	2-3
Consolidated Statements of Operations For the Year Ended December 31, 2011 and for the Period March 10, 2010 (Date of Inception) to December 31, 2010 (As Restated)	4
Consolidated Statements of Stockholders' Equity For the Year Ended December 31, 2011 and for the Period March 10, 2010 (Date of Inception) to December 31, 2010 (As Restated)	5
Consolidated Statements of Cash Flows For the Year Ended December 31, 2011 and for the Period March 10, 2010 (Date of Inception) to December 31, 2010 (As Restated)	6
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS	7-15

Farber Hass Hurley LLP
Certified Public Accountants
888 West Ventura Blvd., #A
Camarillo, CA 93010
www.fhhcpas.com
Telephone: (805) 504-8410
Facsimile: (805) 388-1300

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
The Joint Corp. and Subsidiary

We have audited the accompanying consolidated balance sheet of The Joint Corp. and Subsidiary (the "Company") as of December 31, 2011 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company as of December 31, 2010, prior to restatement, were audited by other auditors whose report dated April 2, 2011, expressed an unqualified opinion on those statements. We also reviewed the adjustment described in Note 1 that was applied to restate the 2010 financial statements. In our opinion, such adjustment is appropriate and has been properly applied.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Joint Corp. and Subsidiary as of December 31, 2011 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Farber Hass Hurley LLP

April 10, 2012

THE JOINT CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2011 AND 2010

	2011	2010 As Restated
ASSETS		
CURRENT ASSETS:		
Cash and cash equivalents	$1,563,699	$ 345,455
Accounts receivable, net	27,207	8,766
Other current assets	19,095	-
Total current assets	1,610,001	354,221
Property and equipment, net	195,350	73,414
OTHER ASSETS - Deposits	4,490	6,850
TOTAL ASSETS	$1,809,841	$ 434,485

(Continued)

2

THE JOINT CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS - Continued
DECEMBER 31, 2011 AND 2010

	2011	2010 As Restated
LIABILITIES AND STOCKHOLDERS' EQUITY		
CURRENT LIABILITIES:		
Accounts payable	$ 66,920	$ 81,382
Income taxes payable	45	45
Accrued expenses	170,800	18,460
Payroll liabilities	31,121	33,000
Deferred franchise fees	1,309,900	214,500
Total current liabilities	1,578,786	347,387
DEFERRED RENT LIABILITY	13,192	5,567
TOTAL LIABILITIES	1,591,978	352,954
STOCKHOLDERS' EQUITY:		
Series A preferred stock, $0.001 par value; 50,000 shares authorized, 25,000 issued and outstanding, each share convertible into a share of common stock at option of holder, aggregate liquidation preference of $1,000,000	25	25
Common stock, $0.001 par value, 150,000 shares authorized, 100,000 shares issued and outstanding at December 31, 2011 and 2010	100	100
Additional paid-in capital	999,975	999,975
Accumulated deficit	(782,237)	(918,569)
TOTAL STOCKHOLDERS' EQUITY	217,863	81,531
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,809,841	$ 434,485

See accompanying notes to consolidated financial statements.

3

THE JOINT CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD MARCH 10, 2010 (DATE OF
INCEPTION) TO DECEMBER 31, 2010

	2011	2010 As Restated
REVENUES:		
Royalty fees	$ 212,724	$ 64,427
Franchise fees	1,265,100	-
Regional developer fees	1,464,500	-
Chiropractic service revenue	102,864	11,188
Other revenues	90,939	-
Total revenues	3,136,127	75,615
COSTS AND EXPENSES:		
Costs of sales	1,153,946	76,255
Selling and marketing expenses	401,918	260,299
Depreciation and amortization	18,721	3,071
General and administrative expenses	1,474,127	723,649
Total expenses	3,048,712	1,063,274
INCOME(LOSS) FROM OPERATIONS	87,415	(987,659)
OTHER INCOME	48,962	69,135
INCOME(LOSS) BEFORE PROVISION FOR INCOME TAXES	136,377	(918,524)
PROVISION FOR INCOME TAXES	45	45
NET INCOME (LOSS)	$ 136,332	$ (918,569)
NET INCOME (LOSS) PER SHARE:		
Basic	$ 1.36	$ (9.19)
Diluted	$ 1.09	$ (9.19)
WEIGHTED AVERAGE SHARES OUTSTANDING:		
Basic	100,000	100,000
Diluted	125,000	100,000

See accompanying notes to consolidated financial statements.

4

THE JOINT CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY FOR THE YEAR ENDED DECEMBER 31, 2011 AND FOR THE PERIOD MARCH 10, 2010 (DATE OF INCEPTION) TO DECEMBER 31, 2010

	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total
BALANCE, MARCH 10, 2010	$ -	$ -	$ -	$ -	$ -
ISSUANCE OF SERIES A PREFERRED STOCK	25		999,975		1,000,000
ISSUANCE OF COMMON STOCK		100			100
NET LOSS				(918,569)	(918,569)
BALANCE, DECEMBER 31, 2010, AS RESTATED	25	100	999,975	(918,569)	81,531
NET INCOME				136,332	136,332
BALANCE, DECEMBER 31, 2011	$25	$100	$999,975	$(782,237)	$ 217,863

See accompanying notes to consolidated financial statements.

5

THE JOINT CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD MARCH 10, 2010 (DATE OF
INCEPTION) TO DECEMBER 31, 2010

	2011	2010 As Restated
CASH FLOWS FROM OPERATING ACTIVITIES:		
Net income(loss)	$ 136,332	$ (918,569)
Adjustments to reconcile net income (loss) to net cash provided by (used) in operating activities:		
Depreciation and amortization	18,721	3,071
Compensation associated with issuance of common stock	-	100
Changes in operating assets and liabilities:		
Accounts receivable	(18,441)	(8,766)
Other current assets	(19,095)	-
Deposits	2,360	(6,850)
Accounts payable	(14,462)	81,382
Other accrued expenses	158,086	57,072
Deferred franchise fees	1,095,400	214,500
Net cash provided by (used in) operating activities	1,358,901	(578,060)
CASH FLOWS FROM INVESTING ACTIVITIES:		
Purchases of property and equipment	(6,557)	(76,485)
Purchases of software development	(11,300)	-
Construction in-process	(122,800)	-
Net cash flows used in investing activities	(140,657)	(76,485)
CASH FLOWS FROM FINANCING ACTIVITIES:		
Proceeds from issuance of Series A preferred stock	-	1,000,000
Net cash provided by financing activities	-	1,000,000
NET INCREASE IN CASH AND CASH EQUIVALENTS	1,218,244	345,455
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	345,455	-
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,563,699	$ 345,455

See accompanying notes to consolidated financial statements.

6

THE JOINT CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business - The Joint Corp. ("The Joint" or the "Company"), was incorporated in Delaware on March 10, 2010. The Company develops, owns, operates and franchises chiropractic clinics under the name of "The Joint". The franchising of chiropractic clinics is regulated by the Federal Trade Commission and various state authorities. As of January 1, 2012, there were 30 clinics operating in 11 states, including one Company-owned clinic and 29 franchise-operated clinics. An additional 97 franchise clinics were committed to be opened through signed franchise agreements and an additional 138 clinics were committed to be developed through signed area development agreements with Regional Developers as of December 31, 2011.

The Joint Corporate Unit No. 1, LLC ("Clinic"), was formed in Arizona on July 14, 2010, for the purpose of operating chiropractic centers in the state of Arizona.

Restatement - The financial statements for the period ended December 31, 2010 have been restated to reflect the expensing of the excess of expenditures related to the Marketing Fund over cash received from franchisees. The total adjustment was an increase in Selling and Marketing Expenses and a reduction in Current Assets amounting to $95,985.

Principles of Consolidation - The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant inter-company transactions and balances have been eliminated in consolidation.

Acquisition - On March 24, 2010, The Joint Corp. acquired certain franchise agreements, intellectual property rights, and trade receivables of the Joint Franchise Co., LLC in exchange for 8,000 shares of the Company's common stock. Under the terms of the asset purchase agreement, The Joint Corp. assumed the liabilities of The Joint Franchise Co., LLC for the performance of the franchisor's obligations under the acquired franchise agreements. Management has determined that there is no material value associated with the assets received or stock issued under the asset purchase agreement. Therefore, there is no acquisition accounting for the estimated fair value of the assets acquired.

7

Management's Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments — Due to their short-term nature, the carrying value of the current financial assets and liabilities approximates their fair value. The fair value of long-term debt approximates the carrying amount based upon the expected borrowing rate for debt with similar remaining maturities and comparable risk.

Cash and Cash Equivalents - Cash equivalents include all investments with original maturities of three months or less or which are readily convertible into known amounts of cash and are not legally restricted. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000, while the remaining balance of approximately $852,000 is uninsured at December 31, 2011. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable, Net - The Company provides an allowance for uncollectible accounts on accounts receivable based on historical losses and existing economic conditions, when relevant. They provide for a general bad debt reserve for franchise receivables due to increases in days' sales outstanding and deterioration in general economic market conditions. This general reserve is based on the aging of receivables meeting specified criteria and is adjusted each quarter based on past due receivable balances. Any changes to the reserve are recorded in general and administrative expenses. There was no allowance for uncollectible accounts at December 31, 2011 and 2010. The Company does not accrue interest on outstanding amounts.

Property and Equipment - Property, equipment and leasehold improvements are recorded at cost. Repair and maintenance costs are charged to operations when incurred. Furniture, fixtures, and equipment are depreciated using the straight-line method over estimated useful lives ranging from 3-7 years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term, including reasonably assured renewal options, or the estimated useful life of the assets.

8

Recoverability of Property, Equipment and Leasehold Improvements, Impairment Charges, and Exit and Disposal Costs - The Company evaluates clinic sites and long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of clinic sites to be held and used is measured by a comparison of the carrying amount of the site to the undiscounted future net cash flows expected to be generated on a clinic-by-clinic basis. If a clinic is determined to be impaired, the loss is measured as the amount by which the carrying amount of the clinic exceeds its fair value. Fair value, as determined by the discounted future net cash flows, is estimated based on the best information available including estimated future cash flows, expected growth rates in comparable clinic sales, remaining lease terms and other factors. If these assumptions change in the future, the Company may be required to take additional impairment charges for the related assets. Considerable management judgment is necessary to estimate future cash flows. Accordingly, actual results could vary significantly from the estimates.

The Company accounts for exit or disposal activities, including clinic closures, in accordance with the FASB Accounting Standards Codification for Exit or Disposal Cost Obligations. Such costs include the cost of disposing of the assets as well as other facility-related expenses from previously closed clinics. These costs are generally expensed as incurred. Additionally, at the date they cease using a property under an operating lease, the Company records a liability for the net present value of any remaining lease obligations, net of estimated sublease income. Any subsequent adjustments to that liability as a result of lease termination or changes in estimates of sublease income are recorded in the period incurred. Upon disposal of the assets associated with a closed clinic, any gain or loss is recorded in the same caption as the original impairment within the Consolidated Statements of Operations.

Marketing Fund and Restricted Cash - In year ended 2010, the Company established a system-wide Marketing fund. Company-owned clinics in addition to franchise-operated clinics, that entered into franchise agreements with the Company after March 10, 2010, are required to contribute a percentage of net sales to the fund that is used for public relations and marketing development efforts throughout the system. These clinics were required to contribute 1.0% of net sales to this fund. The assets held by this fund are considered restricted and are in an interest bearing account. The excess of cash held over the related expenditures is recorded as a liability and would be included in accounts payable

9

on the consolidated balance sheets. As of December 31, 2011 and December 31, 2010, the marketing expenditures relating to the marketing fund exceeded the marketing fund collections from the franchisees and, accordingly, this has been recorded as an expense in the Consolidated Statements of Operations.

Common Stock - Certain stockholders entered into the Founder's Restricted Stock Purchase Agreements (FRSPA) where their purchase of stock vests over a three-year period. This form of agreement is used to ensure that the stock owned by all of the founders is at risk and thus subject to forfeiture if a founder leaves the Company.

The FRSPA permits the Company to buy back any shares not vested should the founder cease to be an employee, consultant, director or advisor. One employee left the Company in 2011. His 14,150 restricted shares were returned and 7,075 unrestricted shares were issued. The remaining 7,075 shares were issued to new management of the Company under the FRSPA agreement. There were 12,966 and 24,079 shares restricted at December 31, 2011 and 2010, respectively.

Revenue Recognition - The Company records clinic sales at the time chiropractic services are rendered. The Company's revenue recognition policy for franchise and regional developer agreements is detailed below.

Franchise Arrangements – The franchise related revenue consists of initial franchise fees, transfer fees, successor fees, continuing royalty payments, software fees and IT related income.

The initial, non-refundable, franchise fee is typically $19,500 from March 2010 to April 1, 2011 and then increased to $29,000 per clinic, of which $1,000 to $15,300, respectively, is recognized immediately when a franchise agreement is signed, reflecting the commission earned related to the sale. The remaining non-refundable fee of $18,500 to $27,550 is included in deferred franchise fees and is recognized as revenue when the Company has performed substantially all of its obligations, which generally occurs upon the opening of the clinic.

Transfer fees represent consideration paid by the new franchisee to obtain the same rights and services as the former franchisee when ownership is transferred. Successor fees are charged to existing franchisees upon renewal of the franchise agreement. This fee is similar to, but typically less than the initial fee. No successor fees have occurred to date.

10

All franchise clinics pay a royalty equal to 7% of gross sales and an ad fund fee of 1% of gross sales. Certain franchises with franchise agreements acquired as part of the asset purchase discussed in Acquisition pay monthly flat fees of $699 under their existing agreements.

Franchise clinics pay a computer software fee of $275 monthly for use of the chiropractic system software and computer support services. The Company is currently constructing proprietary software rolling out to all clinics the second quarter of 2012.

IT related revenue represents a fee of $3,800 to purchase the clinic's computer equipment, pre-installed chiropractic system software, the key card scanner (patient identification card), credit card scanner and credit card receipt printer.

Regional Developer Fee - Starting in 2011, the Company established a regional development program to bring on independent contractors to assist in developing a specified geographical region or unit. The Regional Developer (RD) pays a fee for the right to develop this unit and in turn, generally receives 50% of all franchise fees collected and 43% of all royalties collected for their region. Any clinics developed by the RD over their contracted minimum in the territory, requires no additional fee. The RD fee consists of a one-time, non-refundable payment equal to $7,250 per unit in consideration for the services the Company performs prior to the execution of the regional development agreement and receipt of the corresponding fee. Substantially all of these services, which include, but are not limited to the following: a meeting with the Company's Executive Team, performing background investigations on potential RD's and establishing the territory based upon the amount of funds the RD has available to invest. As a result, the Company recognizes this RD fee in full upon receipt. The Regional Development Agreements have an initial term of 10 years.

Significant Customers — During 2011 four customers accounted for approximately 47% (14%, 12%, 11% and 10%) of total revenues. During 2010, two customers accounted for approximately 34% (17% and 17%) of total revenues.

Advertising Costs — Advertising costs are charged to expense as incurred. Advertising costs were approximately $103,500 and $177,452, for fiscal years 2011 and 2010, respectively, and are

11

included in operating expenses in the Consolidated Statements of Operations.

Pre-opening Expenses – All start-up and pre-opening clinic costs are expensed as incurred. In fiscal 2011, the Company did not open any new Company-owned clinics.

Lease Accounting – The Company recognizes lease expense on a straight-line basis for their operating leases over the entire lease term including lease renewal options and build-out periods where the renewal is reasonably assured and the build-out period takes place prior to the clinic opening or lease commencement date. The Company accounts for construction allowances by recording a receivable when its collectability is considered probable, and relieve the receivable once the cash is obtained from the landlord for the construction allowance. Construction allowances are amortized as a credit to rent expense over the full term of the lease, including reasonably assured renewal options and build-out periods.

Income Taxes – The Company provides for income taxes based on their estimate of federal and state income tax liabilities. These estimates include, among other items, effective rates for state and local income taxes, allowable tax credits for items such as estimates related to depreciation and amortization expense allowable for tax purposes and the tax deductibility of certain other items. The estimates are based on the information available to the Company at the time they prepare the income tax provision. The Company generally files their annual income tax returns several months after their year end. Income tax returns are subject to audit by federal, state, and local governments, generally years after the tax returns are filed. These returns could be subject to material adjustments or differing interpretations of the tax laws.

Net Income per Common Share – Basic net income per common share ("EPS") is computed by dividing net income by the weighted average number of common shares outstanding for the reporting period. Diluted EPS equals net income divided by the sum of the weighted average number of shares of common stock outstanding plus all additional common stock equivalents relating to preferred stock when dilutive.

The Company had a net loss for the year ended December 31, 2010 and the effect of including dilutive securities in the earnings per common share would have been anti-dilutive. Accordingly, the potential conversion of Preferred Stock into Common Stock was

12

excluded from the calculation of diluted earnings per share for the year ended December 31, 2010. Total common stock equivalents that could be convertible into common stock were 25,000 for 2011 and 2010.

Company-Owned Clinic - The results of operations for the Company's owned clinic for 2011 and 2010 is as follows:

	2011	2010
Revenues	$102,864	$ 11,188
Costs	171,941	55,197
Net Loss	$(69,077)	$(44,009)

Reclassifications — Certain amounts in 2010 have been reclassified to conform to the 2011 presentation.

2. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2011 and 2010 consists of the following:

	2011	2010
Office and computer equipment	$ 38,911	$32,354
Leasehold improvements	44,131	44,131
Software developed	11,300	-
Construction in-process	122,800	-
Total property and equipment	217,142	76,485
Accumulated depreciation and amortization	(21,792)	(3,071)
Property and equipment, net	$195,350	$73,414

Depreciation and amortization expense was $18,721 and $3,071 for the periods ended December 31, 2011 and 2010, respectively.

3. OPERATING LEASES

The Company has various operating leases for the existing clinic and corporate office space with remaining lease terms ranging from 1 to 4 years, excluding lease renewal options. All of these leases contain provisions for payments of real estate taxes, insurance and common area maintenance costs. Total occupancy lease costs for December 31, 2011 and 2010 including rent and CAM charges were approximately $186,700 and $135,000, respectively.

13

Minimum rents were approximately $144,300 and $128,453 for December 31, 2011 and 2010, respectively.

The Company subleased part of its corporate office space to a stockholder under a month-to-month arrangement. The sublease of space has reduced the future minimum lease payments. In 2011 and 2010, the Company recognized $49,000 and $68,000, respectively, of sublease income which partially offset the total rent expense.

Future minimum lease payments existing at December 31, 2011 were:

Year End	
2012	$153,636
2013	27,240
2014	24,080
2015	22,500
Total	$227,456

4. INCOME TAXES

At December 31, 2011, the Company had federal and state tax net operating loss carry-forwards of approximately $744,000 and $716,000, which expire in 2030 and 2015, respectively. The following table summarizes the income tax expense for income taxes:

	2011	2010
CURRENT:		
Federal	$ -	$ -
State	45	45
Total	$ 45	$ 45

The impact of uncertain tax positions taken or expected to be taken on income tax returns must be recognized in the financial statements at the largest amount that is more likely than not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized in the financial statements unless it is more likely than not of being sustained.

The Company files income tax returns in the U.S. federal jurisdiction and in Arizona jurisdiction. The effective tax rate for 2011 and 2010 differs from the U.S. Federal statutory tax rate of 34% due to the utilization of net operating losses incurred in 2010, effectively reducing taxable income to zero in both years.

14

The Company's tax returns remain open to examination by the related tax jurisdictions for 2010.

Deferred taxes recognize the impact of temporary differences between the amounts of assets and liabilities recorded for financial statement purposes and such amounts measured in accordance with tax laws. The net deferred tax asset of approximately $244,000 and $318,000 at December 31, 2011 and 2010, respectively, represents primarily the available net operating loss carryforward. Realization of the net operating loss carry forwards and other deferred tax temporary differences are contingent on future taxable earnings. During year end 2011 and 2010, the deferred tax asset was reviewed for expected utilization using a "more likely than not" approach as required by FASB Standard Codification for Income Taxes, by assessing the available positive and negative evidence surrounding its recoverability. The Company is still in the early stages of developing its business model and, accordingly, it has provided a full valuation allowance against this asset. The valuation allowance decreased approximately $74,000 due to the utilization of a portion of its net operating loss carryforward.

5. RELATED PARTY TRANSACTIONS

The Company entered into consulting and legal agreements with certain common stockholders related to services performed for the development of the Company. Amounts paid to these stockholders were $525,939 and $301,200 and rents received of $48,962 and $69,135 for the periods ended December 31, 2011 and 2010, respectively. Amounts due to these stockholders at December 31, 2011 and 2010 were $525 and $23,062 respectively, and are included in accounts payable on the accompanying consolidated balance sheet.

6. SUBSEQUENT EVENTS (UNAUDITED)

The Company evaluated for the occurrence of subsequent events through the issuance date of the Company's financial statements. No other recognized or non-recognized subsequent events occurred that require recognition or disclosure in the financial statements except as noted below.

Through March 31, 2012, the Company contracted with franchisees to open an additional 32 clinics and has received approximately $928,000 in fees. In addition, the Company has received approximately $877,000 in Regional Developer fees through the same period.

15

EXHIBIT E

CONFIDENTIALITY/NON-DISCLOSURE AGREEMENT

The Joint RD FDD – Exhibit E - Confidentiality/Non-Disclosure Agreement

1

CONFIDENTIALITY/NONDISCLOSURE AGREEMENT

THIS AGREEMENT, made and entered into this ______ day of __________________, 20____, by and between The Joint Corp., a Delaware corporation, (hereinafter referred to as "the Company") and ____________ ____________________________________________________________________, whose address is ____________________________________________________________ (hereinafter referred to as "Prospective Regional Developer").

WITNESSETH THAT:

WHEREAS, Prospective Regional Developer desires to obtain certain confidential and proprietary information from the Company for the sole purpose of inspecting and analyzing said information in an effort to determine whether to purchase a franchise from the Company; and

WHEREAS, the Company is willing to provide such information to Prospective Regional Developer for the limited purpose and under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.          DEFINITION. "Confidential Information" is used herein to mean all information, documentation and devices disclosed to or made available to Prospective Regional Developer by the Company, whether orally or in writing, as well as any information, documentation or devises heretofore or hereafter produced by Prospective Regional Developer in response to or in reliance on said information, documentation and devises made available by the Company.

2.          TERM. The parties hereto agree that the restrictions and obligations of Paragraph 3 of this Agreement shall be deemed to have been in effect from the commencement on the ______ day of __________________, 20____, of the ongoing negotiations between Prospective Regional Developer and the Company and continue in perpetuity until disclosed by the Company.

3.          TRADE SECRET ACKNOWLEDGEMENT. Prospective Regional Developer acknowledges and agrees the Confidential Information is a valuable trade secret of the Company and that any disclosure or unauthorized use thereof will cause irreparable harm and loss to the Company.

4.          TREATMENT OF CONFIDENTIAL INFORMATION. In consideration of the disclosure to Prospective Regional Developer of Confidential Information, Prospective Regional Developer agrees to treat Confidential Information in confidence and to undertake the following additional obligations with respect thereto:

(a) To use Confidential Information for the sole purpose of inspecting and analyzing the information in an effort to determine whether to purchase a franchise from the Company and solely in its operation of the Company Franchise;

(b) Not to disclose Confidential Information to any third party;

(c) To limit dissemination of Confidential Information to only those of Prospective Regional Developer’s officers, directors and employees who have a need to know to perform the limited tasks set forth in Item 4 (a) above; and who have agreed to the terms and obligations of this Agreement by affixing their signatures hereto;

(d) Not to copy Confidential Information or any portions thereof; and

The Joint RD FDD – Exhibit E - Confidentiality/Non-Disclosure Agreement

2

e) To return Confidential Information and all documents, notes or physical evidence thereof, to the Company upon a determination that Prospective Regional Developer no longer has a need therefore, or a request therefore, from the Company, whichever occurs first.

5.          SURVIVAL OF OBLIGATIONS. The restrictions and obligations of this Agreement shall survive any expiration, termination or cancellation of this Agreement and shall continue to bind Prospective Regional Developer, his heirs, successors and assigns in perpetuity.

6.          NEGATION OF LICENSES. Except as expressly set forth herein, no rights to licenses, expressed or implied, are hereby granted to Prospective Regional Developer as a result of or related to this Agreement.

7.          APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Arizona.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.

THE JOINT CORP.

A Delaware corporation

BY:

ITS:

(Signature of Prospective Franchise Owner)

Print Name of Prospective Franchise Owner

The Joint RD FDD – Exhibit E - Confidentiality/Non-Disclosure Agreement

3

EXHIBIT F

LIST OF FRANCHISEES

REGIONAL DEVELOPERS:

Austin, Dallas, Houston,

and San Antonio, Texas

David Glover

Anne Glover

908 Town & Country Blvd

Suite 120

Houston, TX 77024

(713) 829-5198

Denver, Colorado

Brad Remington

3139 Emporia St.

Denver, CO 80238

(314) 604-0608

LA County and Northern California

Chad Meisinger

Raymond Espinoza

23522 El Toro Road

Suite 204

Lake Forest, CA 92630

(949) 412-8421

Orange and San Diego Counties, California

Dennis Conklin

3216 Sitio Montecillo

Carlsbad, CA 92009

(602) 999-2397

Eric Hua

23625 El Toro Rd, suite B

Lake Forest, CA 92630

(949) 842-1224

Louisiana

Virgil and Vi Bryant

800 W. Main Street

New Iberia, LA 70560

337-380-9433

Tampa and Sarasota, Florida

Virgil and Vi Bryant

800 W. Main Street

New Iberia, LA 70560

337-380-9433

Seattle Washington

Tony and Teresa Digiuseppe

10869 N. Scottsdale Road

Suite 103-257

Scottsdale, Arizona

85254

602-405-0558

New York

Counties of: Erie, Monroe, Nassau and Suffolk

Marc Ressler, Angelo Marracino and Cleon Easton III

4375 Transit Road Suite # 250

Clarence, New York

14221

716-907-1444

Salt Lake City, Utah

Reno, Nevada

Boise, Idaho

Chris O’Neal

5422 Longley Lane Suite A

Reno, Nevada 89511

805-451-3281

St. Louis, Missouri

Mike Klearman

Bruce Conner

P.O. Box 726

Chesterfield, MO 63006

(636) 675-0366

The Joint RD FDD – Exhibit F – List of Franchise Owners

1

South Carolina,

Augusta and Savannah Georgia

David Glover

Anne Glover

908 Town & Country Blvd

Suite 120

Houston, TX 77024

(713) 829-5198

Michael Fluegge

1955 Old Mill Road

Campobello, South Carolina

29322

864-415-4191

Minnesota

Steve Long

Benjamin Anderson

Robert Anderson

2208 Brookhaven CT

Edmond, OK 73034

405-414-1717

Inland Empire, California and Las Vegas, Nevada

Christina Yabanez

1650 E. Camelback Road

Suite 170

Phoenix, Arizona 85016

915-920-6663

Atlanta Georgia

Dr. Patrick Greco

650 Ponce de Leon Ave.

Suite 600A

Atlanta, GA 30308

404-797-6088

North Carolina

Paul Trindel

5797 Meadow Pond Ct

Summerfield, NC 27358

336-601-2926

New Jersey

Tom Walsh

63 Strauss Drive

Shrewsbury, New Jersey

07702

732-687-4884

The Joint RD FDD – Exhibit F – List of Franchise Owners

2

The following lists the name, city and state, and the current business telephone number (or, if unknown, the last known home telephone number) of Regional Developers franchisees who had an outlet terminated, canceled, not renewed, or otherwise voluntarily or involuntarily ceased to do business under the Regional Developer Agreement with us during our most recently completed fiscal year or who had not communicated with us within 10 weeks of the issuance date of this Disclosure Document:

None

The Joint RD FDD – Exhibit F – List of Franchise Owners

1

EXHIBIT G

general release – form

The Joint RD FDD – Exhibit G – General Release Form

GENERAL RELEASE AGREEMENT

THIS GENERAL RELEASE AGREEMENT (“Release”) is made and entered into this ______ day of _____________, 20__, by and between THE JOINT CORP., a Delaware corporation (“Franchisor”), and _________________________________, a _______________ corporation/limited liability company/partnership (circle one) (“Regional Developer”), and each shareholder/member/partner of Regional Developer and his or her spouse (individually, an “Owner,” and collectively, the “Owners”) (collectively, Franchisor, Franchisee, and the Owners are referred to hereinafter as the “Parties”).

WHEREAS, the Parties previously entered into that certain Regional Developer Agreement dated _________________, 20___ (the “Agreement”), granting Regional Developer a single Regional Developer Business of Franchisor for a specific Term (as defined in the Agreement); and

WHEREAS, Regional Developer desires to renew the Agreement for an additional Term (as defined in the Agreement); and

WHEREAS, Section 4 of the Agreement requires Regional Developer and each of its Owners and their respective spouses to execute, in favor of Franchisor and its officers, directors, agents, and employees, and Franchisor’s affiliates and their officers, directors, agents, and employees, as a condition to renew the Agreement, a general release from liability of all claims that Regional Developer, its Owners, and their respective spouses may have against Franchisor, its affiliates, and their respective owners, officers, directors, employees, and agents; and

WHEREAS, the Parties desire to enter into this Release to comply with the requirements of the Agreement and preserve Regional Developer’s eligibility to renew the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other valuable consideration, the Parties hereby agree as follows:

1.          Recitals. The foregoing Recitals are incorporated into and made part of this Release.

2.          Release. Regional Developer, each Owner and his or her spouse, and their present or former affiliated entities, officers, directors, shareholders, partners, members, employees, contractors, agents, predecessors, successors, assigns, attorneys, representatives, heirs, personal representatives and any spouses of each, as well as all other persons, firms, corporations, limited liability companies, associations or partnerships or other affiliated entities claiming by or through them (the “Releasing Entities”), hereby fully release Franchisor and its present or former officers, directors, shareholders, partners, members, employees, contractors, agents, predecessors, successors, assigns, attorneys, representatives, heirs, personal representatives and any spouses of each, and Franchisor’s affiliates and other related parties and their respective present or former officers, directors, shareholders, partners, members, employees, contractors, agents, predecessors, successors, assigns, attorneys, representatives, heirs, personal representatives and any spouses of each, as well as all other persons, firms, corporations, limited liability companies, associations or partnerships or other affiliated entities claiming by or through Franchisor (the “Released Entities”) from any and all liabilities, claims, demands, debts, damages, obligations and causes of action of any nature or kind, whether presently known or unknown, which Franchisee and/or Owner and/or his or her spouse may have against the Released Entities as of the date this Agreement is executed, except for any claims under [the California Franchise Investment Law (California Corporations Code sections 31000 to 31516) or the California Franchise Relations Act (California Business and Professions Code Sections 20000 to 20043); the Indiana Franchise Act; the Illinois Franchise Disclosure Act; the Maryland Franchise Registration and Disclosure Law; Minnesota Statutes, 1973 Supplement, sections 80C.01 to 80C.22 (the “Minnesota Franchise Law”); or the Washington Franchise Investment Protection Act].

The Joint RD FDD – Exhibit G – General Release Form

3.          Miscellaneous.

A.           This Release contains the entire agreement and representations between the Parties hereto with respect to the subject matter hereof. This Release supersedes and cancels any prior understanding or agreement between the parties hereto whether written or oral, express or implied. No modifications or amendments to this Release shall be effective unless in writing, signed by all Parties.

B.           In the event any provision hereof, or any portion of any provision hereof shall be deemed to be invalid, illegal or unenforceable, such invalidity, illegality, or unenforceability shall not affect the remaining portion of any provision, or of any other provision hereof, and each provision of this Release shall be deemed severable from all other provisions hereof.

C.           This Release shall be governed by the laws of the State of Arizona. Any litigation or court action arising under or related to this Release shall be filed in state or federal court in Maricopa County, State of Arizona.

D.           In the event a court action is brought to enforce or interpret this Release, the prevailing Party in that proceeding or action shall be entitled to reimbursement of all of its legal expenses, including, but not limited to, reasonable attorneys’ fees and court costs incurred. The prevailing Party shall be entitled to reimbursement of all such expenses both in the initial proceeding or action and on any appeal therefrom.

E.           This Release is binding on the Parties hereto and their respective successors, heirs, beneficiaries, agents, legal representatives, and assigns, and on any other persons claiming a right or interest through the Parties.

F.           This Release may be executed in any number of counterparts, all of which shall be deemed to constitute one and the same instrument, and each counterpart shall be deemed an original.

IN WITNESS WHEREOF, the Parties hereto affix their signatures and execute this Release as of the day and year first above written.

FRANCHISOR:

THE JOINT CORP.

a Delaware corporation

By:

Its:

The Joint RD FDD – Exhibit G – General Release Form

FRANCHISEE:

By:

Title:

OWNERS:

_______________________________ Signature of Owner	Owner’s Residential Address: _______________________________	Owner's % Ownership:
______________________________ Printed/Typed Name of Owner	_______________________________	_______%
______________________________ Signature of Owner's Spouse	Owner’s Title/Position with Franchisee: _______________________________
_______________________________ Printed/Typed Name of Spouse	Date: ____________________, 200__

[The remainder of this page is intentionally left blank]

The Joint RD FDD – Exhibit G – General Release Form

_______________________________ Signature of Owner	Owner’s Residential Address: _______________________________	Owner's % Ownership:
______________________________ Printed/Typed Name of Owner	_______________________________	_______%
______________________________ Signature of Owner's Spouse	Owner’s Title/Position with Franchisee: _______________________________
_______________________________ Printed/Typed Name of Spouse	Date: ____________________, 200__

_______________________________ Signature of Owner	Owner’s Residential Address: _______________________________	Owner's % Ownership:
______________________________ Printed/Typed Name of Owner	_______________________________	_______%
______________________________ Signature of Owner's Spouse	Owner’s Title/Position with Franchisee: _______________________________
_______________________________ Printed/Typed Name of Spouse	Date: ____________________, 200__

[The remainder of this page is intentionally left blank]

The Joint RD FDD – Exhibit G – General Release Form

_______________________________ Signature of Owner	Owner’s Residential Address: _______________________________	Owner's % Ownership:
______________________________ Printed/Typed Name of Owner	_______________________________	_______%
______________________________ Signature of Owner's Spouse	Owner’s Title/Position with Franchisee: _______________________________
_______________________________ Printed/Typed Name of Spouse	Date: ____________________, 200__

_______________________________ Signature of Owner	Owner’s Residential Address: _______________________________	Owner's % Ownership:
______________________________ Printed/Typed Name of Owner	_______________________________	_______%
______________________________ Signature of Owner's Spouse	Owner’s Title/Position with Franchisee: _______________________________
_______________________________ Printed/Typed Name of Spouse	Date: ____________________, 200__

[The remainder of this page is intentionally left blank]

The Joint RD FDD – Exhibit G – General Release Form

_______________________________ Signature of Owner	Owner’s Residential Address: _______________________________	Owner's % Ownership:
______________________________ Printed/Typed Name of Owner	_______________________________	_______%
______________________________ Signature of Owner's Spouse	Owner’s Title/Position with Franchisee: _______________________________
_______________________________ Printed/Typed Name of Spouse	Date: ____________________, 200__

The Joint RD FDD – Exhibit G – General Release Form

EXHIBIT H

TRANSFER AGREEMENT

The Joint RD FDD – Exhibit H – Transfer Agreement

TRANSFER AGREEMENT

THIS TRANSFER AGREEMENT (“Agreement”) is made and entered into this ______ day of _____________, 200__, by and between THE JOINT CORP., a Delaware corporation, (“Franchisor”), and _________________________________, a _______________ corporation/limited liability company/partnership (circle one) (“Regional Developer”), and each undersigned owner of Regional Developer and his or her spouse (individually, an “Owner,” and collectively, the “Owners”), and _______________________________, a _______________ corporation/limited liability company/partnership (circle one) (“Assignee”) (collectively, Franchisor, Regional Developer, Owners, and Assignee are referred to hereinafter as the “Parties”).

WITNESSETH:

WHEREAS, Franchisor and Regional Developer previously entered into that certain Regional Developer Agreement dated ______________________, 20__ (the “RDA”), granting to Regional Developer that certain Regional Developer franchise located at _______________________________________ _  _______________________________ ________________________________________________________________________________________________________________________________(the “Franchise”);

WHEREAS, the RDA provides as follows with respect to the Transfer (as defined below) of the RDA, the Franchise, or any interest therein:

a.           Section 11.2(a) states that any Transfer (as defined below) of the Regional Developer’s interest in the RDA or of Regional Developer’s rights or privileges under the RDA must be approved by Franchisor in writing before such Transfer may be made or become effective;

b.           Section 11.2(b) of the RDA defines as a “Transfer” any voluntary, involuntary, direct or indirect assignment, sale, gift or other disposition, and includes without limitation (i) the transfer of record or beneficial ownership of capital stock, partnership interest, membership interest, or other ownership interest in Regional Developer, or right to receive all or a portion of Regional Developer’s profits or losses; (ii) merger, consolidation, or exchange of shares or other ownership interests, or issuance of additional ownership interests or securities representing or potentially representing shares or other ownership interests, or redemption of shares or other ownership interests; (iii) any sale or exchange of voting interests or securities convertible to voting interests, or any agreement granting the right to exercise or control the exercising of the voting rights of any Owner or to control Regional Developer’s operations or affairs; (iv) any transfer of an interest in Regional Developer, the Agreement, or the Regional Developer Business or its assets (or any right to receive all or a portion of Regional Developer’s or the Regional Developer Business’s profits or losses or any capital appreciation relating to the Regional Developer Business) in a divorce, insolvency, or entity dissolution proceeding, or otherwise by operation of law; (v) if Regional Developer or an Owner dies, the transfer of an interest in Regional Developer, the Agreement, or the Regional Developer Business or its assets (or any right to receive all or a portion of Regional Developer’s or the Regional Developer Business’s profits or losses or any capital appreciation relating to the Regional Developer Business) by will, declaration or transfer in trust, or under the law of instate succession; and (vi) pledge of the Agreement or an ownership interest in Regional Developer as security, or Regional Developer’s transfer, surrender, or loss of possession, control, or management of its Regional Developer franchise.

The Joint RD FDD – Exhibit H – Transfer Agreement

c.           Section 11.3 of the RDA sets forth certain terms and conditions that must be complied with, or that Franchisor may require be complied with, before any Transfer may be made or become effective; and

WHEREAS, Regional Developer and/or each undersigned Owner wish(es) to Transfer (as defined in Section 11.2(b) of the RDA) to Assignee the following interest (the “Transferred Interest”): ______________ ______________________________________________________________________________________________________

______________________________________________________________________________________________________

______________________________________________________________________________________________________

______________________________________________________________________________________________________

WHEREAS, Franchisor is willing to consent to the above Transfer of the Transferred Interest, and the Parties desire that the Transfer be made in accordance with the following terms and conditions;

NOW, THEREFORE, in consideration of the mutual agreements, covenants and undertakings herein contained and other valuable consideration, the adequacy of which is acknowledged by all Parties, the Parties hereby agree as follows:

1.          Recitals. The above Recitals and sections of the RDA referred therein are hereby incorporated into and made part of this Agreement.

2.          Consent to Transfer. Franchisor hereby consents to the Transfer of the Transferred Interest as described in the Recitals.

3.          Conditions for Approval of Transfer. Regional Developer, and/or each undersigned Owner and his or her spouse, and Assignee each hereby represent and warrant that the conditions for approval of Transfer as set forth in Section 11.3 of the RDA, to the extent such conditions are not specifically addressed or resolved under this Agreement, have been fully and completely satisfied as provided in such Section 11.3 and to Franchisor’s satisfaction.

4.          Release. Regional Developer, each Owner and his or her spouse, and their present or former affiliated entities, officers, directors, shareholders, partners, members, employees, contractors, agents, predecessors, successors, assigns, attorneys, representatives, heirs, personal representatives and any spouses of each, as well as all other persons, firms, corporations, limited liability companies, associations or partnerships or other affiliated entities claiming by or through them (the “Releasing Entities”), hereby fully release Franchisor and its present or former officers, directors, shareholders, partners, members, employees, contractors, agents, predecessors, successors, assigns, attorneys, representatives, heirs, personal representatives and any spouses of each, and Franchisor’s affiliates and other related parties and their respective present or former officers, directors, shareholders, partners, members, employees, contractors, agents, predecessors, successors, assigns, attorneys, representatives, heirs, personal representatives and any spouses of each, as well as all other persons, firms, corporations, limited liability companies, associations or partnerships or other affiliated entities claiming by or through Franchisor (the “Released Entities”) from any and all liabilities, claims, demands, debts, damages, obligations and causes of action of any nature or kind, whether presently known or unknown, which Franchisee and/or Owner and/or his or her spouse may have against the Released Entities as of the date this Agreement is executed, except for any claims under [the California Franchise Investment Law (California Corporations Code sections 31000 to 31516) or the California Franchise Relations Act (California Business and Professions Code Sections 20000 to 20043); the Indiana Franchise Act; the Illinois Franchise Disclosure Act; the Maryland Franchise Registration and Disclosure Law; Minnesota Statutes, 1973 Supplement, sections 80C.01 to 80C.22 (the “Minnesota Franchise Law”); or the Washington Franchise Investment Protection Act].

The Joint RD FDD – Exhibit H – Transfer Agreement

5.          Non-Competition; Non-Solicitation; Confidentiality.

A.           Definitions. Wherever used in this Section 5, the term “Franchisor” shall refer to Franchisor and any affiliate, subsidiary, or any successor or assign of Franchisor. Wherever used in this Section, the phrase “directly or indirectly” includes, but is not limited to, acting, either personally or as principal, owner, shareholder, employee, independent contractor, agent, manager, partner, joint venturer, consultant, or in any other capacity or by means of any corporate or other device, or acting through the spouse, children, parents, brothers, sisters, or any other relatives, friends, trustees, agents, or associates of any of the undersigned parties. Wherever used in this Section, the term “employees” shall refer to employees of Franchisor; any affiliate, subsidiary, or any successor or assign of Franchisor; and any franchisee of Franchisor existing as of the date of this Agreement and, to the extent allowable by law, any other person that has been an employee (as defined above) in the twelve (12) months preceding the date of this Agreement. Whenever used in this Section, the term “Confidential Information” shall be defined as provided in Section 10 of the RDA, which provisions are hereby incorporated by reference.

B.           Consideration. The undersigned Parties acknowledge that consideration for this Agreement has been provided and is adequate. The consideration includes, but is not limited to, the granting of the Franchise to Regional Developer and/or each undersigned Owner, and Franchisor’s consent to the Transfer of the Transferred Interest as provided in this Agreement.

C.           Need for this Agreement. The undersigned Parties recognize that in the highly competitive business in which Franchisor and its affiliates and franchisees are engaged, preservation of Confidential Information is crucial and personal contact is important in securing new franchisees and employees, and retaining the goodwill of present franchisees, employees, customers, and suppliers. Personal contact is a valuable asset and is an integral part of protecting the business of Franchisor. Regional Developer and/or each undersigned Owner recognize that it has had substantial contact with Franchisor’s employees, customers, and suppliers and Confidential Information. For that reason, Regional Developer and/or each undersigned Owner may be in a position to take for his or her benefit the Confidential Information and goodwill Franchisor has with its employees and Confidential Information now or in the future. If Regional Developer and/or each undersigned Owner, after the Transfer of the Transferred Interest as provided in this Agreement, takes advantage of such Confidential Information or goodwill for Regional Developer’s and/or each undersigned Owner’s own benefit, then the competitive advantage that Franchisor has created through its efforts and investment will be irreparably harmed.

D.           Non-Competition with Franchisor. Regional Developer and/or each undersigned Owner of Regional Developer agrees that for eighteen (18) months following the date of this Agreement, neither Regional Developer, nor any Owner, nor any member of Regional Developer’s or an Owner’s immediate family will have any direct or indirect interest (e.g., through a spouse) as a disclosed or beneficial owner, investor, partner, director, officer, employee, consultant, representative or agent, or in any other capacity, in any Competitive Business located or operating: (a) within the Development Area; (b) within the development area of any of our other regional developers, or (c) within twenty-five (25) miles of any The Joint Corp. location franchise in operation or development on the date of this Agreement. The term “Competitive Business” means any business which derives more than Fifty-Thousand Dollars ($50,000) of revenue per year from the performance of chiropractic or related services, or any business which grants franchises or licenses to others to operate such a business, other than a franchise operated under a franchise or regional developer agreement with us.

The Joint RD FDD – Exhibit H – Transfer Agreement

E.           Non-Solicitation of Franchisor’s Employees. Regional Developer and/or each undersigned Owner agrees that for twelve (12) months after the date of this Agreement, it will not directly or indirectly: (a) induce, canvas, solicit, or request or advise any employees of Franchisor, the Franchise, or any Location or Regional Developer franchise to accept employment with any person, firm, or business that competes with any business of Franchisor, or any The Joint Corp. location or regional developer franchise; or (b) induce, request, or advise any employee of Franchisor, the Franchise, or any The Joint franchise to terminate such employee’s relationship with Franchisor, the Franchise, or any The Joint franchise; or (c) disclose to any other person, firm, partnership, corporation or other entity, the names, addresses or telephone numbers of any of the employees of Franchisor, the Franchise, or any The Joint franchise, except as required by law.

F.           Non-Solicitation of Franchisor’s Customers. Regional Developer and/or each undersigned Owner agrees that for twelve (12) months after the date of this Agreement, it will not directly or indirectly: (a) induce, canvas, solicit, or request or advise any customers of Franchisor, the Franchise, or any The Joint franchise to become customers of any person, firm, or business that competes with any business of Franchisor, the Franchise, or any The Joint franchise; or (b) induce, request or advise any customer of Franchisor, the Franchise, or any The Joint franchise to terminate or decrease such customer’s relationship with Franchisor, the Franchise, or any The Joint franchise; or (c) disclose to any other person, firm, partnership, corporation or other entity, the names, addresses or telephone numbers of any of the customers of Franchisor, the Franchise, or any The Joint franchise, except as required by law.

G.           Confidential Information. Regional Developer and/or each undersigned Owner agrees at all times following the date of this Agreement, to hold the Confidential Information in the strictest confidence and not to use such Confidential Information for Regional Developer’s and/or each undersigned Owner’s personal benefit, or the benefit of any other person or entity other than Franchisor, or disclose it directly or indirectly to any person or entity without Franchisor’s express authorization or written consent. Regional Developer and each undersigned Owner fully understand the need to protect the Confidential Information and all other confidential materials and agree to use all reasonable care to prevent unauthorized persons from obtaining access to Confidential Information at any time.

6.          Subordination. Regional Developer and/or each undersigned Owner and Assignee each agrees that all of Assignee’s obligations to make any installment payments to or for the benefit of Regional Developer and/or an undersigned Owner in connection with the Transfer of the Transferred Interest as provided under this Agreement shall be subordinate to Assignee’s obligations under the RDA or any New RDA (as defined below) to pay to us or our affiliates any fees and payments provided for therein.

7.          New RDA. Assignee agrees that in connection with the Transfer of the Transferred Interest to it, Assignee shall sign at Franchisor’s request the form of Regional Developer Agreement currently used by Franchisor in selling and offering franchises like the Franchise (the “New RDA”).

The Joint RD FDD – Exhibit H – Transfer Agreement

8.          Guaranty of Obligations. In consideration of, and as an inducement to, the execution of this Agreement by Franchisor, each undersigned Owner hereby personally and unconditionally (a) guarantees to Franchisor us and its successors and assigns that the Owner will punctually pay and perform each and every undertaking, agreement and covenant of Assignee set forth in the RDA or any New RDA; and (2) agrees to be personally bound by, and personally liable for the breach of, each and every provision in the RDA or any New RDA, including without limitation, monetary obligations, the obligations to take or refrain from taking certain actions and arbitration of disputes. Each undersigned Owner waives (1) protest and notice of default, demand for payment or nonperformance of any obligations guaranteed by this Section 8; (2) any right the Owner may have to require that an action be brought against Franchisor or any other person as a condition of the Owner’s liability; (3) all right to payment or reimbursement from, or subrogation against, Franchisor which Owner may have arising out of this guaranty of Assignee; and (4) any and all other notices and legal or equitable defenses to which Owner may be entitled in its capacity as guarantor. Each undersigned Owner consents and agrees that (1) its direct and immediate liability under this Section shall be joint and several; (2) it will make any payment or render any performance required under the RDA or any New RDA on demand if Assignee fails or refuses to do so when required; (3) its liability will not be contingent or conditioned on our pursuit of any remedies against Assignee or any other person; (4) its liability will not be diminished, relieved or otherwise affected by any extension of time, credit or other indulgence which Franchisor may from time to time grant to Assignee or to any other person, including without limitation, the acceptance of any partial payment or performance, or the compromise or release of any claims; and (5) the guaranty under this Section will continue and be irrevocable during the term of the RDA or any New RDA and afterward for so long as Assignee has any obligations under the RDA or any New RDA. If Franchisor is required to enforce the guaranty provided for under this Section in a judicial or arbitration proceeding, and prevail in such proceeding, then each undersigned Owner agrees that Franchisor will be entitled to reimbursement of its costs and expenses, including, but not limited to, reasonable accountants', attorneys', attorneys' assistants', arbitrators' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, whether incurred prior to, in preparation for or in contemplation of the filing of any such proceeding. If Franchisor is required to engage legal counsel in connection with any failure by any undersigned Owner to comply with the guaranty provisions of this Section, then the Owner shall reimburse Franchisor for any of the above-listed costs and expenses incurred by Franchisor.

9.          Breach. The Parties hereby agree that each of the matters stated herein are important, material, and confidential, and substantially affect the effective and successful conduct of the business of Franchisor and its reputation, and goodwill. Any breach of the terms of this Agreement is a material breach of this Agreement, which will result in substantial and irreparable injury to Franchisor, for which the breaching Party may be preliminarily and permanently enjoined and for which the breaching Party shall also pay to Franchisor all damages (including, but not limited to, compensatory, incidental, consequential and lost profits damages) which arise from the breach, together with interest, costs and Franchisor’s reasonable attorneys’ fees (through final unappealable judgment) to enforce this Agreement. This Agreement does not limit any other remedies available at law or in equity available to Franchisor.

10.         No Waiver. Franchisor may waive a provision of this Agreement only in writing executed by an authorized representative. No Party shall rely upon any oral representations as to a waiver of any provision of this Agreement. No waiver by a Party of a breach by another Party of any provision of this Agreement shall operate or be construed as a waiver of any subsequent breach by the breaching Party.

11.         Assignment. This Agreement is fully transferable by Franchisor. Regional Developer and/or each undersigned Owner and Assignee shall not assign, convey, sell, delegate, otherwise transfer this Agreement or any right or duty hereunder without obtaining Franchisor’s prior written consent.

The Joint RD FDD – Exhibit H – Transfer Agreement

12.         Binding Agreement. This Agreement shall be binding upon the Parties’ heirs and legal representatives. This Agreement shall be enforceable by the successors and assigns of Franchisor, any person or entity which purchases substantially all of the assets of Franchisor, and any subsidiary, affiliate or operation division of Franchisor.

13.         Tolling. To ensure that Franchisor will receive the full benefit of this Agreement, the provisions of this Agreement will not run, for purposes of the prohibitions on any competition and solicitation, statute of limitations, or for laches, at any time that a party to this Agreement is actually acting in any way in contravention to this Agreement.

14.         Headings. The paragraph headings of this Agreement are not a substantive part of this Agreement and shall not limit or restrict this Agreement in any way.

15.         Choice of Law and Venue. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Arizona. If any action or proceeding shall be instituted by any Party, or any representative thereof, all Parties and their representatives hereby consent and will submit to the jurisdiction of, and agree that venue is proper in Maricopa County, State of Arizona.

16.         Severance and Reformation. In case any one or more of the provisions or restrictions contained in this Agreement, or any part thereof, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions or restrictions of this Agreement. In case any one or more of the provisions or restrictions contained in this Agreement shall, for any reason, be held to be unreasonable, improper, overbroad or unenforceable in any manner, it is agreed that they are divisible and separable and should be valid and enforceable to the extent allowed by law. The intention of the Parties is that Franchisor shall be given the broadest protection allowed by law with respect to this Agreement.

17.         Entire Agreement. No change, addition, deletion or amendment of this Agreement shall be valid or binding upon any Party unless in writing and signed by the Parties. Insofar as matters within the scope of this Agreement are concerned, this Agreement is the entire Agreement between the Parties and replaces and supersedes all prior agreements and understandings pertaining to the matters addressed in this Agreement. There are no oral or other agreements or understandings between the Parties affecting this Agreement.

18.         Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be deemed to constitute one and the same instrument, and each counterpart shall be deemed an original

19.         Opportunity to Seek Independent Advice. The undersigned Parties recognize that this Agreement is an important document that affects their legal rights. For this reason, the Parties may wish to seek independent legal advice before accepting the terms stated herein. The undersigned Parties acknowledge that they have had an opportunity to seek such independent legal advice. They acknowledge that they have read and understand the provisions contained herein and acknowledge receipt of a copy of this Agreement.

The Joint RD FDD – Exhibit H – Transfer Agreement

IN WITNESS WHEREOF, the Parties hereto affix their signatures and execute this Agreement as of the day and year first above written.

FRANCHISOR:

THE JOINT CORP.
a Delaware corporation

By:
Its:

FRANCHISEE:

By:
Its:

The Joint RD FDD – Exhibit H – Transfer Agreement

OWNER AND OWNER’S SPOUSE:

By:	By:

By:	By:

By:	By:

By:	By:

By:	By:

By:	By:

ASSIGNEE:

By:
Its:

The Joint RD FDD – Exhibit H – Transfer Agreement

Exhibit I

state-specific disclosures

The Joint RD FDD – Exhibit I – State-Specific Disclosures

REQUIRED BY THE STATE OF CALIFORNIA

CALIFORNIA CORPORATIONS CODE SECTION 31125 REQUIRES THAT THE FRANCHISOR GIVE THE FRANCHISEE A DISCLOSURE DOCUMENT APPROVED BY THE DEPARTMENT OF CORPORATIONS PRIOR TO A SOLICITATION OF A PROPOSED MATERIAL MODIFICATION OF AN EXISTING FRANCHISE.

THE CALIFORNIA FRANCHISE INVESTMENT LAW REQUIRES THAT A COPY OF ALL PROPOSED AGREEMENTS RELATING TO THE SALE OF THE FRANCHISE BE DELIVERED TOGETHER WITH THE DISCLOSURE DOCUMENT.

Neither we nor any person or franchise broker identified in Item 2 is subject to any currently effective order of any national securities association or national securities exchange, as defined in the Securities Exchange Act of 1934, 15 U.S.C.A. 78a et seq., suspending or expelling such persons from membership in that association or exchange.

Item 5 of the Disclosure Document is modified to include the following paragraph:

We apply the initial Regional Developer fee to our general operating revenues, which we use, among other purposes, to cover the costs of marketing to prospective Regional Developer franchisees, training new Regional Developer franchisees and assisting new Regional Developer franchisees in opening their businesses.

The California Business and Professions Code Sections 20000 through 20043 provide rights to you concerning termination and non-renewal of a franchise. If the Regional Developer Agreement contains a provision that in inconsistent with the law, the law will control. We may not terminate your Regional Developer franchise except for good cause, and we must give you a notice of default and a reasonable opportunity to cure the defects (except for certain defects specified in the statute, for which no opportunity to cure is required by law). The statute also requires that we give you notice of any intention not to renew your Regional Developer franchise at least 180 days before expiration of the Regional Developer Agreement.

You must sign a general release if you renew or transfer your Regional Developer franchise. California Corporations Code 31512 voids a waiver of your rights under the Franchise Investment Law (California Corporations Code 31000 through 31516). Business and Professions Code 20010 voids a waiver of your rights under the Franchise Relations Act (Business and Professions Code 20000 through 20043).

The Regional Developer Agreement contains a covenant not to compete which extends beyond the termination of your Regional Developer franchise. This provision may not be enforceable under California law.

THE REGIONAL DEVELOPER AGREEMENT REQUIRES APPLICATION OF THE LAW OF ARIZONA. THIS PROVISION MAY NOT BE ENFORCEABLE UNDER CALIFORNIA LAW. To the extent permitted by law, you and we waive any right to or claim for any punitive or exemplary damages against each other and agree that in the event of a dispute between us, each will be limited to the recovery of actual damages only (except in limited circumstances). Each party further waives trial by jury and, to the extent permitted by law, all claims arising out of or relating to the Regional Developer Agreement must be brought within one year from the date on which you or we knew or should have known of the facts giving rise to such claims (except for claims relating to nonpayment or underpayment of amounts you owe us).

The Joint RD FDD – Exhibit I – State-Specific Disclosures

The Regional Developer Agreement requires binding arbitration. The arbitration will occur at the office of the American Arbitration Office closest to our principal executive offices. Prospective franchisees are encouraged to consult private legal counsel to determine the applicability of California and federal laws (such as Business and Professions Code Section 20040.5, Code of Civil Procedure Section 1281, and the Federal Arbitration Act) to any provisions of a franchise agreement restricting venue to a forum outside the State of California.

REQUIRED BY THE STATE OF HAWAII

THESE FRANCHISES WILL BE/HAVE BEEN FILED UNDER THE FRANCHISE INVESTMENT LAW OF THE STATE OF HAWAII. FILING DOES NOT CONSTITUTE APPROVAL, RECOMMENDATION OR ENDORSEMENT BY THE DIRECTOR OF COMMERCE AND CONSUMER AFFAIRS OR A FINDING BY THE DIRECTOR OF COMMERCE AND CONSUMER AFFAIRS THAT THE INFORMATION PROVIDED HEREIN IS TRUE, COMPLETE AND NOT MISLEADING.

THE FRANCHISE INVESTMENT LAW MAKES IT UNLAWFUL TO OFFER OR SELL ANY FRANCHISE IN THIS STATE WITHOUT FIRST PROVIDING TO THE PROSPECTIVE FRANCHISEE, OR SUBFRANCHISOR, AT LEAST SEVEN DAYS PRIOR TO THE EXECUTION BY THE PROSPECTIVE FRANCHISEE OF ANY BINDING FRANCHISE OR OTHER AGREEMENT, OR AT LEAST SEVEN DAYS PRIOR TO THE PAYMENT OF ANY CONSIDERATION BY THE FRANCHISEE, OR SUBFRANCHISOR, WHICHEVER OCCURS FIRST, A COPY OF THE DISCLOSURE DOCUMENT, TOGETHER WITH A COPY OF ALL PROPOSED AGREEMENTS RELATING TO THE SALE OF THE FRANCHISE.

THIS DISCLOSURE DOCUMENT CONTAINS A SUMMARY ONLY OF CERTAIN MATERIAL PROVISIONS OF THE FRANCHISE AGREEMENT. THE CONTRACT OR AGREEMENT SHOULD BE REFERRED TO FOR A STATEMENT OF ALL RIGHTS, CONDITIONS, RESTRICTIONS AND OBLIGATIONS OF BOTH THE FRANCHISOR AND THE FRANCHISEE.

Item 20 of this Disclosure Document will be amended by the addition of the following paragraph:

As of the dates listed in Attachment 1, this franchise offering is or will be effective in California, Hawaii, Illinois, Indiana, Michigan, Minnesota, New York, North Dakota, Rhode Island, South Dakota, Washington and Wisconsin and exempt from registration in Arizona and Utah. No states have refused, by order or otherwise, to register these franchises. No states have revoked or suspended the right to offer these franchises. The proposed registration of these franchises has not been involuntarily withdrawn in any state.

The Joint RD FDD – Exhibit I – State-Specific Disclosures

REQUIRED BY THE STATE OF ILLINOIS

Item 17 of this disclosure document is supplemented by the addition of the following paragraphs at the end of the chart:

State Law

The conditions under which you can be terminated and your rights on non-renewal may be affected by Illinois law, 815 ILCS 705/19 and 705/20.

The Illinois Franchise Disclosure Act will govern any Regional Developer Agreement if it applies to a subfranchise located in Illinois.

Any condition in the Regional Developer Agreement that designates jurisdiction or venue in a forum outside of Illinois is void with respect to any cause of action that otherwise is enforceable in Illinois, provided that the Regional Developer Agreement may provide for arbitration in a forum outside of Illinois.

REQUIRED BY THE STATE OF INDIANA

The Regional Developer Agreement contains a covenant not to compete that extends beyond the termination of your Regional Developer franchise. This provision may not be enforceable under Indiana law.

Indiana law makes unilateral termination of your Regional Developer franchise unlawful unless there is a material violation of the Regional Developer Agreement and the termination is not done in bad faith.

If Indiana law requires the Regional Developer Agreement and all related documents to be governed by Indiana law, then nothing in the Regional Developer Agreement or related documents referring to Arizona law will abrogate or reduce any of your rights as provided for under Indiana law.

Indiana law prohibits a prospective general release of claims subject to the Indiana Deceptive Franchise Practices Law.

Although the Regional Developer Agreement requires arbitration to be held at the office of the American Arbitration Association closest to our principal executive offices, arbitration held pursuant to the Regional Developer Agreement must take place in Indiana if you so request. If you choose Indiana, we have the right to select the location in Indiana.

The Joint RD FDD – Exhibit I – State-Specific Disclosures

REQUIRED BY THE STATE OF MARYLAND

A franchisee located within the state of Maryland shall not be required to assent to any release, estoppel or waiver of liability as a condition of purchasing a franchise which would act as a release, estoppel or waiver of any liability incurred under the Maryland Franchise Registration and Disclosure Law.

The provisions in the Regional Developer Agreement relating to the general release that is required as a condition of renewal, sale and assignment/transfer shall not apply to any liability under the Maryland Franchise Registration and Disclosure Law.

Lawsuits by either you or us may take place in Maryland for claims arising under the Maryland Franchise Registration and Disclosure Law.

Any limitation of claims provision(s) in the Regional Developer Agreement shall not act to reduce the 3-year statute of limitations afforded to you for bringing a claim under the Law. Any claims arising under the Maryland Franchise Registration and Law must be brought within 3 years after the grant of the franchise to you.

REQUIRED BY THE STATE OF MICHIGAN

The state of Michigan prohibits certain unfair provisions that are sometimes in franchise documents. If any of the following provisions are in these franchise documents, the provisions are void and cannot be enforced against you.

(a)            A prohibition of the right of a franchisee to join an association of franchisees.

(b)            A requirement that a franchisee assent to a release, assignment, novation, waiver, or estoppel which deprives a franchisee of rights and protections provided in this act. This shall not preclude a franchisee, after entering into a franchise agreement, from settling any and all claims.

(c)            A provision that permits a franchisor to terminate a franchise prior to the expiration of its term except for good cause. Good cause shall include the failure of the franchisee to comply with any lawful provision of the franchise agreement and to cure such failure after being given written notice thereof and a reasonable opportunity, which in no event need be more than 30 days, to cure each failure.

(d)            A provision that permits a franchisor to refuse to renew a franchise without fairly compensating the franchisee by repurchase or other means for the fair market value at the time of expiration of the franchisee’s inventory, supplies, equipment, fixtures, and furnishings. Personalized materials which have no value to the franchisor and inventory, supplies, equipment, fixtures, and furnishings not reasonably required in the conduct of the franchised business are not subject to compensation. This subsection applies only if (i) the term of the franchise is less than 5 years and (ii) the franchisee is prohibited by the franchise or other agreement from continuing to conduct substantially the same business under another trademark, service mark, trade name, logotype, advertising, or other commercial symbol in the same area subsequent to the expiration of the franchise or the franchisee does not receive at least 6 months’ notice of franchisor’s intent not to renew the franchise.

(e)            A provision that permits the franchisor to refuse to renew a franchise on terms generally available to other franchisees of the same class or type under similar circumstances. This section does not require a renewal provision.

The Joint RD FDD – Exhibit I – State-Specific Disclosures

(f)             A provision requiring that arbitration or litigation be conducted outside this state. This shall not preclude the franchisee from entering into an agreement, at the time of arbitration, to conduct arbitration at a location outside this state.

(g)            A provision which permits a franchisor to refuse to permit a transfer of ownership of a franchise, except for good cause. This subdivision does not prevent a franchisor from exercising a right of first refusal to purchase the franchise. Good cause shall include, but is not limited to:

(i)     The failure of the proposed transferee to meet the franchisor’s then current reasonable qualification or standards.

(ii)    The fact that the proposed transferee is a competitor of the franchisor or sub-franchisor.

(iii)   The unwillingness of the proposed transferee to agree in writing to comply with all lawful obligations.

(iv)   The failure of the franchisee or proposed transferee to pay any sums owing to the franchisor or to cure any default in the franchise agreement existing at the time of the proposed transfer.

(v)    A provision that requires the franchisee to resell to the franchisor items that are not uniquely identified with the franchisor. This subdivision does not prohibit a provision that grants to a franchisor a right of first refusal to purchase the assets of a franchise on the same terms and conditions as a bona fide third party willing and able to purchase those assets, nor does this subdivision prohibit a provision that grants the franchisor the right to acquire the assets of a franchise for the market or appraised value of such assets if the franchisee has breached the lawful provisions of the franchise agreement and has failed to cure the breach in the manner provided in subdivision

(h)            A provision which permits the franchisor to directly or indirectly convey, assign, or otherwise transfer its obligations to fulfill contractual obligations to the franchisee unless provision has been made for providing the required contractual services.

The fact that there is a notice of this offering on file with the attorney general does not constitute approval, recommendation, or endorsement by the attorney general.

Any questions regarding this notice should be directed to the Attorney General’s Department for the State of Michigan, Consumer Protection Division, Franchise Section, 670 Law Building, 525 W. Ottawa Street, Lansing, Michigan 48913, (517) 373-7117.

REQUIRED BY THE STATE OF MINNESOTA

We will protect your right to use the Marks and/or indemnify you from any loss, costs or expenses arising out of any claim, suit or demand regarding the use of the Marks.

Minn. Rule 2860.4400D prohibits us from requiring you to assent to a general release. Any release you sign as a condition of renewal or transfer will not apply to any claims you may have under the Minnesota Franchise Law.

With respect to franchises governed by Minnesota law, we will comply with Minn. Stat. Sec. 80C. 14, subds, 3, 4 and 5 which require, except in certain specified cases, that you be given 90 days’ notice of termination (with 60 days to cure) and 180 days’ notice for nonrenewal of the Regional Developer Agreement.

The Joint RD FDD – Exhibit I – State-Specific Disclosures

Minn. Stat. § 80C.17, Subd. 5, states that no civil action pertaining to a violation of a franchise rule or statute can be commenced more than three years after the cause of action accrues

Minn. Stat. Sec. 80C.21 and Minn. Rule 2860.4400J prohibit us from requiring litigation to be conducted outside Minnesota. In addition, nothing in this Disclosure Document or the Regional Developer Agreement can abrogate or reduce any of your rights as provided for in Minnesota Statutes, Chapter 80C, or your rights to any procedure, forum, or remedies provided for by the laws of the jurisdiction.

Minn. Rule Part 2860.4400J prohibits us from requiring you to waive your rights to a jury trial or waive your rights to any procedure, forum, or remedies provided for by the laws of the jurisdiction, or consenting to liquidated damages, termination penalties or judgment notes.

REQUIRED BY STATE OF NEW JERSEY

Liquidated damages are void if unreasonable under the totality of the circumstances, including whether a statute governs the relationship and concerns liquidated damages clauses; and the common practice in the industry.

The Joint RD FDD – Exhibit I – State-Specific Disclosures

REQUIRED BY THE STATE OF NEW YORK

Registration of this franchise by New York State does not mean that New York State recommends it or has verified the information in the Disclosure Document.

We may, if we choose, negotiate with you about items covered in the Offering Prospectus. However, we cannot use the negotiating process to prevail upon a prospective franchisee to accept terms which are less favorable than those set forth in the Offering Prospectus.

All references to “Disclosure Document” will be deemed to include the term “Offering Prospectus” as used under the General Business Law of New York.

Item 3 of the Offering Prospectus is supplemented with the following:

Except as provided in Item 3 of the Offering Prospectus, neither we nor any person identified in Item 2 of the Offering Prospectus, or an affiliate offering franchises under our principal trademark:

A.           Has an administrative, criminal or civil action pending against that person alleging: a felony; a violation of a franchise, antitrust or securities law; fraud, embezzlement, fraudulent conversion, misappropriation of property; unfair or deceptive practices or comparable civil or misdemeanor allegations.

B.           Has been convicted of a felony or pleaded nolo contendere to a felony charge or, within the ten-year period immediately preceding the application for registration, has been convicted of or pleaded nolo contendere to a misdemeanor charge or has been the subject of a civil action alleging: violation of a franchise, antifraud or securities law; fraud, embezzlement, fraudulent conversion or misappropriation of property, or unfair or deceptive practices or comparable allegations.

C.           Is subject to a currently effective injunctive or restrictive order or decree relating to the franchise, or under a federal, State or Canadian franchise, securities, antitrust, trade regulation or trade practice law, resulting from a concluded or pending action or proceeding brought by a public agency; or is subject to any currently effective order of any national securities association or national securities exchange, as defined in the Securities and Exchange Act or 1934, suspending or expelling such person from membership in such association or exchange; or is subject to a currently effective injunctive or restrictive order relating to any other business activity as a result of an action brought by a public agency or department, including, without limitation, actions affecting a license as a real estate broker or sales agent.

Item 4 of this Offering Prospectus is supplemented with the following:

Except as provided in Item 4 of the Offering Prospectus, neither we, our affiliates, nor any officer or general partner has at any time during the ten year period immediately before the date of the Offering Prospectus: (a) filed as debtor (or had filed against it) a petition to start an action under the U.S. Bankruptcy Code; (b) obtained a discharge of its debts under the bankruptcy code; or (c) was a principal officer of a company or a general partner in a partnership that either filed as a debtor (or had filed against it) a petition to start an action under the U.S. Bankruptcy Code or that obtained a discharge of its debts under the U.S. Bankruptcy Code during or within one year after our officer or general partner held this position in the company or partnership.

The Joint RD FDD – Exhibit I – State-Specific Disclosures

Under the Regional Developer Agreement, the Manuals we issue may be modified and you are bound by such modifications. However, no such modifications may impose an unreasonable economic burden on you.

Provisions of general releases are mentioned in the Offering Prospectus and specified in the Regional Developer Agreement. These releases are limited by the following: all rights enjoyed by you and any causes of action arising in your favor from the provisions of Article 33 of the General Business Law of the State of New York and the regulations issued under this law will remain in force, it being the intent that the non-waiver proviso of the General Business Law of the State of New York Sections 687.4 and 687.5 be satisfied.

We will not make any assignment of the Regional Developer Agreement except to an assignee who, in our good faith judgment, is willing and able to assume our obligations under the Regional Developer Agreement.

The choice of law of the Regional Developer Agreement should not be considered a waiver of any right conferred upon either you or us by the General Business Law of the State of New York, Article 33.

Item 17 of the Offering Prospectus, the summary column of part (d), is modified to include the following sentence:

You can also terminate the Regional Developer Agreement on any grounds available by law.

The Joint RD FDD – Exhibit I – State-Specific Disclosures

REQUIRED BY THE STATE OF NORTH DAKOTA

The Regional Developer Agreement contains a covenant not to compete which extends beyond the termination of your Regional Developer franchise. This provision may not be enforceable under North Dakota law.

Although the Regional Developer Agreement provides that the place of arbitration will be located at the office of the American Arbitration Association closest to our principal executive offices, we agree that the place of arbitration will be a location that is in close proximity to the site of your Franchised Business.

The Regional Developer Agreement requires that you consent to the jurisdiction of a court in close proximity to our principal executive offices. This provision may not be enforceable under North Dakota law because North Dakota law precludes you from consenting to jurisdiction of any court outside of North Dakota.

Although the Regional Developer Agreement provides that it will be governed by and construed in accordance with the laws of the State of Arizona, we agree that the laws of the State of North Dakota will govern the construction and interpretation of the Regional Developer Agreement.

A contractual requirement that you sign a general release may be unenforceable under the laws of North Dakota.

Although the Regional Developer Agreement requires the franchisee to consent to a waiver of trial by jury, the Commissioner has determined that a requirement requiring the waiver of a trial by jury to be unfair, unjust and inequitable within the intent of Section 51-19-09 of the North Dakota Franchise Investment Law. This provision is not enforceable in North Dakota.

Although the Regional Developer Agreement requires the franchisee to consent to a waiver of exemplary and punitive damages, the Commissioner had determined these types of provisions to be unfair, unjust and inequitable within the intent of Section 51-19-09 of the North Dakota Franchise Investment Law. This provision is not enforceable in North Dakota.

Although the Regional Developer Agreement requires the franchisee to consent to a limitation of claims period within one year, the Commissioner had determined this to be unfair, unjust and inequitable within the intent of Section 51-19-09 of the North Dakota Franchise Investment Law. The limitation of claims period is therefore governed by North Dakota law.

To the extent any provision of the Regional Developer Agreement requires you to consent to a waiver of exemplary or punitive damages, the provision will be deemed null and void.

The Joint RD FDD – Exhibit I – State-Specific Disclosures

REQUIRED BY THE STATE OF RHODE ISLAND

Even though our Regional Developer Agreement says the laws of Arizona apply, § 19-28.1-14 of the Rhode Island Franchise Investment Act provides that “A provision in a franchise agreement restricting jurisdiction or venue to a forum outside this state or requiring the application of the laws of another state is void with respect to a claim otherwise enforceable under this Act.”

REQUIRED BY THE STATE OF WASHINGTON

The state of Washington has a statute, RCW 19.100.180 which may supersede the Regional Developer Agreement in your relationship with the franchisor including the areas of termination and renewal of your franchise. There may also be court decisions which may supersede the Regional Developer Agreement in your relationship with the franchisor including the areas of termination and renewal of your franchise.

In any arbitration involving a franchise purchased in Washington, the arbitration site shall be either in the state of Washington, or in a place mutually agreed upon at the time of the arbitration, or as determined by the arbitrator.

In the event of a conflict of laws, the provisions of the Washington Franchise Investment Protection Act, Chapter 19.100 RCW shall prevail.

A release or waiver of rights executed by a franchisee shall not include rights under the Washington Franchise Investment Protection Act except when executed pursuant to a negotiated settlement after the agreement is in effect and where the parties are represented by independent counsel. Provisions such as those which unreasonably restrict or limit the statute of limitations period for claims under the Act, rights or remedies under the Act such as a right to a jury trial may not be enforceable.

Transfer fees are collectable to the extent that they reflect the franchisor’s reasonable estimated or actual costs in effecting a transfer.

These requirements must be included in an addendum to the Regional Developer Agreement you sign for the State of Washington.

The Joint RD FDD – Exhibit I – State-Specific Disclosures

exhibit J

RECEIPTS

The Joint RD FDD – Exhibit J – Receipts

RECEIPT

(Your Copy – Retain For Your Files)

This Disclosure Document summarizes certain provisions of the Regional Developer Agreement and other information in plain language. Read this Disclosure Document and all agreements carefully.

If we offer you a franchise, we must provide this Disclosure Document to you 14 calendar days before you sign a binding agreement with, or make a payment to, us or an affiliate in connection with the proposed franchise sale, or sooner if required by applicable law.

New York and Rhode Island require that we give you this Disclosure Document at the earlier of the first personal meeting or 10 business days before execution of the franchise or other agreement or the payment of any consideration that relates to the franchise relationship. Michigan, Oregon, and Washington required that we give you this Disclosure Document at least 10 business days before the execution of any binding franchise agreement or other agreement or the payment of any consideration, whichever occurs first.

If we do not deliver this Disclosure Document on time, or if it contains a false or misleading statement, or a material omission, a violation of federal law and state law may have occurred and should be reported to the Federal Trade Commission, Washington, D.C. 20580 and the applicable state agency listed in Exhibit A.

The franchisor is The Joint Corp., located at 9383 East Bahia Drive, Suite 100, Scottsdale, Arizona 85260. Its telephone number is (480) 245-5960.

The following broker(s) will represent us in connection with the sale of our franchises: ____________________________________ (Name) at_________________________________ (Principal Address) and _____________________ (Telephone Number).

Date of Issuance: May 1, 2013

See Exhibit A for our registered agents authorized to receive service of process.

I have received a Franchise Disclosure Document dated ______________. This Disclosure Document included the following Exhibits:

A.	State Administrators /Agents for Service of Process
B.	Regional Developer Agreement and Related Agreements
C.	Table of Contents of Manuals
D.	Financial Statements
E.	Confidentiality/Non-Disclosure Agreement
F.	List of Regional Developers
G.	General Release Agreement
H.	Transfer Agreement
I.	State-Specific Disclosures
J.	Receipts

Date	Signature of Prospective Regional Developer

Print Name:

You may return the signed receipt either by signing, dating, and mailing it to us at The Joint Corp., located at 9383 East Bahia Drive, Suite 100, Scottsdale, Arizona 85260, or by faxing a copy of the signed and dated receipt to us at (480) 513-7989.

The Joint RD FDD – Exhibit J – Receipts

RECEIPT

(Our Copy – Sign, Date And Return To Us)

This Disclosure Document summarizes certain provisions of the Regional Developer Agreement and other information in plain language. Read this Disclosure Document and all agreements carefully.

If we offer you a franchise, we must provide this Disclosure Document to you 14 calendar days before you sign a binding agreement with, or make a payment to, us or an affiliate in connection with the proposed franchise sale, or sooner if required by applicable law.

New York and Rhode Island require that we give you this Disclosure Document at the earlier of the first personal meeting or 10 business days before execution of the franchise or other agreement or the payment of any consideration that relates to the franchise relationship. Michigan, Oregon, and Washington required that we give you this Disclosure Document at least 10 business days before the execution of any binding franchise agreement or other agreement or the payment of any consideration, whichever occurs first.

If we do not deliver this Disclosure Document on time, or if it contains a false or misleading statement, or a material omission, a violation of federal law and state law may have occurred and should be reported to the Federal Trade Commission, Washington, D.C. 20580 and the applicable state agency listed in Exhibit A.

The franchisor is The Joint Corp., located at 9383 East Bahia Drive, Suite 100, Scottsdale, Arizona 85260. Its telephone number is (480) 245-5960.

The following broker(s) will represent us in connection with the sale of our franchises: ____________________________________ (Name) at                                               (Principal Address) and                                   (Telephone Number).

Date of Issuance: May 1, 2013

See Exhibit A for our registered agents authorized to receive service of process.

I have received a Franchise Disclosure Document dated ______________. This Disclosure Document included the following Exhibits:

A.	State Administrators /Agents for Service of Process
B.	Regional Developer Agreement and Related Agreements
C.	Table of Contents of Manuals
D.	Financial Statements
E.	Confidentiality/Non-Disclosure Agreement
F.	List of Regional Developers
G.	General Release Agreement
H.	Transfer Agreement
I.	State-Specific Disclosures
J.	Receipts

Date	Signature of Prospective Regional Developer

Print Name:

You may return the signed receipt either by signing, dating, and mailing it to us at The Joint Corp., located at 9383 East Bahia Drive, Suite 100, Scottsdale, Arizona 85260, or by faxing a copy of the signed and dated receipt to us at (480) 513-7989.

The Joint RD FDD – Exhibit J – Receipts